UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under § 240.14a-12

FRP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

April 12, 2018

Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of FRP Holdings, Inc. (“FRP”) to be held on May 14, 2018 at 10:00 a.m., local time, at The River Club on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

On March 22, 2018, FRP and certain of its subsidiaries (collectively, “Seller”) entered into an agreement of purchase and sale (the “Sale Agreement”) with BRE Foxtrot Parent LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which FRP will sell substantially all of the assets of its asset management segment (the “Sale Transaction”).

The Sale Transaction may constitute the sale of substantially all of FRP’s property and assets under Section 607.1202 of the Florida Business Corporation Act (“FBCA”) and we are therefore seeking the approval of the Sale Transaction by FRP’s shareholders. The board of directors of FRP has approved the Sale Agreement and the transactions contemplated thereby.

We are soliciting proxies for use at the annual meeting of FRP’s shareholders to consider and vote upon proposals to (i) approve the Sale Agreement, pursuant to which FRP and Seller agreed to sell a portfolio of assets consisting of 41 warehouse properties and three additional land parcels to Purchaser (the “Asset Sale Proposal”), (ii) approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the sale transaction, including the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Sale-Related Compensation Proposal”), (iii) adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Asset Sale Proposal (the “Adjournment Proposal”), (iv) elect the five director nominees listed in the proxy statement for a one-year term (the “Director Election Proposal”), (v) ratify the audit committee’s selection of the independent auditor (the “Auditor Proposal”), and (vi) approve, on an advisory basis, the executive compensation of our named executive officers (the “Compensation Proposal”). Our board of directors recommends that you vote “FOR” each of the foregoing proposals.

Your vote is very important. The approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter. The approval of the Sale-Related Compensation Proposal (on a non-binding, advisory basis), the Adjournment Proposal, the Auditor Proposal and the Compensation Proposal each requires approval by a majority of FRP common stock votes cast on the matter at the annual meeting. The outcome of the Director Election Proposal will be determined by a plurality of the votes cast at the annual meeting. The Sale Transaction cannot be consummated without shareholder approval of the Asset Sale Proposal. Whether or not you plan to attend the annual meeting, please vote your shares through the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to make sure that your shares of FRP common stock are represented at the annual meeting. If you hold your shares in “street name” you should instruct your broker how to vote in accordance with your voting instruction card. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, on the Asset Sale Proposal, it will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal.

The accompanying proxy statement provides you with detailed and important information about the Sale Transaction, the annual meeting and the other business to be considered by FRP’s shareholders. We encourage you to read the entire proxy statement and the Sale Agreement carefully. In particular, please review the matters referred to under the “Risk Factors” starting on page 23 for a discussion of the risks related to the Sale Transaction and the business of FRP. A copy of the Sale Agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about FRP from documents we have filed with the U.S. Securities and Exchange Commission.

On behalf of your board of directors, we thank you for your continued support.

Very truly yours,

John D. Baker, II
Executive Chairman

This proxy statement is dated April 12, 2018 and is first being mailed to shareholders on or about April 12, 2018.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2018

The annual meeting of the shareholders of FRP Holdings, Inc. (“FRP”) will be held on May 14, 2018 at 10:00 a.m. local time at The River Club on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202, for the following purposes:

1.	To approve the agreement of purchase and sale (the “Sale Agreement”), dated as of March 22, 2018, by and among FRP, certain of its subsidiaries (collectively, “Seller”) and BRE Foxtrot Parent LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which FRP and Seller agreed to sell to Purchaser its portfolio of 41 warehouse properties and three additional land parcels to Purchaser, subject to the terms and conditions of the Sale Agreement (the “Asset Sale Proposal”);

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the transactions contemplated by the Sale Agreement, including the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Sale-Related Compensation Proposal”);

3.	To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Asset Sale Proposal (the “Adjournment Proposal”);

4.	To elect the five director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

5.	To ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”); and

6.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”).

The board of directors of FRP has determined that the Sale Agreement and the transactions contemplated thereby, including the Sale Transaction, are advisable, fair to and in the best interests of FRP and its shareholders, has authorized, adopted, and approved the Sale Agreement and the transactions contemplated thereby, including the Sale Transaction, and recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Sale-Related Compensation Proposal, “FOR” the Adjournment Proposal, “FOR” the election of the five nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal, and “FOR” the

Compensation Proposal. We urge you to read this material carefully. A copy of the Sale Agreement is attached as Annex A to the proxy statement.

Our board of directors has fixed the close of business on April 11, 2018 as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting or any postponement or adjournment thereof. Only holders of record of shares of FRP common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments thereof. At the close of business on the record date, FRP had 10,014,667 shares of common stock outstanding and entitled to vote.

The approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter. The approval, on a non-binding, advisory basis, of the Sale-Related Compensation Proposal, the Adjournment Proposal, the Auditor Proposal and the Compensation Proposal each require approval of a majority of the votes cast at the annual meeting. The Sale Transaction cannot be consummated without shareholder approval of the Asset Sale Proposal. The outcome of the Director Election Proposal will be determined by a plurality of the votes cast at the annual meeting. If you fail vote by proxy or in person, or fail to instruct your broker on how to vote, on the Asset Sale Proposal it will have the same effect as a vote “AGAINST” the approval of the Asset Sale Proposal.

Whether you own few shares or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. If you do not attend the meeting and vote in person, you may authorize a proxy to vote your shares by using the Internet or a toll-free telephone number. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you have any questions about these directions, please call our proxy solicitor, Georgeson LLC, at (888) 549-6618. If you prefer, you may authorize a proxy to vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy, by delivering a written notice of revocation to our Secretary, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person. Your prompt cooperation will be greatly appreciated. Everyone attending the annual meeting may be required to present valid picture identification, such as a driver’s license or passport, as more fully described elsewhere in this proxy statement.

Your vote is very important. This proxy statement provides you with detailed information about the Sale Transaction and the Proposals. We encourage you to read the accompanying proxy statement carefully and in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the annual meeting. If you have questions about the foregoing proposals or would like additional copies of the proxy statement, please contact: FRP Holdings, Inc., Attention: John D. Milton, Jr., Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202 (telephone: (904) 858-9100).

All FRP shareholders are cordially invited to attend the annual meeting in person.

By Order of the Board of Directors,

John D. Milton, Jr.
Executive Vice President, Chief Financial Officer and Secretary

April 12, 2018

IMPORTANT: If you hold shares of FRP common stock through an account with a broker, dealer, bank or other nominee please follow the instructions you receive from them to vote your shares.

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PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (which we refer to in this proxy statement as the “FRP Board”) of FRP Holdings, Inc. (which we refer to in this proxy statement as “FRP” or the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to FRP. This proxy statement is dated April 12, 2018 and is first being mailed to shareholders on or about April 12, 2018.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Sale Transaction or any other matter described in this proxy statement. We urge you to carefully read this proxy statement, as well as the documents attached hereto, referred to or incorporated by reference into this proxy statement, to fully understand the Sale Transaction and the Proposals. In particular, you should read the Sale Agreement, which is described elsewhere in this proxy statement and is attached hereto as Annex A. For a list of documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find Additional Information” beginning on page 110.

Parties to the Sale Transaction

FRP Holdings, Inc.

FRP Holdings, Inc (“FRP”) is a holding company engaged in various real estate businesses. The segments of FRP’s business include: (i) leasing and management of warehouse and office buildings owned by FRP (the “Asset Management Segment”), (ii) leasing and management of mining royalty land owned by the Company (the “Mining Royalty Lands Segment”), (iii) real property acquisition, entitlement, development and construction primarily for warehouse and office buildings (the “Land Development and Construction Segment”), and (iv) leasing and management of a residential apartment building (the “Riverfront on the Anacostia Segment”).

FRP was incorporated on April 22, 2014 in connection with a corporate reorganization that preceded the spin-off of Patriot Transportation Holding, Inc. (“Patriot”). FRP’s predecessor issuer was formed in 1988. The business of FRP is conducted through our wholly-owned subsidiaries FRP Maryland, Inc., a Maryland corporation, FRP Development Corp., a Maryland corporation and Florida Rock Properties, Inc., a Florida corporation, and their various subsidiaries.

Purchaser

BRE Foxtrot Parent LLC (“Purchaser”) is a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners VIII L.P. Purchaser was formed solely for the purpose of acquiring the Properties and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Sale Agreement. Blackstone Real Estate Partners VIII L.P. is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $115 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the US, Europe, Asia and Latin America.

Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics) and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust.

The Sale Transaction (See page 38 )

On March 22, 2018, FRP, and certain of its subsidiaries (collectively, “Seller”) entered into an agreement of purchase and sale (the “Sale Agreement”) with Purchaser, pursuant to which FRP and Seller agreed to sell to Purchaser its portfolio of 41 warehouse properties and three additional land parcels (summarized in the table below) (each, a “Property” and collectively, the “Properties”) for a purchase price, subject to adjustment, of $358.9 million (the “Sale Transaction”), subject to the terms and conditions of the Sale Agreement. The closing of the sale and purchase of the Properties shall take place on the later of (i) sixty (60) days after entering into the Sale Agreement and (ii) three (3) business days after the date on which the Shareholder Approval is obtained, subject to the terms and conditions of the Sale Agreement.

Following the completion of the Sale Transaction, FRP will continue to own the assets in its Riverfront on the Anacostia Segment and the Mining Royalty Lands Segments, its other Anacostia properties, its Brooksville and Windlass office park joint venture interests, three office buildings, four land parcels in business parks and its large parcel in Hampstead, Maryland (the “Retained Business”). FRP will maintain the same corporate functions, the same board of directors and a majority of the same senior executives as it had prior to the completion of the Sale Transaction.

For additional information (including a full list of the Properties), see the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction” beginning on page 38 . A copy of the Sale Agreement is attached as Annex A to this proxy statement. FRP encourages you to carefully read the Sale Agreement in its entirety because it is the principal document governing the Sale Transaction.

Reasons for the Sale Transaction (See page 35 )

FRP’s board of directors considered a number of factors before deciding to enter into the Sale Agreement, including the price to be paid by Purchaser for the Properties, the prospects for the Properties and the prospects for the Retained Business, the potential strategic alternatives to the Sale Transaction, the opinion of Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), FRP’s financial advisor, and the terms and conditions of the Sale Agreement. For additional information, see the section entitled “Proposal No. 1: The Sale Proposal—Recommendation of the FRP Board and its Reasons for the Sale Transaction” beginning on page 35.

Use of Proceeds and Activities of FRP Following the Sale Transaction (See page 57 )

The proceeds from the Sale Transaction will be received by FRP and not by its shareholders. FRP will use a portion of the proceeds to pay for transaction costs associated with the Sale Transaction, to pay off at closing of the Sale Transaction all indebtedness encumbering the Properties and for general working capital purposes. At present, FRP also plans to reinvest a portion of the proceeds into its other business segments, possibly in tax deferred like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Following the Sale Transaction, FRP will continue to be a public company operating under the name FRP Holdings, Inc., and immediately after the consummation of the Sale Transaction all of FRP’s revenues will be generated by its Retained Businesses. For additional information, see the sections entitled “Proposal No.

1: The Asset Sale Proposal—Overview of the Sale Transaction—Activities of FRP Following the Sale Transaction” beginning on page 57 and “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 71 .

The Annual Meeting (See page 27)

The annual meeting will be held on May 14, 2018 at 10:00 a.m. local time at The River Club on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

At the annual meeting, holders of FRP common stock as of the record date will be asked to consider and vote upon:

●	the proposal to approve the Sale Agreement, pursuant to which FRP and Seller agreed to sell to Purchaser the Properties, subject to the terms and conditions of the Sale Agreement (the “Asset Sale Proposal”);

●	the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers, in connection with the transactions contemplated by the Sale Agreement, including the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Sale-Related Compensation Proposal”);

●	the proposal to approve an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Asset Sale Proposal (the “Adjournment Proposal”);

●	the proposal to approve to elect the five director nominees listed in the accompanying proxy statement for a one-year term (the “Director Election Proposal”);

●	the proposal to approve to ratify the audit committee’s selection of the Company’s independent registered public accounting firm (the “Auditor Proposal”); and

●	the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Compensation Proposal”).

Required Vote (See page 27)

The Asset Sale Proposal: This proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes “AGAINST” the Asset Sale Proposal.

The Sale-Related Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Sale-Related Compensation Proposal.

The Adjournment Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Adjournment Proposal.

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Asset Sale Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal but will have no effect on the other Proposals.

Record Date (See page 28 )

The record date for the determination of holders of FRP common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on April 11, 2018. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. At the close of business on the record date, FRP had 10,014,667 shares of common stock outstanding and entitled to vote.

Quorum (See page 28)

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Recommendation of FRP’s Board of Directors (See page 27)

The FRP Board has determined that the Sale Agreement and the transactions contemplated thereby, including the Sale Transaction, are advisable, fair to and in the best interests of FRP and its shareholders, has authorized, adopted, and approved the Sale Agreement and the transactions contemplated thereby, including the Sale Transaction, and recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Sale-Related Compensation Proposal, “FOR” the Adjournment Proposal, “FOR” the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal.

One member of the FRP Board, William H. Walton III, abstained from voting on the Sale Transaction due to a potential conflict of interest.

The Asset Sale Proposal, the Sale-Related Compensation Proposal, the Adjournment Proposal, the Director Election Proposal, the Auditor Proposal and the Compensation Proposal are collectively referred to herein as the “Proposals”.

For a discussion of the factors that the FRP Board considered in deciding to recommend the approval of the Asset Sale Proposal, see the sections entitled “Proposal No. 1: The Asset Sale Proposal—Recommendation of the FRP Board and its Reasons for the Sale Transaction” beginning on page 35 and “—Recommendation of the FRP Board; Required Vote” beginning on page 38.

Support Agreement (See page 69)

Concurrently with the execution of the Sale Agreement, certain Baker family members and entities (the “Baker Shareholders”) entered into a voting and support agreement (the “Support Agreement”) with Purchaser, pursuant to which the Baker Shareholders agreed to vote all of their shares of FRP common stock (representing approximately 32.39% of the outstanding shares of FRP common stock as of March 22, 2018) in favor of, among other things, the adoption of the Sale Agreement and approval of the transactions contemplated thereby. The Support Agreement is attached as Annex B to this proxy statement. For further information in relation to the Support Agreement see “The Sale Transaction—The Support Agreement” on page 69.

Opinion of Houlihan Lokey Capital, Inc. (See page 58)

On March 20, 2018, Houlihan Lokey verbally rendered its opinion to the FRP Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the FRP Board dated March 20, 2018), as to, as of such date, the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement.

Houlihan Lokey’s opinion was directed to the FRP Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement and did not address any other aspect or implication of the Sale Transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the FRP Board, any security holder of FRP or any other person as to how to act or vote with respect to any matter relating to the Sale Transaction.

Risk Factors (See page 23)

In evaluating the Sale Transaction, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 23 of this proxy statement.

Interests of the FRP Directors, Executive Officers and Affiliated Entities in the Sale Transaction (See page 66)

In considering FRP Board’s recommendation that you vote “FOR” the approval of the Asset Sale Proposal, you should be aware that certain of our directors, executive officers and affiliated entities may have interests in the Sale Transaction. The FRP Board was aware of these interests and considered them in its decision to approve the Sale Agreement, including the Sale Transaction. See “Proposal One: The Asset Sale Proposal—Interests of Certain Persons in the Sale Transaction” beginning on page 66 of this proxy statement.

Conditions to the Completion of the Sale Transaction (See page 53)

FRP expects to complete the Sale Transaction as soon as possible following the approval of the Asset Sale Proposal at the annual meeting. The parties’ obligations to effect the Sale Transaction are subject to the satisfaction or, to the extent permitted, waiver of various conditions, including, among others, the following:

●	the approval by FRP’s shareholders of the Asset Sale Proposal (the “Shareholder Approval”);

●	no order or injunction nor any statute, rule, regulation or executive order being in effect which restrains or prohibits the Sale Transaction;

●	no action, suit or other proceeding being pending which seeks to prohibit the Sale Transaction;

●	Purchaser having timely received certain estoppel letters with respect to the Properties;

●	fee simple title to the properties being vested in Seller, subject only to certain permitted exceptions, and the title company being irrevocably and unconditionally committed to issue title insurance policies to Purchaser at the closing, subject only to such permitted exceptions, in an amount equal to the applicable allocated purchase price of each individual Property;

●	FRP, Seller and Purchaser have performed or complied in all material respects with each obligation and covenant under the Sale Agreement to be performed or complied with prior to or at the closing date by such party; and

●	each of the representations and warranties made by FRP, Seller and Purchaser in the Sale Agreement shall be true and correct in all material respects when made and on and as of the closing date as though such representations and warranties were made on and as of the closing date.

For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Conditions to the Completion of the Sale Transaction” beginning on page 53.

No Solicitation of Transactions (See page 50)

Under the terms of the Sale Agreement, FRP and its subsidiaries are subject to restrictions on their ability to solicit any “acquisition proposal” (as defined in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Preparation of Proxy Statement; FRP Shareholder Meeting”), including, FRP’s ability to, directly or indirectly:

●	solicit, initiate or knowingly encourage or facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

●	enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Purchaser or its representatives any non-public information or data in the furtherance of an acquisition proposal;

●	approve, recommend, declare advisable or enter into an “alternative acquisition agreement” (as defined in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—No Solicitation”); or

●	agree to or propose publicly to do any of the foregoing.

Subject to the terms and conditions of the Sale Agreement, FRP may furnish non-public information to, and participate in negotiations with, a third party if it receives an unsolicited written acquisition proposal from a third party after the date of the Sale Agreement and prior to obtaining Shareholder Approval, that the FRP Board believes in good faith to be bona fide and that was not the result of a violation of its non-solicitation obligations summarized above described in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—No Solicitation of Transactions”, and, after consultation with its outside legal counsel and financial advisor, the FRP Board determines in good faith that such acquisition proposal constitutes, or would reasonably be expected to lead to, a “superior proposal” (as defined in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—No Solicitation of Transactions”. Under certain circumstances and after following certain procedures and adhering to certain restrictions, FRP is permitted to terminate the Sale Agreement, prior to obtaining Shareholder Approval, if the FRP Board enters into an alternative acquisition agreement with respect to a superior proposal (it being understood that such termination will not be effective and FRP will not enter into any such agreement unless it pays the $22,500,000 termination fee (as described below) concurrently with such termination).

Purchase Options

Several of the Properties are subject to certain rights of first refusal, rights of first offer, purchase options or similar rights relating to such Property in favor of the tenants (each, an “Option”). Should any counterparty to an Option exercise its right to purchase the applicable Property (an “Excluded Option Property”), Seller must notify Purchaser of the same, in which event the Sale Agreement will terminate as to only such Excluded Option Property. Notwithstanding the foregoing, at any time after entering into the Sale Agreement and prior to the date twelve (12) months after the closing date, if such tenant subsequently defaults on its obligation to purchase such Excluded Option Property or such Excluded Option Property otherwise becomes available for sale, Purchaser will have the right to cause the Seller to sell such Excluded Option Property to Purchaser.

Title and Survey Matters

On or prior to the execution of the Sale Agreement, Purchaser has received a preliminary title commitment and initial survey with respect to each of the Properties. Seller shall be obligated to cure, remove or cause to be insured over at its expense all non-permitted exceptions in such preliminary title commitments and initial surveys in accordance with the agreed upon “resolution” actions. With respect to any updates to the preliminary title commitments and initial surveys received after the date of the Sale Agreement and prior to the closing the Sale Transaction, Purchaser may notify Seller in writing of any matters reflected in such updated reports that were not reflected on the preliminary title commitments or initial surveys and which do not constitute permitted exceptions under the Sale Agreement (“Title Defect”). If Seller fails to cure or elects not to cure any such Title Defect set forth in a notice of Title Defect and otherwise is unable to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions, Purchaser may elect, either to (i) terminate the Sale Agreement or (ii) waive such Title Defect. Notwithstanding the foregoing, Seller is obligated at closing to cause the release or discharge of (i) any voluntary encumbrance created by Seller after the date of the Sale Agreement, (ii) the existing financings encumbering the Properties, and (iii) other monetary liens encumbering the Properties (subject to a maximum of $2,000,000 in the aggregate).

Condemnation and Casualty

If, prior to the closing date of the Sale Transaction, all or any portion of the Properties are (i) destroyed or damaged by fire or other casualty or (ii) taken, or threatened to be taken, as a result of any condemnation, eminent domain or similar proceedings, Seller shall promptly notify Purchaser and, at closing, Seller will credit against the purchase price payable by Purchaser at the closing an amount equal to the net proceeds, if any, actually received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under insurance coverage maintained by Seller or its affiliates. If as of the closing, Seller has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate the Sale Transaction (with a credit for (i) any deductible under such insurance and (ii) any uninsured loss) and Seller will at closing assign to Purchaser all rights of Seller, if any, to the insurance or condemnation proceeds and to all other related rights.

Notwithstanding the foregoing, (a) if any individual Property or any portion thereof shall be (i) damaged or destroyed by a “Material Casualty” or (ii) subject to a “Material Condemnation” (each as defined in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Condemnation and Casualty” beginning on page 48), Purchaser shall have the right, exercised by written notice to Seller, to terminate the Sale Agreement as to only such affected Property and (b) if any Property or any portion thereof shall be (i) damaged or destroyed by one or more casualties and/or (ii) taken, or threatened to be taken, as a result of one or more condemnation, eminent domain or similar proceedings, and the cost of repair (with respect to any such casualties) and the value of the applicable portion of the Properties (with respect to any such condemnations, eminent domain or similar proceedings) exceeds, in the aggregate, seven and one-half percent (7.5%) of the purchase price, Purchaser shall have the right, exercised by written notice to Seller, to terminate the Sale Agreement.

Termination of the Sale Agreement (See page 54)

The Sale Agreement may be terminated prior to closing of the Sale Transaction:

●	by the mutual written consent of FRP, Seller and Purchaser;

●	by Purchaser, if:

●	any of the conditions precedent to Purchaser’s obligations to close (including obtaining the Shareholder Approval) have not been satisfied or waived by Purchaser on or prior to the closing date;

●	there is a material breach or default by Seller in the performance of their obligations under the Sale Agreement;

●	the Shareholder Approval is not obtained before August 19, 2018 (the “Outside Closing Date”);

●	Seller fails to cure or elects not to cure any Title Defect and otherwise is unable to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions (as further described in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Title and Survey Matters” beginning on page 47);

●	if the aggregate effect of any casualties and/or condemnation proceedings surpass the specified thresholds (as further described in the section entitled “Proposal No.

1: The Asset Sale Proposal—Overview of the Sale Transaction—Condemnation and Casualty” beginning on page 48); or

●	prior to FRP obtaining the Shareholder Approval, (i) the FRP Board changes its recommendation with respect to the Asset Sale Proposal; (ii) FRP fails to include its recommendation with respect to such proposals in this proxy statement; (iii) the FRP Board approves, endorses or recommends any alternative acquisition proposal; (iv) the FRP Board fails to reaffirm its recommendation with respect to the Asset Sale Proposal within 10 business days after the date any alternative acquisition proposal is first publicly disclosed; (v) the FRP Board changes its recommendation with respect to the Asset Sale Proposal or approves or recommends any alternative acquisition proposal; or (vi) FRP materially breaches its no-solicitation obligations.

●	by Seller if:

●	any of the conditions precedent to Seller’s obligations to close (including obtaining the Shareholder Approval) have not been satisfied or waived by Seller on or prior to the closing date;

●	there is a material breach or default by Purchaser to pay the purchase price and purchase the Properties on the closing date; or

●	the FRP Board determines to enter into a definitive agreement with respect to a superior proposal.

The Sale Agreement may be terminated solely with respect to an individual Property prior to closing of the Sale Transaction by Purchaser if:

●	certain tenants allege a specified default by the Seller on their tenant estoppel with respect to an individual Property;

●	any individual Property or any portion is damaged or destroyed by a Material Casualty or subject to a Material Condemnation; or

●	any counterparty to an Option exercises its right to purchase any individual Property.

Escrow Deposit

Purchaser has deposited $14,356,000 with an escrow agent (the “Earnest Money”). The Earnest Money is to be applied at closing against payment of the purchase price and is non-refundable to Purchaser except as expressly provided in the Sale Agreement.

The Sale Agreement provides that the Earnest Money shall be returned to Purchaser if: (i) Purchaser terminates the Sale Agreement due to failure to obtain the Shareholder Approval before the Outside Closing Date, (ii) Purchaser terminates the Sale Agreement due to Seller’s failure to cure (or election not to cure) any Title Defect or the Seller’s inability otherwise to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions, (iii) Purchaser terminates the Sale Agreement due to (a) any of the conditions precedent to Purchaser’s obligations not being satisfied or waived by Purchaser or (b) a material breach or default by Seller in the performance of its obligations under the Sale Agreement or (iv)

Seller terminates the Sale Agreement because any of the conditions precedent to Seller’s obligations have not been satisfied or waived by Seller on or prior to the closing. Additionally, the Sale Agreement provides that the applicable portion of the Earnest Money allocated to any individual Property shall be returned to Purchaser if Purchaser terminates the Sale Agreement solely with respect to an individual Property due to (i) certain tenants alleging a specified default by Seller on their tenant estoppel with respect to an individual Property, (ii) any individual Property or any portion thereof being damaged or destroyed by a Material Casualty or subject to a Material Condemnation, (iii) any counterparty to an Option exercising its right to purchase any individual Property or (iv) with respect to the individual Property located at 1901 62nd Street, Baltimore, Maryland 21237, if the applicable Seller does not enter into the contemplated lease amendment with Architectural Ceramics, Inc.

The Sale Agreement provides that the Earnest Money shall be disbursed to Seller if Seller terminates the Sale Agreement due to a material breach or default by Purchaser to pay the purchase price and purchase the Properties under the Sale Agreement on the closing date.

Reimbursement of Out-Of-Pocket Costs

Seller must pay to Purchaser an amount equal to all out-of-pocket costs and expenses incurred by Purchaser and its affiliates in connection with the transactions contemplated by the Sale Agreement (i) in the event that the Shareholder Approval is not obtained before the Outside Closing Date, (ii) if Purchaser elects to terminate the Sale Agreement due to a failure to obtain Shareholder Approval, (iii) if Purchaser elects to terminate the Sale Agreement due to a material breach or default by Seller in the performance of its obligations under the Sale Agreement or (iv) if the Sale Agreement is terminated and the termination fee is payable as described in “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Termination Fee Payable by FRP” beginning on page 56.

Termination Fee Payable by FRP (See page 56)

The Sale Agreement provides that FRP will be required to pay Purchaser, in the event the Sale Agreement is terminated under specified circumstances, a termination fee of $22,500,000. For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Termination Fee Payable by FRP” beginning on page 56.

Indemnification by FRP (See page 42)

Subject to the terms and conditions of the Sale Agreement (including the limitations on survival and liability set forth in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction— Limitations on Seller’s and FRP’s Indemnity Obligations” beginning on page 42, as applicable), Seller is obligated to indemnify and hold harmless Purchaser and its affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing from and after the closing of the Sale Transaction (i) for a period of twelve (12) months, from and against any losses which may be incurred or suffered by any of them arising out of, or resulting from: (a) any breach of any representation or warranty of Seller or FRP contained in the Sale Agreement or in any related closing documents; (b) any breach of any covenant of Seller or FRP contained in the Sale Agreement or in any related closing documents that expressly survives the closing; and (c) third party claims arising prior to closing relating to the Properties (even if such claim is asserted on or after the closing) and (ii) with respect to all liabilities and obligations relating to any employee (and such employee’s employment and termination thereof), employee benefit plan, or employment practice.

FRP has agreed, if the closing occurs, to fulfill the post-closing payment obligations of Seller in accordance with the terms of the Sale Agreement and to the extent such obligations are not timely fulfilled by Seller, in each case subject to the same limitations on survival and liability set forth in the Sale Agreement.

For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Indemnification by Seller and FRP” beginning on page 42.

Material U.S. Federal Income Tax Consequences (See page 57)

The proposed Sale Transaction is entirely a corporate action undertaken by FRP. FRP’s U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale Transaction. For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale Transaction” beginning on page 57.

No Dissenters’ Rights (See page 58)

Under the Florida Business Corporation Act (the “FBCA”), appraisal or dissenters’ rights are not available to any shareholder in connection with the Sale Transaction, regardless of whether such shareholder votes for or against the approval of the Asset Sale Proposal, because FRP’s shares of common stock are traded on a national securities exchange.

Regulatory Matters (See page 58 )

Other than in connection with the filing of this proxy statement with the U.S. Securities and Exchange Commission (which we refer to in this proxy statement as the “SEC”) and any requirements under Florida law, FRP is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Sale Transaction.

QUESTIONS AND ANSWERS ABOUT THE SALE TRANSACTION AND ANNUAL MEETING

The following are some questions that you, as a shareholder of FRP, may have regarding the Sale Transaction and the annual meeting, together with brief answers to those questions. FRP urges you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to or incorporated by reference in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Sale Transaction and the annual meeting.

The Annual Meeting

Q.	When and where will the annual meeting take place?

A.	The annual meeting of FRP shareholders will be held on May 14, 2018 at 10:00 a.m. local time at The River Club on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

Q.	What is the purpose of the annual meeting and what will I be voting on at the annual meeting?

A.	The purpose of the annual meeting is to consider and vote on six proposals:

The Asset Sale Proposal: The FRP Board has determined that the transactions contemplated by the Sale Agreement, including the Sale Transaction, are advisable, fair to and in the best interests of FRP shareholders and has authorized and approved the Sale Agreement and the Sale Transaction. The Sale Transaction cannot be consummated without the approval of the Asset Sale Proposal.

The Sale-Related Compensation Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the transactions contemplated by the Sale Agreement, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

The Adjournment Proposal: The FRP Board has determined that it is in best interests of FRP and its shareholders to provide for the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the Asset Sale Proposal.

The Director Election Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to elect John D. Baker II, Charles E. Commander III, H. W. Shad III, Martin E. Stein, Jr. and William H. Walton III, to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The Auditor Proposal: The FRP Board has determined that it is in the best interests of FRP and its shareholders for the shareholders to ratify the audit committee’s selection of Hancock Askew & Co., LLP to serve as FRP’s independent auditor for fiscal year 2018.

The Compensation Proposal: The FRP Board has determined that it is in the best interests of FRP shareholders to approve, on a non-binding, advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2017.

FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Sale Transaction

Q.	What is the Sale Transaction?

A.	The Sale Agreement contemplates that certain of FRP’s subsidiaries will sell the Properties to Purchaser for a purchase price of $358.9 million (subject to adjustments). The Properties consist of 41 warehouse properties and three additional land parcels. A complete copy of the Sale Agreement is attached to this proxy statement as Annex A.

Q.	Why is FRP proposing to effect the Sale Transaction?

A.	The FRP Board considered a number of factors before deciding to enter into the Sale Agreement, including long-term business strategy, the price to be paid by Purchaser for the Properties, the strategic and financial benefits to FRP resulting from the Sale Transaction, the future business prospects of each of its business segments, the tax impact of the Sale Transaction and the terms and conditions of the Sale Agreement. For additional information, see the sections entitled “Proposal No. 1: The Asset Sale Proposal—Recommendation of the FRP Board and its Reasons for the Sale Transaction” beginning on page 35 and “—Recommendation of the FRP Board; Required Vote” beginning on page 38.

Q.	Why am I receiving these materials?

A.	The Sale Transaction may constitute the sale of substantially all of the property and assets of FRP under Section 607.1202 of the FBCA and we are therefore seeking the approval of the Sale Transaction by FRP’s shareholders. FRP is sending these materials to you to help you decide how to vote your shares of FRP common stock with respect to the proposed Sale Transaction and the other matters to be considered at the annual meeting. This proxy statement contains important information about the Sale Transaction, the annual meeting and the other proposals, and you should read it carefully.

Q.	How would the proceeds from the Sale Transaction be used?

A.	The proceeds from the Sale Transaction will be received by FRP and not by its shareholders. FRP will use a portion of the proceeds to pay for transaction costs associated with the Sale Transaction, to pay off at closing all indebtedness encumbering the Properties and for general working capital purposes. At present, FRP also plans to reinvest a portion of the proceeds into its other business segments, possibly in tax deferred like-kind exchanges under Section 1031 of the Internal Revenue Code. If FRP is unable to identify sufficient reinvestment opportunities, FRP may also in the future use the proceeds to repurchase shares of its common stock or to pay dividends to its shareholders.

Q.	How will FRP shareholders be affected by the Sale Transaction and how will the Sale Transaction affect FRP’s Retained Business?

A.

The Sale Transaction will have no effect on the number of shares or the attributes of shares of FRP common stock held by FRP’s shareholders. However, FRP’s business will undergo significant changes in connection with the Sale Transaction. After the Sale Transaction, FRP’s Retained Business will consist of its Mining Royalty Lands Segment, the Riverfront on the Anacostia Segment, the Land Development and Construction Segment (which includes the remaining

Anacostia property owned by FRP as well as four lots in business parks and FRP’s Hampstead, Maryland property) and three office buildings that remain in the Asset Management Segment.

Q.	Are there any risks associated with the Sale Transaction?

A.	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 23, which presents risks and uncertainties related to the Sale Transaction, the Properties and the operations of the Retained Business by FRP following the completion of the Sale Transaction or in the event the Sale Agreement is terminated prior to completion of the Sale Transaction.

Q.	What shareholder approval is required to complete the Sale Transaction?

A.	As a condition to the completion of the Sale Transaction, FRP’s shareholders must approve the Asset Sale Proposal, which requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. The Sale Transaction is not contingent upon approval of the other Proposals by FRP’s shareholders.

In addition to the approval of the Asset Sale Proposal by the FRP shareholders, each of the other conditions to the completion of the Sale Transaction contained in the Sale Agreement must be satisfied or waived. For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Conditions to the Completion of the Sale Transaction” beginning on page 53.

Q.	Are there any other proposals to be considered and approved at the annual meeting?

A.	Yes. In addition to the Asset Sale Proposal, FRP is asking its shareholders to elect the five director nominees named in this proxy statement to serve for a one-year term. FRP is also asking its shareholders to approve the Sale-Related Compensation Proposal (on a non-binding, advisory basis), the Adjournment Proposal, the Auditor Proposal and the Compensation Proposal, each of which requires the approval by a majority of the votes cast at the annual meeting.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve the Sale-Related Compensation Proposal and what will happen if such proposal is not approved at the annual meeting?

A.	In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), FRP is providing its shareholders with the opportunity to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the Sale Transaction, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

Approval of the Sale-Related Compensation Proposal is not a condition to the completion of the Sale Transaction. This non-binding proposal is merely an advisory vote and will not be binding on FRP, the FRP Board or Purchaser. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Sale Transaction is completed, certain of our named executive officers will become eligible to receive certain payments or benefits, under certain circumstances. For additional information, see the sections entitled “Proposal No. 1: The Asset Sale Proposal—Interests of Certain Persons in the Sale Transaction” beginning on page 66 and “Proposal No. 2: The Sale-Related Compensation Proposal” beginning on page 76.

Q.	When is the closing of the Sale Transaction expected to occur?

A.	FRP is working to complete the Sale Transaction as soon as practicable. The closing of the sale and purchase of the Properties shall take place on the later of (i) sixty (60) days after entering into the Sale Agreement and (ii) three (3) business days after the date on which the Shareholder Approval is obtained, subject to the terms and conditions of the Sale Agreement. If the Asset Sale Proposal is approved by FRP shareholders and all other conditions to the completion of the Sale Transaction are satisfied or waived in a timely manner, the closing of the Sale Transaction is expected occur in the second quarter of 2018.

Q:	Are there any FRP shareholders who have already committed to vote in favor of the Sale Transaction?

A:	Yes. The Baker Shareholders, which held approximately 32.39% of the outstanding shares of FRP common stock as of March 22, 2018, entered into the Support Agreement with Purchaser, pursuant to which such shareholders, among other things and subject to certain limitations, agreed to vote their “subject shares” (as described under “Proposal No. 1: The Asset Sale Proposal—The Support Agreement” on page 69) in favor of the Sale Transaction and the adoption of the Sale Agreement. See “Proposal No. 1: The Asset Sale Proposal—The Support Agreement” on page 69”, for additional information.

Q.	What are the U.S. federal income tax consequences of the Sale Transaction to U.S. shareholders?

A.	The proposed Sale Transaction is entirely a corporate action undertaken by FRP. FRP’s U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale Transaction. For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale Transaction” beginning on page 57.

Q.	Do I have dissenters’ rights in connection with the Sale Transaction?

A.	No. Under the FBCA, dissenters’ rights are not available to any shareholder in connection with the Sale Transaction, regardless of whether such shareholder votes for or against the approval of the Asset Sale Proposal, because our shares of common stock are listed on a national securities exchange.

Voting at the Annual Meeting

Q.	Who can attend and vote at the annual meeting?

A.	The record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting, or any adjournment or postponement of the annual meeting, is the close of business on April 11, 2018. Holders of FRP common stock as of the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 10,014,667 shares of FRP common stock issued and outstanding.

Q.	How many votes do I have?

A.	Each share of FRP common stock is entitled to one vote on all matters that come before the annual meeting or any postponement or adjournment thereof.

Q.	How does the FRP Board recommend that FRP shareholders vote with respect to each of the proposals?

A:	The FRP Board recommends that the FRP shareholders vote “FOR” the Asset Sale Proposal, “FOR” the Sale-Related Compensation Proposal, “FOR” the Adjournment Proposal, “FOR” each of the nominees listed in the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal. Information about each of the Proposals is included in the accompanying proxy statement.

Q:	What vote is required to approve each proposal?

A.	The Asset Sale Proposal: This proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes “AGAINST” the Asset Sale Proposal.

The Sale-Related Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Adjournment Proposal.

The Adjournment Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Adjournment Proposal.

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

As of the record date, the FRP directors and executive officers own or control 17.31% of FRP’s outstanding shares of common stock and intend to vote such shares “FOR” each of the Proposals.

Q:	What do I need to do now and how do I vote?

A:	FRP urges you to read this proxy statement carefully, including its annexes, and to consider how the Sale Transaction and the actions contemplated by each of the Proposals may affect you.

If your shares of FRP common stock are registered directly in your name with FRP’s transfer agent, you are considered, with respect to those shares, to be the “shareholder of record,” and the proxy materials and proxy card are being sent directly to you by FRP.

There are four methods by which you may vote your shares at the annual meeting:

●	In Person. You may vote your shares in person at the annual meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the annual meeting in person, we encourage you to vote in advance by telephone, through the Internet or by mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

●	By Telephone. You may authorize a proxy to vote your shares 24 hours a day by calling the telephone number listed on the proxy card and following the instructions provided by the recorded message any time up until 11:59 p.m., Eastern Time, on May 13, 2018.

●	By Internet. You may authorize a proxy to vote your shares 24 hours a day by logging onto the secure website included on the proxy card and following the instructions provided any time up until 11:59 p.m., Eastern Time, on May 13, 2018.

●	By Mail. You may authorize a proxy to vote your shares by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting.

Everyone attending the annual meeting may be required to present valid picture identification, such as a driver’s license or passport. If your shares are held through an account with a broker, dealer, bank or other nominee, you will need a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the record date. If you do not have valid picture identification and, if applicable, a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the record date, you may not be admitted to the annual meeting.

Q.	How will proxies be voted?

A.	Shares represented by valid proxies will be voted at the annual meeting in accordance with the directors given. If the enclosed proxy card is signed and returned without any directions, the shares will be voted:

●	“FOR” the Asset Sale Proposal;

●	“FOR” the Sale-Related Compensation Proposal;

●	“FOR” the Adjournment Proposal;

●	“FOR” each of the nominees listed in the Director Election Proposal;

●	“FOR” the Auditor Proposal; and

●	“FOR” the Compensation Proposal.

Q.	What happens if I do not sign and return my proxy card or vote by telephone, through the Internet or in person at the annual meeting?

A.	If you are a shareholder of record of FRP common stock and you do not sign and return your proxy card or vote by telephone, through the Internet or in person, your shares will not be voted at the annual meeting and will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the annual meeting.

Assuming the presence of a quorum, the failure to return your proxy card or otherwise vote your shares at the annual meeting will have the same effect as voting “AGAINST” the Asset Sale Proposal. Your failure to take action will have no effect on the outcome of the other Proposals.

Q.	What if I abstain from voting?

A.	If you attend the annual meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the annual meeting, but will not be voted at the annual meeting. As a result, your abstention will have the same effect as voting “AGAINST” each Proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes are shares held in “street name” by brokers, dealers, banks and other nominees that are present or represented by proxy at the annual meeting, but with respect to which the broker, dealer, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, dealer, bank or nominee does not have discretionary voting power on such proposal.

Because brokers, dealers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to the Asset Sale Proposal or the Sale-Related Compensation Proposal described in this proxy statement, if a beneficial owner of shares of FRP common stock held in “street name” does not give voting instructions to the broker, dealer, bank or other nominee, then those shares will not be counted as present in person or by proxy at the annual meeting. If you fail to issue voting instructions to your broker, dealer, bank or other nominee, it will have the same effect as a vote “AGAINST” the Asset Sale Proposal. The failure to issue voting instructions to your broker, dealer, bank or other nominee will have no effect on the outcome of the other Proposals.

Q:	If my shares of FRP common stock are held in “street name” by my broker, dealer, bank or other nominee, will my broker, dealer, bank or nominee vote my shares for me and may I vote in person?

A:	If your shares of FRP common stock are held through an account with a broker, dealer, bank or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to FRP.

As the beneficial owner, you are also invited to attend the annual meeting in person. However, since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the annual meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:

Yes. You may revoke or change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways: (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting in person at the annual meeting. Your attendance at the annual meeting without further action on your part will not automatically revoke your proxy. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Q.	What constitutes a “quorum” for the annual meeting?

A.	Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Q:	Who is paying for this proxy solicitation?

A:	FRP will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. FRP will bear any fees paid to the SEC. FRP may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. FRP’s directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q.	What does it mean if I received more than one proxy card?

A.	If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. These should each be voted and/or returned separately in order to ensure that all of your shares of FRP common stock are voted.

Q.	Will I receive any payment for my shares of FRP common stock in connection with the Sale Transaction?

A.	No. The proceeds from the Sale Transaction will be paid directly to FRP, not to the FRP shareholders.

Q.	Whom should I contact if I have any questions about the Sale Transaction or the annual meeting?

A.	If you have any questions about the Sale Transaction or the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP or its proxy solicitor at the addresses and telephone numbers listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor
Jacksonville, FL 32202
Attn: Corporate Secretary
(904) 858-9100

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(888) 549-6618 (U.S and Canada)

+1 (781) 575-2137 (International)

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

Q.	Where can I find more information?

A.	Additional information about us can be obtained from the various sources described under “Where You Can Find Additional Information” in this proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the other documents referred to or incorporated by reference into this proxy statement contain or may contain “forward-looking statements” of FRP within the meaning of Section 21E of the Exchange Act. For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may”, “will”, “project”, “might”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, “continue” or “pursue” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents referred to or incorporated by reference herein and relate to a variety of matters, including but not limited to: (i) the timing and anticipated completion of the proposed Sale Transaction; (ii) the benefits expected to result from the proposed Sale Transaction; (iii) the tax consequences of the Sale Transaction; (iv) the prospects for the Retained Business; and (v) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of FRP’s management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are referred to or incorporated by reference into this proxy statement. Additional factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

●	potential adverse reactions resulting from the announcement or completion of the Sale Transaction;

●	unexpected costs, charges or expenses relating to or resulting from the Sale Transaction;

●	litigation or adverse judgments relating to the Sale Transaction;

●	risks relating to the completion of the proposed Sale Transaction, including the risk that the Shareholder Approval might not be obtained in a timely manner or at all; or other conditions to the completion of the Sale Transaction not being satisfied; and

●	any changes in general economic and/or industry-specific conditions.

For a further list and description of such risks and uncertainties, see the reports filed by FRP with the SEC, including FRP’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this proxy statement. FRP disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

You are cautioned not to place undue reliance on any forward-looking statement in this proxy statement. All forward-looking statements are made as of the date of this proxy statement, and the risk that actual results will differ materially from the expectations expressed in this proxy statement may increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements in this proxy statement, the inclusion of such forward looking statements should not be regarded as a representation by us or any other person as to the objectives and plans set forth in this proxy statement. FRP disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law. Please see “Risk Factors” for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in certain forward-looking statements.

RISK FACTORS

In addition to the other information included and referred to in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21, you should carefully consider the following risk factors before deciding how to vote your shares of FRP common stock at the annual meeting. These factors should be considered in conjunction with the other information included by FRP in this proxy statement and the risk factors described in FRP’s other filings with the SEC, including all filings incorporated herein by reference. If any of the risks described below, incorporated by reference or otherwise referred to in this proxy statement actually materialize, the business, financial condition, results of operations, or prospects of FRP, or the stock price of FRP, could be materially and adversely affected.

Risks Related to the Sale Transaction

Our business following the Sale Transaction will be different.

Based on FRP’s financial statements for the year ended December 31, 2017, the Properties represent approximately 69% of total revenues and 42% of total net assets of FRP. Following the consummation of the Sale Transaction, our shareholders will have no ongoing direct equity interest in the Properties, and such shareholders will therefore cease to participate in the Properties’ future earnings, if any, or to benefit from increases, if any, in the value of the Properties following or resulting from the Sale Transaction. In addition, our results of operations and financial condition may be materially adversely affected if we fail to effectively manage costs to reflect the reduced scale of our operations or we fail to grow our Retained Business. Our smaller size may result in the recognition of less revenues from the operations of our Retained Business, which may negatively affect our overall net earnings.

The announcement and pendency of the Sale Transaction, whether or not consummated, may adversely affect the Retained Business.

The announcement and pendency of the Sale Transaction, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with employees. Additionally, employees working in the Retained Business may become concerned about the future of the Retained Business, and lose focus or seek other employment. In addition, while the completion of the Sale Transaction is pending we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters. In the event that the Sale Transaction is not completed, the announcement of the termination of the Sale Agreement may also adversely affect the trading price of our common stock, our business or our relationships with employees.

If we fail to complete the Sale Transaction, our business and financial performance may be adversely affected.

The completion of the Sale Transaction is subject to the satisfaction or waiver of various conditions, including the approval of the Sale Transaction by our shareholders, which may not be satisfied in a timely manner or at all.

If the Sale Transaction is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale Transaction. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale Transaction, and we will have incurred significant third party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

In addition, if the Sale Transaction is not completed, the FRP Board, in discharging its fiduciary obligations to our shareholders, may evaluate other strategic alternatives including, but not limited to, continuing to own the Properties for the foreseeable future or an alternative sale transaction relating to the Properties. An alternative sale transaction, if available, may yield lower consideration than the proposed Sale Transaction, be on less favorable terms and conditions than those contained in the Sale Agreement and involve significant delay. Any future sale of substantially all of the assets of FRP or other transactions may be subject to further shareholder approval.

Finally, if the Sale Transaction is not completed, the announcement of the termination of the Sale Agreement may adversely affect our relationships with employees, which could have a material adverse impact on our ability to effectively operate the Retained Business or the Properties, and we may be required to pay a termination fee of $22,500,000 and to reimburse Purchaser for its expenses under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of our common stock.

Our executive officers may have interests in the Sale Transaction other than, or in addition to, the interests of our shareholders generally.

Our executive officers may have interests in the Sale Transaction that are different from, or are in addition to, the interests of our shareholders generally. The FRP Board was aware of these interests and considered them, among other matters, in approving the Sale Agreement.

The unvested stock options held by our executive officers will vest upon the closing of the Sale Transaction, pursuant to the 2016 Equity Incentive Plan. In certain circumstances, certain of our executive officers may receive cash payments in connection with the Sale Transaction. For additional information, see the section entitled “Proposal No. 1: The Asset Sale Proposal—Interests of Certain Persons in the Sale Transaction” beginning on page 66.

The Sale Agreement restricts FRP’s conduct of business prior to the completion of the Sale Transaction and limits FRP’s ability to pursue alternatives to the Sale Transaction.

Under the Sale Agreement, we are subject to certain restrictions on the conduct of our business prior to completing the Sale Transaction, which restrictions may adversely affect our ability to exercise certain business strategies. See “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Covenants Relating to the Conduct of the Properties Prior to Closing” beginning on page 45.

In addition, the Sale Agreement contains provisions that may make it more difficult for us to sell FRP or all, or a significant part, of the Properties to any party other than Purchaser. These provisions include the prohibition on our ability to solicit competing proposals, the requirement to reimburse Purchaser for its actual and reasonable out-of-pocket costs and expenses incurred by Purchaser and affiliates in connection with the Sale Transaction and to pay Purchaser a termination fee of $$22,500,000 if we terminate the Sale Agreement prior to the closing of the Sale Transaction as a result of our determining to accept an alternative acquisition proposal that we determine to be a superior proposal. For additional information, see the sections entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—No Solicitation” beginning on page 50 and “—Termination Fee Payable by FRP” beginning on page 56.

These provisions could make it less advantageous for a third party that might have an interest in acquiring FRP or all of or a significant part of the Properties to consider or propose an alternative transaction, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Purchaser. The payment of the termination fee may also have an adverse effect on FRP’s financial condition.

We cannot be sure if or when the Sale Transaction will be completed.

The consummation of the Sale Transaction is subject to the satisfaction or waiver of various conditions, including the authorization of the Sale Transaction by our shareholders. We cannot guarantee that the closing conditions set forth in the Sale Agreement will be satisfied. If we are unable to satisfy the closing conditions in Purchaser’s favor or if other mutual closing conditions are not satisfied, Purchaser will not be obligated to complete the Sale Transaction. In addition, if the Sale Transaction is not completed and the Sale Agreement is terminated, we may be required to reimburse Purchaser for its expenses and/or to pay to Purchaser a termination fee, as described in “Proposal No. 1: The Asset Sale Proposal— Overview of the Sale Transaction —Termination Fee Payable by FRP” on page 56.

If the Sale Transaction disrupts our business operations and prevents us from realizing intended benefits, our business may be harmed.

The Sale Transaction may disrupt the operation of our business and prevent us from realizing the intended benefits of the Sale Transaction as a result of a number of obstacles, such as the loss of key employees, the failure to adjust or implement our business strategies, additional expenditures required to facilitate the Sale Transaction, and the diversion of management’s attention from our day-to-day operations.

The announcement of the Sale Transaction may harm our business.

As a result of our announcement of the Sale Transaction, third parties may be unwilling to enter into material agreements with respect to the Properties or our Retained Business. New or existing business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because business partners may perceive that such new relationships are likely to be more stable. Additionally, employees working for the business may become concerned about the future of the business and lose focus or seek other employment.

Risks Related to FRP and the Retained Business if the Sale Transaction is Completed

Because FRP is expected to have fewer revenues and assets following the sale of the Properties, there is a possibility that such reduced revenues and assets may affect our ability to satisfy the continued listing standards of The NASDAQ Global Select Market, which could result in the delisting of our common stock.

The continued listing standards of The NASDAQ Global Select Market include, among other things, requirements that we maintain certain levels of shareholders’ equity, total assets, total revenue, market capitalization and/or minimum trading price. Even though we currently satisfy these requirements, following the sale of the Properties our business will be smaller, which may cause us to fail to satisfy the continued listing standards of The NASDAQ Global Select Market. In the event that we are unable to satisfy such continued listing standards, our common stock may be delisted from The NASDAQ Global Select Market. Any delisting of our common stock from such market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

The failure to effectively utilize the proceeds from the Sale Transaction may adversely affect the Retained Business.

As previously discussed in this proxy statement, the proceeds from the Sale Transaction will be received by FRP, not FRP’s shareholders. FRP will use a portion of the proceeds to pay for transaction costs associated with the Sale Transaction, to pay off all indebtedness encumbering the Properties and for general working capital purposes. The remaining proceeds from the Sale Transaction may be used, at the discretion of the FRP Board, in connection with unspecified acquisitions of other assets and to invest in the Retained Business. The failure to utilize such proceeds effectively could affect our ability to continue to grow the Retained Business, which could adversely affect the Retained Business and cause the value of your investment to decline.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Sale Transaction.

After the Sale Transaction, we will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome.

THE ANNUAL MEETING

Time, Date and Place

The annual meeting will be held on May 14, 2018 at 10:00 a.m., local time, at The River Club on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida 32202.

Proposals

At the annual meeting, or any postponement or adjournment thereof, holders of shares of FRP common stock on the record date will consider and vote upon (i) the Asset Sale Proposal; (ii) the Sale-Related Compensation Proposal; (iii) the Adjournment Proposal; (iv) the Director Election Proposal; (v) the Auditor Proposal; and (vi) the Compensation Proposal. FRP does not expect to transact any other business at the annual meeting or any adjournment or postponement thereof.

Recommendations of the FRP Board

The FRP Board has approved each of the proposals and recommends that you vote “FOR” the Asset Sale Proposal, “FOR” the Sale-Related Compensation Proposal, “FOR” the Adjournment Proposal, “FOR” the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal.

Required Vote

The Asset Sale Proposal: This proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have the effect of votes “AGAINST” the Asset Sale Proposal.

The Sale-Related Compensation Proposal: This proposal requires approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Sale-Related Compensation Proposal.

The Adjournment Proposal: This proposal requires approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Adjournment Proposal.

The Director Election Proposal: Each director must be elected by a plurality of the votes cast, meaning a director nominee who received the highest number of affirmative votes cast is elected. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Director Election Proposal.

The Auditor Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention or withholding authority) will have no effect on the Auditor Proposal.

The Compensation Proposal: This proposal requires the approval by a majority of the votes cast on the matter at the annual meeting. Any shares not voted (whether by abstention, withholding authority, or broker non-vote) will have no effect on the Compensation Proposal.

Quorum

Holders of a majority of shares of FRP common stock entitled to vote at the annual meeting must be present at the annual meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the annual meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or vote at the annual meeting. In addition, abstentions and broker non-votes will be treated as “present” for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, FRP expects that the annual meeting will be adjourned to a later date.

Voting Rights

The FRP Board has fixed the close of business on April 11, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. On the record date, 10,014,667 shares of common stock were issued and outstanding. Each holder of record of common stock is entitled to one vote for each share common stock held on each of the proposals.

Proxies

●	Voting By Telephone. You may authorize a proxy to vote your shares 24 hours a day by calling the telephone number listed on the proxy card and following the instructions provided by the recorded message any time up until 11:59 p.m., Eastern Time, on May 13, 2018.

●	Voting By Internet. You may authorize a proxy to vote your shares 24 hours a day by logging onto the secure website included on the proxy card and following the instructions provided any time up until 11:59 p.m., Eastern Time, on May 13, 2018.

●	Voting By Mail. You may authorize a proxy to vote your shares by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the annual meeting.

Unless contrary instructions are indicated, the votes entitled to be cast by shares of common stock represented by valid proxies will be cast “FOR” the Asset Sale Proposal, “FOR” the Sale-Related Compensation Proposal “FOR” the Adjournment Proposal, “FOR” the Director Election Proposal, “FOR” the Auditor Proposal and “FOR” the Compensation Proposal. If a shareholder gives specific voting instructions, the votes entitled to be cast by the shareholder will be cast in accordance with such instructions. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their discretion on any other matters properly brought before the annual meeting and discretionary authority to do so is included in the proxy.

The persons named as proxies are John D. Baker II, John D. Milton, Jr., and David H. deVilliers, Jr.

Officer and Secretary

Your vote is important. Please return your marked proxy card promptly so your shares of common stock can be represented, even if you plan to attend the annual meeting in person.

Shares Held in “Street Name”; Broker Non-Votes

If you hold your shares of FRP common stock through a broker or nominee and wish to vote, you must follow the voting instructions provided to you by your broker or other nominee. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals.

Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Asset Sale Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote”. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote “AGAINST” the Asset Sale Proposal but will have no effect on the other Proposals.

Revocation of Proxies

Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy, by (i) delivering written notice to FRP’s Corporate Secretary at FRP’s principal executive office; (ii) executing and delivering a proxy bearing a later date to FRP’s Corporate Secretary at FRP’s principal executive office; or (iii) voting in person at the annual meeting.. If a shareholder’s shares are held in “street name”, the shareholder must contact its broker, bank or other nominee to change its vote.

Solicitation of Proxies; Expenses of Solicitation

This proxy statement is being provided to the FRP shareholders in connection with the solicitation of proxies by the FRP Board to be voted at the annual meeting and at any adjournments or postponements of the annual meeting. FRP will bear the costs of printing, filing and mailing this proxy statement and will pay the entire cost of soliciting proxies and holding the annual meeting. Additionally, FRP has engaged Georgeson LLC to assist in the distribution and solicitation of proxies for the annual meeting and will pay Georgeson LLC a fee of approximately $8,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses, for these services.

FRP is making this solicitation by mail, but FRP’s directors and officers also may solicit by mail, telephone, facsimile, electronic transmission, personal interview or otherwise. Such directors and officers will not receive additional compensation for soliciting proxies.

FRP will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners.

Change in Fiscal Year

Effective January 1, 2017, the Company changed its fiscal year to January 1 through December 31. Prior to such date, the Company’s fiscal year commenced on October 1 and ended September 30. As a result, the certain matters discussed in this Proxy Statement relate to the 15-month period ending December 31, 2017. Throughout this Proxy Statement, we refer to the period commencing on October 1, 2016 and ending December 31, 2016 as the “2016 Stub Period”, and the period commencing January 1, 2017 and ending December 31, 2017 as “fiscal year 2017”. References to fiscal years preceding fiscal year 2017 refer to the applicable period commencing on October 1st and ending September 30th.

Assistance

If you have any questions about the Sale Transaction or the annual meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact FRP or its proxy solicitor at the addresses and telephone numbers listed below:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, FL 32202

Attn: Corporate Secretary

(904) 858-9100

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

(888) 549-6618 (U.S and Canada)

+1 (781) 575-2137 (International)

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

PROPOSAL NO. 1: THE ASSET SALE PROPOSAL

Background of the Sale Transaction

Our Board and senior management team regularly evaluates long-term strategy and opportunities to increase shareholder value. As such, because of what we considered to be the low return on capital generated by the Asset Management Segment (primarily industrial real estate in the Baltimore-Washington D.C. market), of which the Properties form a part, management engaged Eastdil Secured, L.L.C. (“Eastdil”) in 2013 to value these assets.

The combination of the current yield of the assets comprising the Asset Management Segment, Eastdil’s opinion of value, and what seemed like a low cap rate environment made a sale of these industrial assets a viable option and one that should be explored sooner than later. However, after careful consideration, management felt that because of the low tax basis of the properties, the taxes incurred by an asset sale were so confiscatory as to offset the value generated by taking advantage of the low cap rate environment. Management considered the possibility of reinvesting the sale proceeds into its other business segments in like-kind exchange transactions but determined that it would be difficult to locate sufficient reinvestment properties within the six-month period required by the tax laws.

In search of alternative ways to dispose of these assets, management strongly considered both a REIT conversion and an UPREIT transaction. In 2017, the Company took preliminary steps that would permit it to make a REIT election, including changing the Company’s fiscal year to a calendar year. These structures had the advantage of passing the Company’s real estate income to shareholders without having to pay corporate income tax. However, management felt that an UPREIT transaction resulted in too great a loss of control over the direction of the Company, and the dividend upon converting to a REIT of upwards of $130 million might over-lever the Company and hamper its ability to grow. Furthermore, both alternatives put a five-year hold on any tax-free asset sale. Because of this, management feared that even a marginal rise in cap rates would offset any tax savings. All these reasons and the fact that both alternatives were unable to shelter most of the aggregate royalty income from double taxation made the REIT conversion and UPREIT transaction as problematic as an asset sale. As discussions regarding a reduction in the corporate tax rate became more and more serious, management elected to postpone any decision regarding REIT conversion.

Blackstone has a third-party consulting arrangement with Talos Capital (“Talos”) pursuant to which Talos provides advice and assistance to Blackstone on potential transactions.

On June 15, 2017, Mr. Mike Mullen of Talos initiated communication with the Company regarding a sale of a significant portfolio of assets, which Mr. Mullen had ascertained would be of interest to Blackstone.

On August 8, 2017, in the course of conversations between Mr. Mullen of Talos and Mr. John D. Baker II, the Chief Executive Officer of the Company, Mr. Baker clarified that the Company would not be interested in transacting unless and until then-proposed corporate income tax cuts were adopted. The Company was willing to facilitate a preliminary due diligence review of the Company’s industrial assets in the meantime, however, and on August 8, 2017, the Company entered into a confidentiality agreement and thereafter opened a virtual due diligence data room.

On September 12, 2017, the Company received a letter of intent (the “September LOI”) that outlined proposed terms and conditions of an acquisition by Blackstone of all of the Company’s industrial assets for a purchase price of $302 million in cash.  The September LOI contemplated a 4% earnest money escrow and a 30 business-day due diligence period, provided that counsel for the purchaser would prepare the initial draft of the purchase agreement and requested that the Company exclusively negotiate with Blackstone until the consummation of the contemplated transactions.

On September 21, 2017, based on prior guidance from the FRP Board, Mr. John D. Baker II communicated that the offer presented in the September LOI was too low, and that the Company planned to wait until there was further clarity regarding the chance of the corporate income tax cuts being adopted and their likely impact.

On December 6, 2017, the FRP Board had its next regularly scheduled meeting. During an executive session held at this meeting, Mr. John D. Baker II advised the FRP Board of the receipt of the September LOI and his response that the Company would not have an interest in a transaction unless the corporate income tax cuts were adopted. After discussion, the FRP Board authorized management to engage an advisor to advise on strategic options if it appeared likely that the tax bill would pass, including a REIT election or selling the Company’s industrial assets.

On December 11, 2017, when the tax cuts seemed likely to be adopted by the US Congress, Blackstone and Talos delivered a revised letter of intent (the “December LOI”) that increased the cash purchase price to $330 million. Mr. John D. Baker II contacted the directors individually to advise them of the receipt of the December LOI and to confirm that, pursuant to the authorization given at the December 6 Board meeting, management planned to engage an advisor.

On December 22, 2017, Congress passed the Jobs and Tax Cuts Act of 2017, which reduced the federal income tax from thirty-five percent (35%) to twenty-one percent (21%).

On December 29, 2017, after consultation with the FRP Board, the Company formally engaged Eastdil as its broker to assist with the sale of the Company’s industrial assets.

On January 22, 2018, representatives of Eastdil provided analysis to FRP management regarding (i) the state of the market, (ii) a preliminary valuation analysis of the Company’s industrial assets and (iii) an analysis of the offer presented in the December LOI. The analysis indicated that the high range of the value of the industrial assets was $360.5 million. Later that day, the Company communicated it would consider selling the portfolio of industrial assets to Blackstone for $360.5 million, but otherwise would conduct an auction.

Between January 24 and 29, 2018, Blackstone continued its preliminary due diligence on the Properties and the leases with respect thereto.

On January 29, 2018, Blackstone presented a draft of a third letter of intent (the “Final LOI”) to the Company that proposed a revised, increased purchase price of $360.5 million in cash, subject to the parties engaging in good faith negotiations regarding a reasonable reduction of such purchase price to give effect to the economic impact of certain outstanding purchase price options with respect to certain of the Properties. The draft Final LOI stated that certain undeveloped land parcels owned by the Company would not be included among the target assets and described a 30 business-day due diligence period during which Blackstone would perform customary investigations and on-site inspections of the Properties and a customary review of certain documents related to the Properties, including site plans, zoning approvals, leases and other agreements.

On January 30, 2018, the FRP Board held a special meeting to consider the terms presented in the draft Final LOI. Members of management, representatives of Eastdil and Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) briefed the directors on the history of the negotiations, the analysis by Eastdil that was provided to management on January 22 and the terms of the draft Final LOI. A representative of Nelson

Mullins also briefed the directors on their fiduciary duties under Florida law. The FRP Board authorized management to execute the Final LOI and to proceed in negotiating a definitive agreement, subject to approval of the FRP Board and FRP shareholders.

On February 1, 2018, the Company executed the Final LOI and delivered it to Blackstone.

On February 6, 2018, representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), representing Purchaser, and Nelson Mullins, representing FRP, had an introductory call to discuss the need to obtain shareholder approval and other related matters, including the process for commencing confirmatory due diligence with respect to the Properties as contemplated by the Final LOI.

On February 7, 2018, Nelson Mullins representatives forwarded a draft access agreement to Simpson Thacher agreement. Nelson Mullins and Simpson Thacher proceeded to negotiate the terms of the access agreement, which was executed on February 8, 2018.

On February 7, 2018, the FRP Board held a special meeting to obtain an update on the status of the transaction and to consider proposed severance arrangements for employees that would be terminated as a result of the sale of the Properties. Under the proposed severance agreements, provided that they remained in the Company’s employ through the closing of any transaction, (i) each terminated employee participating in the Company’s management incentive compensation plan would receive a prorated portion of their eligible bonus for 2018 (or full bonus if such employee is employed through December 31, 2018), (ii) each terminated employee would receive one month’s salary for every year of service with the Company (up to a maximum of one year’s salary) and (iii) two employees would receive $50,000 bonuses and David H. deVilliers III, one of the Company’s named executive officers, would receive a $150,000 bonus and each such employee has the right to purchase his Company vehicle at an agreed price. After consideration, the FRP Board approved the severance arrangements.

On February 15, 2018, representatives of Simpson Thacher and Nelson Mullins spoke to discuss the rights of first offer and rights of first refusal held by certain tenants at the Properties.

On February 17, 2018, Simpson Thacher representatives forwarded an initial draft of the purchase and sale agreement to Nelson Mullins representatives.

On March 5, 2018, Nelson Mullins representatives provided preliminary comments to Simpson Thacher representatives regarding the draft purchase and sale agreement.

On March 7, 2018, the FRP Board held a regularly scheduled meeting. Prior to the meeting, the directors were provided with, among other things, a summary of the material terms of the transaction, a copy of the then current draft of the agreement of purchase and sale and draft resolutions approving the Sale Transaction and certain related matters. At the meeting, the directors received a briefing from a representative of Nelson Mullins on the draft purchase and sale agreement and the open issues relating to the draft purchase and sale agreement. The FRP Board also received a report from management regarding (i) the valuation range previously prepared by Eastdil, (ii) the operations of the Retained Business if the Sale Transaction were completed, and (iii) potential reinvestment opportunities for the proceeds from the Sale Transaction. In addition, the FRP Board approved the engagement of Houlihan Lokey solely to render an opinion to the FRP Board (in its capacity as such) regarding the fairness, from a financial point of view, to FRP of the aggregate consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement. The FRP Board also reviewed pro forma financial statements reflecting the anticipated impact of the Sale Transaction on the Company’s financial statements.

On March 13, 2018, Simpson Thacher representatives provided a revised draft of the purchase and sale agreement to Nelson Mullins representatives.

On March 14, 2018, representatives of Eastdil and Blackstone spoke over the phone regarding the findings of Blackstone’s confirmatory due diligence, including the outcomes of various assumptions with respect to lease negotiations which had been embedded in Blackstone’s valuation of the Properties. Blackstone informed Eastdil that, following such diligence, its valuation of the Properties was $4 million less than had previously been expressed in the Final LOI.

Later on March 14, 2018, Eastdil informed Mr. John D. Baker II of the outcome of Blackstone’s confirmatory due diligence and Blackstone’s revised valuation.

Also on March 14, 2018, Simpson Thacher representatives provided a further revised draft of the purchase and sale agreement to Nelson Mullins representatives addressing certain of the points identified during Blackstone’s confirmatory due diligence.

On March 15, 2018, Blackstone and the Company negotiated, regarding the proposed reduction of the purchase price, to give effect to the economic impact of certain outstanding purchase price options with respect to certain of the Properties. Such negotiations resulted in an agreement between the Company and Blackstone to a purchase price for the Properties of $358.9 million.

Between March 19 and March 22, 2018, representatives of Nelson Mullins, on behalf of the Company, and Simpson Thacher, on behalf of Blackstone, negotiated regarding the inclusion of an outparcel and a proposed parking lot expansion. Representatives of Nelson Mullins and Simpson Thacher exchanged revised drafts of the purchase and sale agreement reflecting such terms.

On March 20, 2018, the FRP Board held a meeting with members of senior management and representatives of Houlihan Lokey and Nelson Mullins to discuss the proposed transaction. Prior to the meeting, the directors were provided with, among other things, a summary of the material terms of the transaction, a copy of the then current draft of the agreement of purchase and sale reflecting the $358.9 million purchase price and draft resolutions approving the Sale Transaction and certain related matters. A representative of Nelson Mullins summarized the material terms of the draft agreement for purchase and sale of assets. The terms discussed included, but were not limited to, the no-shop provision and fiduciary out and the termination provisions of the draft agreement, including the circumstances under which FRP would be required to pay a termination fee and reimburse Purchaser for its expenses. At the FRP Board’s request, Houlihan Lokey then reviewed and discussed its financial analysis of the $358.9 million aggregate cash consideration with the FRP Board. Thereafter, at the FRP Board’s request, Houlihan Lokey verbally rendered its opinion to the FRP Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the FRP Board, dated March 20, 2018) to the effect that, as of such date and based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of the opinion, the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement was fair to FRP from a financial point of view. Following deliberation, the FRP Board (i) approved the Sale Agreement and the Sale Transaction, (ii) voted to recommend that the shareholders of FRP approve the Sale Agreement and (iii) authorized the executive committee of the FRP Board to approve the final changes that were still being negotiated.

On March 22, 2018, following approval by the FRP Board’s executive committee, FRP, Seller and Purchaser executed and delivered the Sale Agreement, and the Baker Shareholders and Purchaser executed and delivered the Support Agreement.

Recommendation of the FRP Board and its Reasons for the Sale Transaction

The FRP Board, with the assistance of outside legal counsel, evaluated the terms of the Sale Agreement and the Sale Transaction. After careful consideration, the FRP Board, in a meeting held on March 20, 2018, (i) determined that the transactions contemplated by the Sale Agreement, including the Sale Transaction, are advisable, fair to and in the best interests of FRP and our shareholders, (ii) authorized and approved the Sale Agreement and the Sale Transaction, and (iii) determined to recommend that you vote “FOR” the Sale Proposal.

One member of the FRP Board, William H. Walton III, abstained from voting on the Sale Transaction due to a potential conflict of interest.

The FRP Board considered a number of factors that it believed supported its decision to take the foregoing actions, including, but not limited to, the following:

Sale Consideration. The FRP Board considered the $358.9 million in cash to be paid to FRP by Purchaser as consideration for the Properties in relation to (i) the historical earnings and financial performance of the Properties and (ii) the FRP Board’s estimate of the current and future prospects of the Properties. The FRP Board further considered the fact that the form of consideration payable to FRP will be all cash, which will provide us with certainty of value and immediate liquidity.

Prospects for the Properties and the Retained Business. The FRP Board considered the current and historical financial condition, results of operations, competitive position, business strategy, strategic options and future prospects of the Properties and the Asset Management Segment as operated by FRP. In addition, the FRP Board considered the prospects for the Retained Business, including its good faith belief that the Retained Business presents better opportunities for higher margins when compared to the Properties as currently operated by FRP. The FRP Board also considered the potential cost savings associated with downsizing the Company’s Baltimore operations following the Sale Transaction. Finally, the FRP Board considered that the proceeds from the Sale Transaction would provide FRP with capital to support growth of the Retained Business.

Negotiations. In addition, the FRP Board considered its belief that, after extensive negotiations with representatives of Purchaser, FRP obtained the highest price that Purchaser was willing to pay for the Properties. The FRP Board also considered the changes favorable to FRP in the terms and conditions of the Sale Agreement from those initially proposed by Purchaser, specifically consisting of favorable adjustments to the indemnity threshold and cap and the addition of materiality qualifiers to certain of the Purchaser’s closing conditions.

Potential Strategic Alternatives. The FRP Board considered possible alternatives to the sale of the Properties to Purchaser, including the sale of the Properties to another acquirer, the sale of the Properties in an UPREIT transaction and continuing to operate the Properties.

●	The FRP Board considered the range of potential benefits to our shareholders of these alternatives and the timing and the likelihood, taking into account execution risks, as well as business, competitive, industry and market risks, of such alternatives and the fact that, after consultation with Eastdil, there were likely no other potential purchasers that would be reasonably likely to engage in a transaction in the near term or that would be reasonably likely to make an offer at a price greater than the price being offered by Purchaser.

●	The FRP Board also considered the risk that prolonging the sale process further could have resulted in the loss of an opportunity to consummate a transaction with Purchaser and distracted senior management from implementing the Company’s business plan.

Given the foregoing, the FRP Board determined that the Sale Transaction was more favorable to our shareholders than any other strategic alternative reasonably available to us with respect to the Properties.

Opinion of Houlihan Lokey. The FRP Board considered the opinion of Houlihan Lokey verbally rendered to the FRP Board on March 20, 2018 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the FRP Board, dated March 20, 2018) as to, as of such date, the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion as more fully described in the section below entitled “Opinion of Houlihan Lokey Capital Inc.”

Terms and Conditions of the Sale Agreement. The FRP Board considered its view of the following terms and conditions of the Sale Agreement as favorable to FRP:

●	If, at any time following the date of the Sale Agreement and prior to obtaining Shareholder Approval, FRP receives an unsolicited written acquisition proposal that was not the result of a violation of FRP’s non-solicitation obligations in the Sale Agreement and that the FRP Board determines in good faith to be bona fide and (after consultation with outside legal counsel and its financial advisor) constitutes or would reasonably be expected to lead to a superior proposal, FRP may (i) furnish non-public information with respect to FRP and its subsidiaries to any person making such acquisition proposal pursuant to an acceptable confidentiality agreement, provided that any non-public information provided to any person given such access was previously provided to Purchaser or will be provided to Purchaser as soon as reasonably practicable (and in any event within 24 hours of the time it is provided to such person) and (ii) participate in negotiations with the person making such acquisition proposal regarding such acquisition proposal;

●	The FRP Board may, any time prior to obtaining the Shareholder Approval, make an adverse recommendation change: (i) in response to an intervening event if the FRP Board determines in good faith, after consultation with outside legal counsel, that the failure to do so in response to an intervening event would violate the FRP Board’s duties’ under applicable law and (ii) in response to an unsolicited written bona fide acquisition proposal (and FRP is not in breach of its non-solicitation obligations in the Sale Agreement) that, in the good faith determination of the FRP Board, after consultation with its outside legal counsel and financial advisors, constitutes a superior proposal if the FRP Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such intervening event would violate the FRP Board’s duties under applicable law;

●	the requirement that the Sale Transaction be approved by our shareholders; and

●	FRP’s right to receive the Earnest Money of $14.4 million in the event that the Sale Agreement is terminated after a default by Purchaser.

High Likelihood of Completion. The FRP Board considered its view that the Sale Transaction has a high likelihood of being completed in a timely manner in light of the Sale Agreement providing for no contingencies relating to Purchaser’s financing of the transaction and Blackstone’s experience and reputation consummating similar transactions.

The FRP Board also considered a variety of risks and other potentially negative factors concerning the Sale Agreement and the transactions contemplated thereby, including, among others, the following:

●	that FRP shareholders will have no ongoing indirect equity interest in the Properties following the Sale Transaction, and that such shareholders will therefore cease to participate in Properties’ future earnings, if any, or to benefit from increases, if any, in the value of the Properties following or resulting from the Sale Transaction;

●	the possibility that the Sale Transaction may not be completed for reasons that are beyond the control of FRP and the adverse effects that a failure to complete the Sale Transaction could have on FRP’s business, the market price for FRP common stock and FRP’s relationships with employees, including the fact that (i) FRP’s directors, senior management and other employees will have expended extensive time and effort, and will have experienced significant distractions from their work during the pendency of the Sale Transaction, (ii) FRP will have incurred significant transaction costs, (iii) FRP’s prospects could be adversely affected, or may be perceived by the market as having been adversely affected, and (iv) FRP’s continuing business relationships may be disrupted;

●	the risk that various provisions of the Sale Agreement, including the requirement that FRP reimburse Purchaser for its actual and reasonable out of pocket costs and expenses incurred by Purchaser and its affiliates in connection with the Sale Transaction and pay to Purchaser a termination fee of $22,500,000 if the Sale Agreement is terminated in connection with a superior proposal, may discourage other parties potentially interested in an acquisition of the Properties from pursuing that opportunity or pursuing an acquisition of FRP (see the section below entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Termination of the Sale Agreement”);

●	the fact that the provisions of the Sale Agreement that restrict FRP’s ability to solicit or participate in discussions or negotiations regarding acquisition proposals, subject to certain exceptions, and that restrict FRP from terminating the Sale Agreement to enter into alternative acquisition agreements;

●	the restrictions on FRP’s operation of the Properties between the date of the Sale Agreement and the completion of the Sale Transaction (see the section below entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Covenants Relating to the Conduct of the Properties Prior to Closing”); and

●	the other factors described under “Risk Factors” beginning on page 23.

In addition to considering the factors described above, the FRP Board considered the fact that its executive officers have interests in the Sale Transaction that are different from, or in addition to, the interests of FRP’s shareholders generally, as discussed in the section below entitled “Interests of Certain Persons in the Sale Transaction.”

The above discussion of the factors considered by the FRP Board is not intended to be exhaustive, but does set forth certain material factors considered by the FRP Board. In view of the wide variety of factors considered in connection with its evaluation of the Sale Transaction and the complexity of these matters, the FRP Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The FRP Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it.

The FRP Board recommends that our shareholder vote “FOR” the Sale Proposal.

Recommendation of the FRP Board; Required Vote

After careful consideration, the FRP Board, in a meeting held on March 20, 2018, (i) determined that the transactions contemplated by the Sale Agreement, including the Sale Transaction, are advisable, fair to and in the best interests of FRP and its shareholders, (ii) authorized and approved the Sale Agreement and the Sale Transaction, and (iii) determined to recommend that you vote “FOR” the Asset Sale Proposal.

One member of the FRP Board, William H. Walton III, abstained from voting on the Sale Transaction due to a potential conflict of interest.

The Sale Transaction may constitute the sale of substantially all of the property and assets of FRP under Section 607.1202 of the FBCA and we are therefore seeking the approval of the Sale Transaction by FRP’s shareholders.

Approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. For purposes of the vote on the Asset Sale Proposal, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote by telephone, over the Internet or in person at the annual meeting will have the same effect as voting “AGAINST” the Asset Sale Proposal.

Overview of the Sale Transaction

On March 22, 2018, FRP and Seller entered into the Sale Agreement with Purchaser, pursuant to which FRP and Seller agreed to sell the Properties to Purchaser for a purchase price, subject to adjustment, of $358.9 million, subject to the terms and conditions of the Sale Agreement. The closing of the sale and purchase of the Properties shall take place on the later of (i) sixty (60) days after entering into the Sale Agreement and (ii) three (3) business days after the date on which the Shareholder Approval is obtained, subject to the terms and conditions of the Sale Agreement.

A full list of the Properties is set out below in “—Purchase and Sale of Assets” and a copy of the Sale Agreement is attached as Annex A to this proxy statement. FRP encourages you to carefully read the Sale Agreement in its entirety because it is the principal document governing the Sale Transaction.

Following the completion of the Sale Transaction, FRP will continue to own the Retained Business. FRP will maintain the same corporate functions, the same board of directors and a majority of the same senior executives as it had prior to the completion of the Sale Transaction.

Parties to the Sale Agreement

FRP Holdings, Inc.

FRP is a holding company engaged in various real estate businesses. The segments of the Company include: (i) the Asset Management Segment, (ii) the Mining Royalty Lands Segment, (iii) the Land Development and Construction Segment, and (iv) Riverfront on the Anacostia Segment.

FRP was incorporated on April 22, 2014 in connection with a corporate reorganization that preceded the spin-off of the Company’s prior transportation business. The Company’s predecessor issuer was formed on July 20, 1988. The business of the Company is conducted through our wholly-owned subsidiaries FRP Maryland, Inc., a Maryland corporation, FRP Development Corp., a Maryland corporation and Florida Rock Properties, Inc., a Florida corporation, and their various subsidiaries.

Purchaser

Purchaser is a Delaware limited liability company and an affiliate of Blackstone Real Estate Partners VIII L.P. Purchaser was formed solely for the purpose of acquiring the Properties and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Sale Agreement. Blackstone Real Estate Partners VIII L.P. is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $115 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the US, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics) and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust.

The Sale Agreement

The following discussion sets forth the material terms of the Sale Agreement and is qualified in its entirety by reference to the complete text of the Sale Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the Sale Agreement that is important to you. You should refer to the full text of the Sale Agreement for details of the transaction and the terms and conditions of the Sale Agreement.

Additionally, the representations, warranties and covenants described in this summary and contained in the Sale Agreement have been made only for the purpose of the Sale Agreement and, as such, are intended solely for the benefit of FRP Seller and Purchaser. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Sale Agreement. Furthermore, many of the representations and warranties contained in the Sale Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about FRP, Seller and Purchaser, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Sale Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by FRP, Seller and Purchaser. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Sale Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of FRP, Seller, Purchaser or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Sale Agreement and do not have any direct rights or remedies pursuant to the Sale Agreement.

Purchase and Sale of Assets

Subject to the terms and conditions of the Sale Agreement, Purchaser will purchase the Properties. The Properties are listed below and consist of substantially all of the assets of the Company’s Asset Management Segment.

#	Asset	City	State	SF
1	2201 Lakeside Blvd	Edgewood	MD	148,425
2	2202 Lakeside Blvd	Edgewood	MD	129,891
3	1502 Quarry Drive	Edgewood	MD	110,875
4	1504 Quarry Drive	Edgewood	MD	96,800
5	2203 Lakeside Blvd	Edgewood	MD	99,100
6	2208 Lakeside Blvd	Edgewood	MD	72,615
7	1506 Quarry Drive	Edgewood	MD	94,832
8	2206 Lakeside Blvd	Edgewood	MD	67,128
9	2204 Lakeside Blvd	Edgewood	MD	74,056
10	7021 Dorsey Road	Hanover	MD	200,200
11	7001 Dorsey Road	Hanover	MD	145,180
12	7010 Dorsey Road	Hanover	MD	74,600
13	7020 Dorsey Road	Hanover	MD	84,760
14	9104 Yellow Brick Road	Rosedale	MD	93,755
15	9108 Yellow Brick Road	Rosedale	MD	96,762
16	810 Oregon Avenue	Linthicum	MD	113,280
17	812 Oregon Avenue	Linthicum	MD	82,335
18	3051 Washington Blvd	Baltimore	MD	71,200
19	3121 Washington Blvd	Baltimore	MD	70,790
20	3101 Washington Blvd	Baltimore	MD	40,328
21	3031 Washington Blvd	Baltimore	MD	22,000
22	3131 Washington Blvd	Baltimore	MD	28,000
23	1921 62nd Street	Rosedale	MD	79,550
24	1901 62nd Street	Rosedale	MD	82,800
25	8240 Preston Court	Jessup	MD	90,405
26	8230 Preston Court	Jessup	MD	72,391
27	10820 Gilroy Road	Hunt Valley	MD	107,438
28	8515 Kelso Drive	Essex	MD	33,990
29	8525 Kelso Drive	Essex	MD	35,690
30	7700 Port Capital Drive	Elkridge	MD	91,218
31	8620 Dorsey Run Road	Hanover	MD	85,100
32	11500 Crossroads Circle	Middle River	MD	69,474
33	6920 Tudsbury Road	Windsor Mill	MD	86,100
34	7600 Doane Drive	Manassas	VA	129,850
35	11800 Brewer’s Spring Road	Manassas	VA	125,550
36	11801 Brewer’s Spring Road	Manassas	VA	117,600
37	7780 Doane Drive	Manassas	VA	103,448
38	7760 Doane Drive	Manassas	VA	96,710
39	100 Interchange Blvd.	Newark	DE	151,006
40	200 Interchange Blvd.	Newark	DE	152,000
41	1187 Azalea Garden Road	Norfolk	VA	188,093
	Total Portfolio			3,915,325

Additional Land Parcels		City	State	Acres
1	2203 Lakeside Blvd	Edgewood	MD	15
2	Parcel C-1 Interchange Business Park	Newark	DE	9
3	3041 Washington Blvd	Baltimore	MD	1

The assets to be sold do not include (i) the Company’s Brooksville and Windlass joint ventures, (ii) any assets of the Mining Royalty Lands Segment (iii) the Company’s Riverfront on the Anacostia Segment, or the Company’s other properties in Washington, D.C., (iv) any of the assets of the Land Development and Construction Segment, or (v) the Company’s three office buildings.

Purchase Price

The purchase price to be received by Seller for the Properties is $358,900,000. The purchase price will be adjusted to reflect customary prorations, and is subject to further adjustment if certain of the Properties are excluded from the Sale Transaction (as further described in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Termination of the Sale Agreement” beginning on page 54).

Closing Costs and Encumbrances

Under the Sale Agreement, Seller is obligated to pay (i) one-half of all transfer and recording taxes, (ii) one-half of all escrow charges, (iii) all costs in connection with discharging any mortgages and encumbrances on the Properties, (iv) the costs of any endorsements issued to insure over any non-permitted exceptions and (v) any other transaction costs borne by Seller in accordance with local custom. Seller is also obligated to pay the fees of its own attorneys, accountants and other professionals.

As of February 28, 2018, the Properties were encumbered by mortgages having an outstanding balance of approximately $29 million.

Escrow Deposit

Purchaser has deposited the Earnest Money with an escrow agent. The Earnest Money is to be applied at closing against payment of the purchase price and is non-refundable to Purchaser except as expressly provided in the Sale Agreement.

The Sale Agreement provides that the Earnest Money shall be returned to Purchaser if: (i) Purchaser terminates the Sale Agreement due to failure to obtain the Shareholder Approval before August 19, 2018, (ii) Purchaser terminates the Sale Agreement due to Seller’s failure to cure (or election not to cure) any Title Defect or the Seller’s inability otherwise to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions, (iii) Purchaser terminates the Sale Agreement due to (a) any of the conditions precedent to Purchaser’s obligations not being satisfied or waived by Purchaser or (b) a material breach or default by Seller in the performance of its obligations under the Sale Agreement or (iv) Seller terminates the Sale Agreement because any of the conditions precedent to Seller’s obligations have not been satisfied or waived by Seller on or prior to the closing. Additionally, the Sale Agreement provides that the applicable portion of the Earnest Money allocated to any individual Property shall be returned to Purchaser if Purchaser terminates the Sale Agreement solely with respect to an individual Property due to (i) certain tenants alleging default on their tenant estoppel, (ii) any individual Property or any portion thereof being damaged or destroyed by a Material Casualty or subject to a Material Condemnation, (iii) any counterparty to an Option exercising its right to purchase any individual Property or (iv) with respect to the individual Property located at 1901 62nd Street, Baltimore, Maryland 21237, if the applicable Seller does not enter into the contemplated lease amendment with Architectural Ceramics, Inc.

The Sale Agreement provides that the Earnest Money shall be disbursed to Seller if Seller terminates the Sale Agreement due a material breach or default by Purchaser to pay the purchase price and purchase the Properties under the Sale Agreement on the closing date.

Indemnification by Purchaser

From and after the closing of the Sale Transaction for a period of twelve (12) months, subject to the terms and conditions of the Sale Agreement, Purchaser is obligated to indemnify and hold harmless Seller and its affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing from and against losses incurred or suffered by any such person arising out of, or in any way resulting from, (i) any breach of any representation or warranty by Purchaser contained in the Sale Agreement or in any related closing documents, (ii) any breach of any covenant of Purchaser contained in the Sale Agreement or in any related closing documents that expressly survives the closing and (iii) claims asserted by third parties relating to the Properties, but only if and to the extent such losses first arise or accrue after the closing.

Indemnification by Seller and FRP

Subject to the terms and conditions of the Sale Agreement (including the “Limitations on Seller’s and FRP’s Indemnity Obligations” set forth below, as applicable), Seller is each obligated to indemnify and hold harmless Purchaser and its affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing from and after the closing of the Sale Transaction (i) for a period of twelve (12) months, from and against any losses which may be incurred or suffered by any of them arising out of, or resulting from: (a) any breach of any representation or warranty of Seller or FRP contained in the Sale Agreement or in any related closing documents; (b) any breach of any covenant of Seller or FRP contained in the Sale Agreement or in any related closing documents that expressly survives the closing; and (c) third party claims arising prior to closing relating to the Properties (even if such claim is asserted on or after the closing) and (ii) with respect to all liabilities and obligations relating to any employee (and such employee’s employment and termination thereof), employee benefit plan, or employment practice.

FRP has agreed, if the closing occurs, to fulfill the post-closing payment obligations of Seller in accordance with the terms of the Sale Agreement and to the extent such obligations are not timely fulfilled by Seller, in each case subject to the same limitations on survival and liability set forth in the Sale Agreement.

Limitations on Seller’s and FRP’s Indemnity Obligations

Seller and FRP are not required to indemnify Purchaser unless the aggregate of all amounts for which an indemnity would otherwise be payable exceeds $175,000 (the “Basket”) and, in such event, Seller and FRP are responsible for the entire amount. The maximum aggregate liability of Seller and FRP for the aforementioned indemnity claims shall not exceed 3% of the purchase price (the “Cap”). Notwithstanding the foregoing, the following are not subject to the Basket or Cap: (i) Seller’s obligations with respect to prorations and adjustments, (ii) Seller’s obligations with respect to taxes, fees and other transaction costs, (iii) Seller’s obligations for the breach of any of the representations and warranties with respect to taxes, (iv) Seller’s obligations with respect to liabilities and obligations relating to any employee (and any such employee’s employment and termination thereof), employee benefit plan or employment practice and (v) Seller’s obligations with respect to brokers.

Purchaser is not entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller or FRP, except with respect to any claims asserted by third parties.

From and after the closing of the Sale Transaction, the sole and exclusive remedy available to a party in the event of a breach by the other party to the Sale Agreement of any representation, warranty, covenant or other provision of the Sale Agreement or any related closing documents which expressly survives the closing shall be the aforementioned indemnifications, except as it relates to (i) Seller’s obligations with respect to prorations and adjustments, (ii) Seller’s obligations with respect to taxes, fees and other transaction costs, (iii) Seller’s obligations with respect to liabilities and obligations relating to any employee (and any such employee’s employment and termination thereof), employee benefit plan or employment practice and (iv) Seller’s obligations with respect to brokers.

Representations and Warranties

The Sale Agreement contains customary representations and warranties made by Seller to Purchaser. Specifically, the representations and warranties of Seller in the Sale Agreement (many of which are qualified by concepts of knowledge, materiality and/or are further modified and limited by confidential disclosure schedules delivered by Seller to Purchaser) relate to the following subject matters, among other things:

●	formation and good standing;

●	corporate power and authority to enter into the Sale Agreement and perform its obligations thereunder, due authorization and execution of the Sale Agreement and the enforceability of the Sale Agreement;

●	consents required in connection with the execution, delivery and performance of the Sale Agreement;

●	the absence of conflicts between (i) Seller’s organizational documents, other contracts and applicable law and (ii) the execution, delivery, compliance with, and performance of the Sale Agreement by Seller;

●	not being a debtor under any bankruptcy or insolvency proceedings;

●	compliance with anti-bribery, anti-money laundering and anti-terrorism laws;

●	not being a foreign person;

●	Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder;

●	the approval of the Sale Agreement and the transactions contemplated thereby by the FRP Board;

●	the shareholder vote required to approve the Sale Agreement;

●	the opinion of Houlihan Lokey;

●	material contracts and space leases;

●	brokerage commissions;

●	casualty; condemnation;

●	litigation;

●	compliance with law;

●	ownership of the Properties;

●	options;

●	licenses and permits;

●	insurance;

●	ongoing construction;

●	environmental matters;

●	reciprocal easement agreements, operating easement agreements, and covenants, conditions and restrictions;

●	associations and association documents;

●	taxes;

●	affiliate agreements;

●	employees and employee arrangements;

●	neighboring land;

●	letters of credit; and

●	brokers with respect to the Sale Transaction.

The Sale Agreement contains customary representations and warranties made by FRP to Purchaser. Specifically, the representations and warranties of FRP in the Sale Agreement (some of which are qualified by concepts of knowledge) relate to the following subject matters, among other things:

●	formation and good standing;

●	corporate power and authority to enter into the Sale Agreement and perform its obligations thereunder, due authorization and execution of the Sale Agreement and the enforceability of the Sale Agreement;

●	consents required in connection with the execution, delivery and performance of the Sale Agreement;

●	the absence of conflicts between (i) FRP’s organizational documents, other contracts and applicable law and (ii) the execution, delivery, compliance with, and performance of the Sale Agreement by FRP;

●	not being a debtor under any bankruptcy or insolvency proceedings; and

●	compliance with anti-bribery, anti-money laundering and anti-terrorism laws.

The Sale Agreement contains customary representations and warranties made by Purchaser to Seller. Specifically, the representations and warranties of the Purchaser in the Sale Agreement (some of which are qualified by concepts of knowledge) relate to the following subject matters, among other things:

●	formation and good standing;

●	corporate power and authority to enter into the Sale Agreement and perform its obligations thereunder, due authorization and execution of the Sale Agreement and the enforceability of the Sale Agreement;

●	consents required in connection with the execution, delivery and performance of the Sale Agreement;

●	the absence of conflicts between (i) Purchaser’s organizational documents, other contracts and applicable law and (ii) the execution, delivery, compliance with, and performance of the Sale Agreement by Purchaser;

●	not being a debtor under any bankruptcy or insolvency proceedings; and

●	compliance with anti-bribery, anti-money laundering and anti-terrorism laws.

Covenants Relating to the Conduct of the Properties Prior to Closing

Seller has undertaken customary covenants in the Sale Agreement relating to the operation of the Properties prior to the completion of the Sale Transaction. In general, Seller has agreed to, among other things:

●	operate the Properties in accordance with the Sale Agreement and past practices, including performing all capital improvements, capital expenditures and landlord work in the ordinary course of business;

●	not make any material changes or alterations to the Properties without Purchaser’s prior written consent;

●	not remove any personal property from the Properties unless replaced by an item of similar condition, utility and value;

●	not record, cause or permit any encumbrances to be recorded against the Properties without Purchaser’s consent;

●	diligently and in a commercially reasonable manner work to cure, remove and/or close out any violations;

●	advise Purchaser promptly of any litigation, arbitration, or condemnation, keep Purchaser reasonably informed of the status of such matters, and not settle such matters without Purchaser’s consent;

●	advise Purchaser promptly of any notices of violation affecting the Properties;

●	advise Purchaser promptly of any notices of default delivered or received under any space lease, contract, association document or reciprocal easement agreements;

●	keep the Properties insured consistent with existing insurance programs and name Purchaser as an additional insured on any business interruption policies affecting the Properties;

●	perform Seller’s obligations under all space leases, contracts and association documents;

●	pay all taxes, water and sewer charges affecting the Properties as they become due;

●	upon Purchaser’s request, furnish each tenant with a form of subordination, non-disturbance and attornment agreement;

●	use commercially reasonable efforts to have all roof warranties related to the Properties re-issued to Purchaser at Seller’s sole cost and expenses;

●	subject to limited exceptions, not enter into, modify or terminate any contracts or space leases for the Properties;

●	terminate any existing management agreements and agreements with affiliates relating to the Properties at or prior to closing;

●	deliver a notice of termination with respect to any contracts that Purchaser will not assume;

●	not amend any association documents or reciprocal easement agreements;

●	comply with FRP’s obligations under association documents and reciprocal easement agreements;

●	prepare and deliver estoppel certificates to tenants, associations and counterparties to reciprocal easement agreements;

●	use commercially reasonable efforts to perform certain capital expenditures work and landlord work prior to closing; provided, to the extent it is not completed prior to closing, (i) Seller will assign the corresponding contracts to Purchaser and (ii) Purchaser will receive a credit at closing for 110% of the estimated costs to complete such capital expenditures work and landlord work;

●	continue to provide the municipal letters of credit related to certain capital expenditures work until the corresponding work has been completed and the obligation to post such letters of credit has been released; and

●	use commercially reasonable efforts to enter into the contemplated lease amendment with Architectural Ceramics, Inc.

Projects Involving Letters of Credit

With respect to certain Properties located in Virginia, the local municipality has required Seller to post letters of credit to guarantee the completion of certain capital expenditures work. To the extent this work is not completed prior to closing, Seller will continue to perform such work post-closing; provided, however, if Seller fails to complete the work by an agreed upon outside date, Purchaser may elect to take over completion of such work. In connection with such work, Purchaser and Seller agree that an amount equal to 125% of the estimated costs to complete such work shall be held back from the closing proceeds and deposited into an escrow to be released either (i) to Seller upon completion of the work and satisfaction of the applicable conditions or (ii) to the extent Seller does not complete the work by the applicable outside date and Purchaser takes over completion of the work, to Purchaser upon its completion of the work. Seller shall continue to provide the municipal letters of credit related to such work until the corresponding work has been completed and the obligation to post such letters of credit has been released.

9104 Yellow Brick Road Property

To the extent Seller does not enter into a lease with York International Corporation including the agreed upon terms prior to closing, Purchaser and Seller agree that $2,000,000 of the purchase price shall be held back from the closing proceeds and deposited into an escrow (the “YBR Holdback”). In the event Purchaser does not enter into such lease between the closing and June 30, 2018, the escrow agent shall automatically release the YBR Holdback to Purchaser on July 1, 2018. In the event Purchaser enters into a lease with York International Corporation between the closing and June 30, 2018, the escrow agent shall

(i) release the YBR Holdback to Seller, less any leasing costs with respect to such lease, and (ii) release the balance of the YBR Holdback to Purchaser.

Crossroads Outparcel

Seller shall take all necessary actions to subdivide a certain parcel adjacent to the Property located at 11500 Crossroads Circle, Middle River, Maryland 21220 (the “Crossroads Outparcel”) in order to enable Seller to transfer ownership of a separate legal parcel comprised solely of a specified area to be used for the contemplated construction of a parking lot (the “Crossroads Parking Parcel”). Following the subdivision of the Crossroads Outparcel, if applicable, and subject to customary diligence, Purchaser (or an affiliate thereof) shall acquire the Crossroads Parking Parcel at a separate closing. Following Purchaser’s acquisition of the Crossroads Parking Parcel, if applicable, and subject to Purchaser’s diligence, receipt of requisite approvals and satisfactory cost arrangements, Purchaser shall work in good faith to construct a parking lot on the Crossroads Parking Parcel. In the event Purchaser does not construct a parking lot on the Crossroads Parking Parcel, Purchaser may not transfer or convey such parcel unless (i) such transaction also includes the conveyance of the Property located at 11500 Crossroads Circle, Middle River, Maryland 21220 (the “Crossroads Parcel”), or (ii) the Crossroads Parcel has previously been transferred in connection with a foreclosure or deed in lieu of foreclosure.

Purchase Options

Several of the Properties are subject to certain rights of first refusal, rights of first offer, purchase options or similar rights relating to such Property in favor of the tenants (each, an “Option”). Should any counterparty to an Option exercise its right to purchase the applicable Property (an “Excluded Option Property”), Seller must notify Purchaser of the same, in which event the Sale Agreement will terminate as to only such Excluded Option Property. Notwithstanding the foregoing, at any time after entering into the Sale Agreement and prior to the date twelve (12) months after the closing date, if such tenant subsequently defaults on its obligation to purchase such Excluded Option Property or such Excluded Option Property otherwise becomes available for sale, Purchaser will have the right to cause the Seller to sell such Excluded Option Property to Purchaser).

Title and Survey Matters

On or prior to the execution of the Sale Agreement, Purchaser has received a preliminary title commitment and initial survey with respect to each of the Properties. Seller shall be obligated to cure, remove or cause to be insured over at its expense all non-permitted exceptions in such preliminary title commitments and initial surveys in accordance with the agreed upon “resolution” actions. With respect to any updates to the preliminary title commitments and initial surveys received after the date of the Sale Agreement and prior to the closing the Sale Transaction, Purchaser may notify Seller in writing of any matters reflected in such updated reports that were not reflected on the preliminary title commitments or initial surveys and which do not constitute permitted exceptions under the Sale Agreement (“Title Defect”). If Seller fails to cure or elects not to cure any such Title Defect set forth in a notice of Title Defect and otherwise is unable to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions, Purchaser may elect, either to (i) terminate the Sale Agreement or (ii) waive such Title Defect. Notwithstanding the foregoing, Seller is obligated at closing to cause the release or discharge of (i) any voluntary encumbrance created by Seller after the date of the Sale Agreement, (ii) the existing financings encumbering the Properties, and (iii) other monetary liens encumbering the Properties (subject to a maximum of $2,000,000 in the aggregate).

Condemnation and Casualty

If, prior to the closing date of the Sale Transaction, all or any portion of the Properties are (i) destroyed or damaged by fire or other casualty or (ii) taken, or threatened to be taken, as a result of any condemnation, eminent domain or similar proceedings, Seller shall promptly notify Purchaser and, at closing, Seller will credit against the purchase price payable by Purchaser at the closing an amount equal to the net proceeds, if any, actually received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under insurance coverage maintained by Seller or its affiliates. If as of the closing, Seller has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate the Sale Transaction (with a credit for (i) any deductible under such insurance and (ii) any uninsured loss) and Seller will at closing assign to Purchaser all rights of Seller, if any, to the insurance or condemnation proceeds and to all other related rights.

Notwithstanding the foregoing, (a) if any individual Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty (as defined below) or (ii) subject to a Material Condemnation (as defined below), Purchaser shall have the right, exercised by written notice to Seller, to terminate the Sale Agreement as to only such affected Property and (b) if any Property or any portion thereof shall be (i) damaged or destroyed by one or more casualties and/or (ii) taken, or threatened to be taken, as a result of one or more condemnation, eminent domain or similar proceedings, and the cost of repair (with respect to any such casualties) and the value of the applicable portion of the Properties (with respect to any such condemnations, eminent domain or similar proceedings) exceeds, in the aggregate, seven and one-half percent (7.5%) of the purchase price, Purchaser shall have the right, exercised by written notice to Seller, to terminate the Sale Agreement.

“Material Casualty” shall mean, with respect to any individual Property, any damage to all or a portion of any individual Property by fire or other casualty that, (i) in the reasonable judgment of an independent third party selected by Purchaser and reasonably acceptable to Seller is expected to cost in excess of five percent (5%) of the allocated purchase price of such individual Property to repair or (ii) permits any major tenant to terminate its space lease or abate rent pursuant to the terms of its space lease.

“Material Condemnation” shall mean, with respect to any individual Property, a taking or threatened taking that (i) results in a loss of more than seven and one-half percent (7.5%) of the aggregate square footage of such individual Property, (ii) permits any major tenant to terminate its space lease, (iii) in Purchaser’s reasonable judgment, materially and adversely affects the operations at or access to such Property or parking on any such Property or (iv) otherwise adversely impacts the value of such Property by more than seven and one-half percent (7.5%) of the allocated purchase price for such Property.

Public Announcements

During the pre-closing period, FRP and Purchaser have agreed not to issue any public release or announcement concerning the Sale Agreement and the Sale Transaction without the prior written consent of the other parties, other than releases or announcements as may be required by law or as may be reasonably necessary in light of FRP’s public company status.

Third Party Consents

FRP and Purchaser have further agreed to use commercially reasonable efforts to give all notices to, and obtain all consents from, certain third parties, except that they shall not be obligated to pay any consideration to any third party in respect of any such consent or approval.

Preparation of Proxy Statement; FRP Shareholder Meeting

As promptly as reasonably practicable following the date of the Sale Agreement (and, in any event, no more than two (2) business days following to the date of Sale Agreement), FRP was required to prepare this proxy statement and, after consultation with and consideration in good faith of any comments on this proxy statement reasonably proposed by Purchaser, cause this proxy statement to be filed with the SEC in preliminary form; provided, however, that FRP could not file this proxy statement with the SEC without obtaining the prior written consent of Purchaser, which consent could not be unreasonably withheld, conditioned, or delayed.

FRP is required, as promptly as practicable following the date of the Sale Agreement, to duly call, give notice of, convene and hold a meeting of FRP shareholders for the purpose of seeking shareholder approval of the Asset Sale Proposal. FRP is required to (1) through the FRP Board, make the FRP Board recommendation; (2) include the FRP Board recommendation in this proxy statement; and (3) solicit and use its reasonable best efforts to obtain the FRP shareholders’ approval of the Asset Sale Proposal, except to the extent that the FRP Board has effected an adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “—No Solicitation of Transactions”. Until the Sale Agreement is terminated in accordance with its terms, FRP shall not submit to the vote of its shareholders any acquisition proposal.

FRP may adjourn or postpone the annual meeting after consultation with Purchaser (i) to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to the shareholders of FRP sufficiently in advance of the annual meeting to ensure that the vote occurs on the basis of full and complete information as required by applicable law or regulation or (ii) if, in the reasonable discretion of FRP, additional time is required to solicit proxies in favor of the approval of the Asset Sale Proposal; provided that, in the case of clause (ii) without the consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), in no event shall the annual meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the annual meeting was originally scheduled; provided, further, that such consent of Purchaser may be withheld in its sole discretion if following the date of the Sale Agreement, an acquisition proposal shall have been received by FRP or its representatives or any person shall have publicly announced an intention to make an acquisition proposal, unless such acquisition proposal has been withdrawn at least thirty (30) days prior to the date for which the shareholder meeting was originally scheduled. FRP must call, give notice of, convene and hold the annual meeting, mail this proxy statement and solicit proxies in favor of shareholder approval of the Asset Sale Proposal without regard to an adverse recommendation change, unless the Sale Agreement has been terminated in accordance with its terms.

For purposes of the Sale Agreement, “acquisition proposal” means any proposal, offer or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) regarding any of the following involving the Company, any Seller or any of their respective subsidiaries (other than the transactions contemplated by the Sale Agreement):

●	any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or otherwise, of the assets representing 20% or more of the consolidated net income, consolidated net revenue or consolidated total assets (including equity securities of its subsidiaries) of FRP and its subsidiaries;

●	any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of any class of capital stock;

●	any tender offer or exchange offer for 20% or more of any class of capital stock, other equity security or voting power of the Company or the operating partnership or the filing of a registration statement under the Securities Act of 1933, as amended (which we refer to in this proxy statement as the “Securities Act”) in connection therewith;

●	any other transaction or series of transactions pursuant to which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any Property; or

●	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

No Solicitation

FRP has agreed that, from the date of the Sale Agreement until the earlier of closing date or the termination of the Sale Agreement, and subject to the provisions below, it will not, and will not cause its subsidiaries and its and their respective officers and directors not to, and it will authorize and will use reasonable efforts to cause the representatives of FRP and its subsidiaries not, directly or indirectly:

●	solicit, initiate or knowingly encourage, knowingly induce or knowingly facilitate or take any other action which would reasonably be expected to lead to, the making, submission or announcement of, any acquisition proposal (which is referred to in this proxy statement as an “inquiry”);

●	enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Purchaser or its representatives any non-public information or data in furtherance of any acquisition proposal or inquiry;

●	approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an acquisition proposal (other than an acceptable confidentiality agreement, as described below) or requiring or having the effect of requiring the Company to abandon, terminate, or breach its obligations under the Sale Agreement (which we refer to in this proxy statement as an “alternative acquisition agreement”); or

●	agree to or propose publicly to do any of the foregoing.

FRP will notify Purchaser promptly (but in no event later than 24 hours) after receipt of any acquisition proposal or any request for non-public information relating to FRP or any of its subsidiaries by any third party that informs FRP that it is making, or has made, an acquisition proposal, or any inquiry from any person seeking to have discussions or negotiations with FRP relating to a possible acquisition proposal. Such notice shall be made orally and confirmed in writing, and shall identify the person making such acquisition proposal or inquiry and shall indicate the material terms and conditions of any acquisition proposals or inquiries to the extent known (including, if applicable, providing copies of any written inquiries or requests and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such acquisition proposals or inquiries). FRP will also promptly, and in any event within 48 hours, notify Purchaser, orally and in writing, if FRP determines to engage in discussions or negotiations concerning any acquisition proposal or to begin providing non-public information to any person (and FRP shall not begin engaging in such discussions or negotiations or begin providing such non-public information prior to providing such notice), and notify Purchaser of any change to the financial and other material terms and conditions of any acquisition proposal and otherwise keep Purchaser reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. FRP has agreed that neither it nor any of its subsidiaries, after the date of the Sale Agreement, will enter into any confidentiality or similar agreement that would prohibit it from providing such information to Purchaser as described above.

The Sale Agreement defines “superior proposal” as any bona fide written acquisition proposal made after the date of the Sale Agreement on terms that the FRP Board determines in good faith, after consultation with FRP’s outside legal counsel and financial advisors (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal and any changes to the terms of the Sale Agreement proposed by Purchaser and any other information provided by Purchaser) that (1) would, if consummated, be more favorable to FRP shareholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Sale Agreement and (2) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Obligations of the FRP Board with Respect to the FRP Board Recommendation and Termination for a Superior Proposal

Except in the circumstances and pursuant to the procedures described below, neither the FRP Board nor any committee thereof will:

●	fail to make or withdraw (or modify or qualify or publicly propose to withdraw, modify or qualify in any manner adverse to Purchaser) the FRP Board recommendation;

●	adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal (or propose to do any of the foregoing);

●	fail to include the FRP Board recommendation in this proxy statement;

●	take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the FRP Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the FRP Board indicates that it has not changed the FRP Board recommendation;

●	fail to reaffirm the FRP Board recommendation within the earlier of three (3) business days prior to the annual meeting and five (5) business days after receiving a written request to do so from Purchaser; or

●	authorize, cause or permit FRP or any of its subsidiaries to enter into any alternative acquisition agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement as permitted by the Sale Agreement).

FRP refers to any action in the five three bullets above as an “adverse recommendation change”.

Prior to the shareholder approval of the Asset Sale Proposal the FRP Board is permitted to affect an adverse recommendation change:

●	FRP provides prior written notice to Purchaser of its intention to effect an adverse recommendation change, identifying the person making the superior proposal and describing in reasonable detail the material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for effecting an adverse recommendation change, including (if applicable) copies of any written proposals or offers and any proposed agreements related to a superior proposal;

●	FRP and its representatives negotiate with Purchaser in good faith for a period of five (5) business days following Purchaser’s receipt of the notice of adverse recommendation change described in the bullet above to make such adjustments in the terms and conditions of the Sale Agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

●	following the end of such five (5) business day period, the FRP Board has determined in good faith, taking into account any changes to the Sale Agreement proposed in writing by Purchaser, that (i) after consultation with outside legal counsel and financial advisors, the superior proposal giving rise to the notice of adverse recommendation change continues to constitute a superior proposal and the failure of the FRP Board to effect an adverse recommendation change would violate FRP’s director’s duties under applicable law or (ii) after consultation with outside legal counsel, in the case of an intervening event, the failure of the FRP Board to effect an adverse recommendation change would violate FRP’s directors’ duties under applicable law.

For purposes of the Sale Agreement, “intervening event” means a material positive event, fact, development or occurrence (other than any event, fact, development or occurrence resulting from a breach of the Sale Agreement by FRP or its subsidiaries) with respect to FRP and its subsidiaries (in the case of FRP and its subsidiaries, taken as a whole), which was unknown to, nor reasonably foreseeable by, the FRP Board as of or prior to the date of the Sale Agreement, and becomes known to or by the FRP Board prior to the FRP shareholders’ approval of the Asset Sale Proposal. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:

●	any event, fact, development or occurrence that involves or relates to an acquisition proposal or a superior proposal or any inquiry or communications or matters relating thereto;

●	any event, fact, development or occurrence that results from the announcement, pendency and consummation of this Agreement or the transactions contemplated hereby or any actions required to be taken or to be refrained from being taken pursuant to the Sale Agreement;

●	the fact that FRP meets or exceeds internal or analysts’ expectations or projections; or

●	any changes or lack thereof after the date hereof in the market price or trading volume of the FRP shares, individually or in the aggregate, will not be deemed to constitute an intervening event.

Any amendment to the financial terms or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and FRP will be required to comply again with the requirements described above, except that references to the five (5) business day period above will be deemed to be references to a four (4) business day period following receipt by Purchaser of any such new notice of change of recommendation.

Nothing contained in the Sale Agreement will prohibit FRP or the FRP Board from taking and disclosing to FRP shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the shareholders of FRP if, in the good faith judgment of the FRP Board, after consultation with outside legal counsel, the failure to make such disclosure would be inconsistent with the directors’ duties under applicable law or is required by applicable law; provided, however, that neither FRP nor the FRP will be permitted to recommend that FRP shareholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal or effect an adverse recommendation change with respect thereto, except as permitted by the provisions described above.

Conditions to the Completion of the Sale Transaction

Conditions to Purchasers’ Obligations.

The obligation of Purchaser to complete the Sale Transaction is subject to the satisfaction of the following conditions:

●	each of the representations and warranties made by Seller and FRP in the Sale Agreement being true and correct in all material respects (without giving effect to any qualification as to materiality, or any correlative terms in such representations and warranties) when made and on and as of the closing date as though such representations and warranties were made on and as of the closing date;

●	Seller shall have performed or complied in all material respects with each obligation and covenant required by the Sale Agreement to be performed or complied with by Seller on or before the closing date;

●	no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority (as such term is defined in the Sale Agreement) of competent jurisdiction shall be in effect as of the closing date which restrains or prohibits the transfer of the Properties;

●	no action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Properties;

●	Purchaser shall have timely received certain estoppel letters with respect to both (i) at least eight (8) of the ten (10) major leases (including all five (5) of the largest major leases, in each case, based upon tenant leased square footage; and (ii) tenants leasing at least seventy-five percent (75%) of the tenant leased square footage of the Properties;

●	Purchaser shall have received all of the documents required to be delivered by Seller under the Sale Agreement;

●	fee simple title to the properties being vested in Seller, subject only to certain permitted exceptions and the title company being irrevocably and unconditionally committed to issue title insurance policies to Purchaser at the closing, subject only to such permitted exceptions, in an amount equal to the applicable allocated purchase price of each individual Property; and

●	the Shareholder Approval shall have been obtained.

Conditions to FRP’s Obligations.

The obligation of FRP to complete the Sale Transaction is subject to the following conditions:

●	each of the representations and warranties made by Purchaser in the Sale Agreement being true and correct in all material respects (without giving effect to any qualification as to materiality, or any correlative terms in such representations and warranties) when made and on and as of the closing date as though such representations and warranties were made on and as of the closing date;

●	each Purchaser’s performance and compliance in all material respects with all agreements, covenants and conditions required by the Sale Agreement and to be performed or complied with by it prior to or on the closing date;

●	no order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority (as such term is defined in the Sale Agreement) of competent jurisdiction shall be in effect as of the closing which restrains or prohibits the transfer of the Properties;

●	no action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Properties.

●	Seller or escrow agent shall have received all of the documents required to be delivered by Purchaser under the Sale Agreement;

●	Seller or escrow agent shall have received the purchase price and all other amounts due to Seller; and

●	the Shareholder Approval shall have been obtained.

Termination of the Sale Agreement

The Sale Agreement may be terminated prior to closing of the Sale Transaction:

●	by the mutual written consent of FRP, Seller and Purchaser;

●	by Purchaser if:

●	any of the conditions precedent to Purchaser’s obligations to close (including obtaining the Shareholder Approval) have not been satisfied or waived by Purchaser on or prior to the closing date;

●	there is a material breach or default by Seller in the performance of their obligations under the Sale Agreement;

●	the Shareholder Approval is not obtained before the Outside Closing Date;

●	Seller fails to cure or elects not to cure any Title Defect and otherwise is unable to convey fee title to the Properties to Purchaser at closing subject only to permitted exceptions (as further described in the section entitled “Proposal No. 1: The Sale Proposal—Overview of the Sale Transaction—Title and Survey Matters” beginning on page 47);

●	if the aggregate effect of any casualties and/or condemnation proceedings surpass the specified thresholds (as further described in the section entitled “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Condemnation and Casualty” beginning on page 48); or

●	upon written notice to FRP if prior to FRP obtaining the Shareholder Approval, (i) the FRP Board effects an adverse change recommendation, (ii) the FRP Board approves, adopts, publicly endorses or recommends, or enters into, any alternative acquisition agreement (other than an acceptable confidentiality agreement), (iii) FRP or any of its subsidiaries commits a willful and material breach of their non-solicitation obligations, or (iv) the FRP Board fails to publically recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an acquisition proposal (including by taking no position with respect to the acceptance of such tender offer or exchange offer by FRP’s shareholders) within five (5) business days after the commencement of such tender offer or exchange offer) (each, a “Triggering Event”).

●	by Seller if:

●	any of the conditions precedent to Seller’s obligations to close (including obtaining the Shareholder Approval) have not been satisfied or waived by Seller on or prior to the closing date;

●	there is a material breach or default by Purchaser to pay the purchase price and purchase the Properties on the closing date; or

●	if the FRP Board determines to enter into a definitive agreement with respect to a superior proposal that includes the Properties and concurrently with such termination, FRP enters into a definitive acquisition agreement with respect to such proposal and pays the Purchaser a termination fee of $22,500,000.

The Sale Agreement may be terminated solely with respect to an individual Property prior to closing of the Sale Transaction by Purchaser if:

●	certain tenants allege a specified default by the Seller on their tenant estoppel with respect to an individual Property;

●	any individual Property or any portion is damaged or destroyed by a Material Casualty or subject to a Material Condemnation; or

●	any counterparty to an Option exercises its right to purchase any individual Property.

The Sale Agreement may be terminated solely with respect to the individual Property located at 1901 62nd Street, Baltimore, Maryland 21237 prior to closing of the Sale Transaction by Purchaser if the applicable Seller does not enter into the contemplated lease amendment with Architectural Ceramics, Inc.

Reimbursement of Out-Of-Pocket Costs

Seller must pay to Purchaser an amount equal to all out-of-pocket costs and expenses incurred by Purchaser and its affiliates in connection with the transactions contemplated by the Sale Agreement (i) in the event that the Shareholder Approval is not obtained before the Outside Closing Date, (ii) if Purchaser elects to terminate the Sale Agreement due to a failure to obtain Shareholder Approval, (iii) if Purchaser elects to terminate the Sale Agreement due to a material breach or default by Seller in the performance of its obligations under the Sale Agreement or (iv) if the Sale Agreement is terminated and the termination fee is payable as described below.

Termination Fee Payable by FRP

In addition to the Reimbursement Amount, FRP will be required to pay Purchaser a termination fee of $22,500,000 if:

●	Purchaser terminates the Sale Agreement pursuant to a Triggering Event; or

●	the following requirements are satisfied:

●	(i) FRP or Purchaser terminates the Sale Agreement because Shareholder Approval has not been obtained, (ii) Purchaser terminates the Sale Agreement because the conditions precedent to Purchaser’s obligations to close (including obtaining the Shareholder Approval) have not been satisfied or waived by Purchaser on or prior to the closing date, or (iii) Purchaser terminates the Sale Agreement due to a material breach or default by Seller in the performance of their obligations under the Sale Agreement;

●	before receipt of the Shareholder Approval, (a) an acquisition proposal was made known to the FRP Board, FRP or any of its subsidiaries, (b) an acquisition proposal was publically made or disclosed or (c) any person publically announces an intention to make an acquisition proposal with respect to FRP or its subsidiaries; and

●	within twelve (12) months after the date of such termination, FRP or any of its subsidiaries enters into any alternative acquisition agreement with respect to, or consummates, approves or recommends to FRP shareholders or otherwise does not oppose any alternative acquisition proposal (with all references to “20%” in the definition of acquisition proposal replaced with “50%”).

Amendment and Waiver

The Sale Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party thereto. No waiver by any party of any of the provisions thereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.

Specific Performance

Upon material breach or default by Seller in the performance of its obligations under the Sale Agreement, Purchaser, at its option, may specifically enforce the terms and conditions of the Sale Agreement (without the necessity of proving the inadequacy of money damages as a remedy); provided that such specific enforcement action must be initiated no later than sixty (60) days following such default.

Governing Law

The Sale Agreement is governed by and construed in accordance with the laws of the State of Florida.

Activities of FRP Following the Sale Transaction

Among its reasons for approving the Sale Transaction, the FRP Board believes that divesting the Properties will result in a significant overhead reduction and allow the sale proceeds to be reinvested in its other business segments to generate higher returns. The FRP Board will continue to review FRP’s ongoing strategy, business plan and long-term forecasts for the Retained Business, as well as FRP’s strategic alternatives prior to and following the completion of the Sale Transaction. Following the Sale Transaction, FRP will continue to be a public company operating under the name FRP Holdings, Inc., and immediately after the completion of the Sale Transaction, all of FRP’s revenues and income will be generated by the Retained Business, aside from the payments related to the Sale Transaction.

Material U.S. Federal Income Tax Consequences of the Sale Transaction

The following is a discussion of the anticipated material U.S. federal income tax consequences of the Sale Transaction. This summary is based upon the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., alternative minimum tax, state, or local tax considerations.

The Sale Transaction will be treated as a taxable sale of the Properties in exchange for cash. FRP generally will recognize gain or loss based on the difference between the consideration received (including the assumption of liabilities) and its adjusted tax bases in each of the Properties sold. This tax liability would be reported on FRP’s consolidated income tax return for the taxable period that includes the Sale Transaction. Shareholders of FRP will not realize any gain or loss for U.S. federal income tax purposes as a result of the Sale Transaction.

This summary is not a complete description of all of the tax consequences of the Sale Transaction that may be relevant to you. Shareholders should consult their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences if proceeds from the Sale Transaction are distributed or paid to shareholders, such as in a dividend or share repurchase.

Accounting Treatment of the Sale Transaction

The Sale Transaction will be accounted for as a “sale of a business” by FRP, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Regulatory Matters

Other than in connection with the filing of this proxy statement with the SEC and any requirements under Florida law, FRP is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Sale Transaction.

No Dissenters’ Rights

Under the FBCA, dissenters’ rights are not available to any shareholder in connection with the Sale Transaction, regardless of whether such shareholder votes for or against the approval of the Asset Sale Proposal, because FRP’s common stock is listed on a national securities exchange.

Opinion of Houlihan Lokey Capital, Inc.

On March 20, 2018, Houlihan Lokey verbally rendered its opinion to the FRP Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the FRP Board dated March 20, 2018), as to, as of such date, the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement.

Houlihan Lokey’s opinion was directed to the FRP Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement and did not address any other aspect or implication of the Sale Transaction or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the FRP Board, any security holder of FRP or any other person as to how to act or vote with respect to any matter relating to the Sale Transaction.

In arriving at its opinion, Houlihan Lokey, among other things:

1.	reviewed a draft dated March 18, 2018 of the Sale Agreement;

2.	reviewed certain information relating to the Properties made available to Houlihan Lokey by FRP, including financial projections (and adjustments thereto) prepared by or discussed with FRP’s management relating to the Properties;

3.	spoke with certain members of FRP’s management and certain representatives and advisors of FRP regarding the Properties, the Sale Transaction and related matters;

4.	considered the publicly available financial terms of certain real estate transactions that Houlihan Lokey deemed to be relevant in evaluating the land holdings of certain of the Properties; and

5.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, FRP’s management advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial projections (and adjustments thereto) reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Properties, and Houlihan Lokey expressed no opinion with respect to the such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in any of the Properties or the financial condition, results of operations, cash flows or prospects of the Properties since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would have been material to its analysis or opinion, that the financial projections reviewed by Houlihan Lokey reflect all assets to be sold in the Sale Transaction and that there was no information or any facts that would have made any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey’s opinion was based on analysis of the Properties in their entirety as a portfolio.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the asset purchase agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the asset purchase agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Sale Transaction would be satisfied without waiver thereof, and (d) the Sale Transaction would be consummated in a timely manner in accordance with the terms described in the asset purchase agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Sale Transaction would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Sale Transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Sale Transaction, FRP, Seller or the Properties that would be material to Houlihan Lokey’s analysis or opinion. Houlihan Lokey also relied upon and assumed, without independent verification, at FRP’s direction, that any adjustments to the aggregate consideration pursuant to the Sale Agreement (including, without limitation, adjustments for prorations or the elimination (if any) of certain Properties from the Sale Transaction) would not be material to Houlihan Lokey’s analysis or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Sale Agreement will not differ in any respect from the draft of the Sale Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal of any of the Properties or the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of FRP, Seller (with respect to the Properties or otherwise) or any other party, nor was Houlihan Lokey provided with any such appraisal. Houlihan Lokey expressed no opinion as to the price at which any of the Properties might be separately transferable at any time. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which FRP, Seller or any of the Properties was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which FRP, Seller or any of the Properties was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Sale Transaction, the Properties, the securities, assets, businesses or operations of FRP, Seller or any other party, or any alternatives to the Sale Transaction, (b) negotiate the terms of the Sale Transaction, or (c) advise the FRP Board, FRP, Seller or any other party with respect to alternatives to the Sale Transaction. Houlihan Lokey expressed no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of the opinion.

Houlihan Lokey’s opinion was furnished for the use of the FRP Board (in its capacity as such) in connection with its evaluation of the Sale Transaction and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the FRP Board, FRP, any security holder or any other party as to how to act or vote with respect to any matter relating to the Sale Transaction or otherwise.

At FRP’s direction, Houlihan Lokey evaluated the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement as if the $358.9 million aggregate cash consideration would be directly received by FRP in the Sale Transaction. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the FRP Board, FRP, its security holders or any other party to proceed with or effect the Sale Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Sale Transaction (other than the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction to the extent expressly specified in the opinion) or otherwise, including, without limitation, the allocation of the aggregate cash consideration among the Properties to be sold in the Sale Transaction or the terms or any aspect of any indemnification, escrow or other agreements or arrangements to be entered into in connection with the Sale Transaction, (iii) the fairness of any portion or aspect of the Sale Transaction to the holders of any class of securities, creditors or other constituencies of FRP, or to any other party, except to FRP if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Sale Transaction as compared to any alternative business strategies or transactions that might have been available for FRP or any other party, (v) the fairness of any portion or aspect of the Sale Transaction to any one class or group of FRP’s or any other party’s security holders or other constituents vis-à-vis any other class or group of FRP’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not FRP, its security holders, Seller, Purchaser or any other party is receiving or paying reasonably equivalent value in the Sale Transaction, (vii) the solvency, creditworthiness or fair value of FRP, Seller, Purchaser or any other participant in the Sale Transaction, or any of their respective assets (including, without limitation, any of the Properties), under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Sale Transaction, any class of such persons or any other party, relative to the aggregate cash consideration to be received for the Properties in the Sale Transaction or otherwise, or (ix) the tax consequences and financial or other implications and effects of the Sale Transaction on FRP, any security holders, creditors or other constituencies of FRP, or any other party, or the use or distribution of proceeds from the Sale Transaction. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the FRP Board, on the assessments by FRP and its advisors as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Properties, FRP, Seller and the Sale Transaction or otherwise.

In performing its analysis, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analysis for comparative purposes is identical to the Properties or the proposed Sale Transaction and an evaluation of the results of the analysis is not entirely mathematical. The estimates contained in the financial forecasts prepared by the management of FRP and the implied reference range values indicated by Houlihan Lokey’s analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analysis. In addition, any analysis relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of FRP. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analysis are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the FRP Board in evaluating the proposed Sale Transaction. Neither Houlihan Lokey’s opinion nor its analysis were determinative of the $358.9 million aggregate cash consideration or of the views of the FRP Board or FRP’s management with respect to the Sale Transaction or the $358.9 million aggregate cash consideration. The type and amount of consideration payable in the Sale Transaction were determined through negotiation between FRP and Purchaser, and the decision to enter into the Sale Agreement was solely that of the FRP Board.

Financial Analysis

In preparing its opinion to the FRP Board, Houlihan Lokey performed the analysis described below. The summary of Houlihan Lokey’s analysis is not a complete description of the analysis underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analysis is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of the analysis undertaken by it assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual methodology or factor. Accordingly, Houlihan Lokey believes that its analysis and the following summary must be considered as a whole and that selecting portions of its methodologies and factors, without considering all methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analysis and opinion.

The following is a summary of the material financial analysis performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the FRP Board on March 20, 2018.

For purposes of its analysis, Houlihan Lokey reviewed a number of financial metrics, including:

●	NOI or Net Operating Income — net operating income, which is calculated generally as revenue, less property operating expenses.

●	Net Cash Flows — generally calculated as NOI, less total leasing costs and total capital expenditures.

Estimated financial data for the Properties were based on estimates prepared by or discussed with FRP’s management.

Net Asset Value Analysis

Houlihan Lokey performed a net asset value analysis of the Properties by performing a separate analysis of each group of the Properties located in the same commercial park (each, a “Property Group”). For each Property Group, Houlihan Lokey calculated the estimated net present value of the projected net cash flows of the Property Group for either the ten-, eleven- or twelve-fiscal year period ending either March 2028, March 2029 or March 2030 using financial projections prepared by or discussed with FRP’s management. Houlihan Lokey also calculated the estimated present value of the implied terminal values for each Property Group derived by applying a range of selected capitalization rates to the applicable Property Group’s one fiscal year forward period ending either March 2029, March 2030 or March 2031 estimated NOI. In the case of a Property Group which included excess land holdings, Houlihan Lokey applied selected ranges of price per square foot of land to the respective square footage of the excess land holdings.

In order to calculate implied terminal values, Houlihan Lokey applied the following selected capitalization rate ranges:

●	6.00% to 6.50% in the case of the following five Property Groups:

●	Rossville Business Center (Yellow Brick Rd., Rosedale, MD);

●	Hillside Business Park (7001-7030 Dorsey Run Rd., Hanover, MD);

●	Gilroy Center (Gilroy Rd., Hunt Valley, MD);

●	Hollander 95 (62nd St., Baltimore, MD); and

●	Patriot Business Center (Doane Dr. & Brewer’s Spring Rd., Manassas, VA);

●	6.25% to 6.75% in the case of the following two Property Groups:

●	Arundel Business Center (Preston Ct., Jessup, MD); and

●	Windlass Run Business Park (Crossroads, Baltimore, MD);

●	6.75% to 7.25% in the case of the following five Property Groups:

●	Oregon Business Center (Oregon Ave., Linthicum, MD);

●	Lakeside Business Park (Lakeside Blvd. & Quarry Dr., Edgewood, MD);

●	Dorsey Run Business Park (8620 Dorsey Run Rd., Jessup, MD);

●	Windsor Corporate Park (Tudsbury Rd., Windsor Mill, MD); and

●	Kelso Business Park (Kelso Dr., Baltimore, MD);

●	7.25% to 7.75% in the case of the following two Property Groups:

●	Interchange Business Park (Interchange Blvd., New Castle County, DE); and

●	Port Capital Business Center (Port Capital Dr., Elkridge, MD);

●	7.75% to 8.25% in the case of the following two Property Groups:

●	Transit Business Park (Washington Blvd., Baltimore, MD); and

●	Norfolk Business Park (Azalea Garden Blvd., Norfolk, VA).

In order to calculate estimated present values of Net Cash Flows and implied terminal values, Houlihan Lokey applied the following discount rate ranges:

●	6.75% to 7.25% in the case of Rossville Business Center (Yellow Brick Rd., Rosedale, MD);

●	7.00% to 7.50% in the case of the following three Property Groups:

●	Hillside Business Park (7001-7030 Dorsey Run Rd., Hanover, MD);

●	Gilroy Center (Gilroy Rd., Hunt Valley, MD); and

●	Hollander 95 (62nd St., Baltimore, MD);

●	7.25% to 7.75% in the case of the following two Property Groups:

●	Arundel Business Center (Preston Ct., Jessup, MD); and

●	Windlass Run Business Park (Crossroads, Baltimore, MD;

●	7.50% to 8.00% in the case of Dorsey Run Business Park (8620 Dorsey Run Rd., Jessup, MD);

●	7.75% to 8.25% in the case of Patriot Business Center (Doane Dr. & Brewer’s Spring Rd., Manassas, VA);

●	8.00% to 8.50% in the case of the following three Property Groups:

●	Oregon Business Center (Oregon Ave., Linthicum, MD);

●	Lakeside Business Park (Lakeside Blvd. & Quarry Dr., Edgewood, MD); and

●	Kelso Business Park (Kelso Dr., Baltimore, MD);

●	8.25% to 8.75% in the case of the following two Property Groups:

●	Interchange Business Park (Interchange Blvd., New Castle County, DE); and

●	Port Capital Business Center (Port Capital Dr., Elkridge, MD);

●	8.50% to 9.00% in the case of Norfolk Business Park (Azalea Garden Blvd., Norfolk, VA);

●	8.75% to 9.25% in the case of Windsor Corporate Park (Tudsbury Rd., Windsor Mill, MD); and

●	9.00% to 9.50% in the case of Transit Business Park (Washington Blvd., Baltimore, MD).

The net asset value analysis described above indicated an implied aggregate value reference range of approximately $343.5 million to $373.9 million as compared to the $358.9 million aggregate cash consideration.

Other Matters

Houlihan Lokey was engaged by FRP solely to provide an opinion to the FRP Board as to the fairness, from a financial point of view, to FRP of the $358.9 million aggregate cash consideration to be received for the Properties in the Sale Transaction pursuant to the Sale Agreement. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by FRP, Houlihan Lokey is entitled to an aggregate fee of $450,000 for its services, a portion of which became payable upon the execution of Houlihan Lokey’s engagement letter and the balance of which became payable upon the delivery of Houlihan Lokey’s opinion. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Sale Transaction. FRP has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, FRP, one or more affiliates of Blackstone or any other party that may be involved in the Sale Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Sale Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Blackstone or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Blackstone (collectively, with Blackstone, the “Blackstone Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to Seneca Mortgage Servicing LLC (“Seneca”), a member of the Blackstone Group, in connection with its sale of mortgage servicing rights, which transaction closed in September 2017, (ii) having acted as financial advisor to a member of the Blackstone Group in connection with the sale by Seneca of certain mortgage servicing rights in June 2016, and (iii) having acted as financial advisor to a member of the Blackstone Group, in connection with its sale of its German real estate portfolio, which occurred in 2016. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to FRP, members of the Blackstone Group, other participants in the Sale Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Blackstone, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Blackstone Group, other participants in the Sale Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, FRP, members of the Blackstone Group, other participants in the Sale Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Certain Financial Projections

FRP does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results, given, among other things, the inherent uncertainty of the underlying assumptions and estimates.

However, in connection with the Sale Transaction, FRP’s senior management, in January 2018, provided to Eastdil its budget and rent roll which Eastdil used to create projections of future cash flows for the Properties for the 10-year holding period beginning March 31, 2019 (the “Projections”), which were approved by FRP’s management and which are summarized below. The Projections were provided or made available to the Purchaser prior to the execution of the Sale Agreement with the Purchaser, as well as to the FRP Board and Houlihan Lokey.

The financial projections were not prepared with a view toward public disclosure, however, FRP has included below a summary of the financial projections to provide you with access to certain non-public information that was furnished to the Purchaser and Houlihan Lokey in connection with the Sale Transaction. The financial projections reflect numerous estimates and assumptions made by FRP’s senior management team with respect to general business and economic conditions and competitive conditions, all of which are difficult to predict and inherently subjective and many of which are beyond the FRP’s control. Please read the information set forth in the section below entitled “Important Information About the Financial Projections.”

The Projections

The Projections make assumptions based on FRP’s and Easdil’s judgment regarding (i) capital expenditures, general vacancy loss, market rent growth and general inflation, (ii) with respect to vacancies, market rent, lease bumps, tenant improvements, leasing commissions, rent abatement and lease term and (iii) with respect to second generation space, market rent, renewal probability, months downtime, tenant improvements, leasing commissions, rent abatement, rent bumps and lease term.

Fiscal Year Ending March 31,	Effective Gross Income	Net Operating Income	Net Cash Flow
2019	$28,710,268	$21,106,762	$15,773,018
2020	$31,862,703	$23,984,319	$19,461,152
2021	$33,102,481	$24,979,974	$21,151,300
2022	$34,003,363	$25,640,146	$21,965,137
2023	$35,048,040	$26,431,108	$22,861,072
2024	$35,181,882	$26,318,297	$20,455,156
2025	$36,322,952	$27,198,911	$20,413,987
2026	$37,804,240	$28,404,716	$23,132,329
2027	$39,363,537	$29,670,657	$25,298,266
2028	$40,314,437	$30,332,997	$25,450,933
2029	$41,033,651	$30,759,135	$24,448,748

Important Information About the Financial Projections

While the financial projections were prepared in good faith and management believes the assumptions on which the financial projections were based were reasonable for the scenarios considered, no assurance can be made regarding actual future events. Since the projections cover multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond FRP’s and/or Purchaser’s control and will be beyond their control following the Sale Transaction. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results may differ materially from those reflected in the financial projections, whether or not the Sale Transaction is completed.

The financial projections summarized in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or accounting principles generally accepted in the U.S. (“GAAP”). FRP’s senior management team and Eastdil prepared the financial projections in good faith and on a reasonable basis based on the best information available to FRP’s senior management team and Eastdil at the time such projections were prepared. The financial projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the information provided in this “Certain Financial Projections” section of the proxy statement.

All of the financial projections summarized in this section were prepared by, and are the responsibility of, FRP’s senior management team, as indicated. Hancock Askew & Co., LLP (“Hancock Askew”), FRP’s independent registered public accounting firm did not provide any assistance in preparing the financial projections and has not examined, compiled, or otherwise performed any procedures with respect to the financial projections and, accordingly, Hancock Askew has not expressed any opinion or given any other form of assurance with respect thereto and assumes no responsibility for the prospective financial information. The Hancock Askew reports incorporated by reference into this proxy statement relate solely to the historical financial information of the FRP. Such reports do not extend to the financial projections and should not be read to do so.

By including in this proxy statement a summary of the financial projections, neither the FRP nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of the Properties compared to the information contained in the FRP’s financial projections. FRP has made no representation to Purchaser, in the Purchase Agreement or otherwise, concerning the financial projections.

The financial projections summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of their preparation or any actual results of the Properties. FRP undertakes no obligation, except as required by law, to update or otherwise revise the financial projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are not realized, or to reflect changes in general economic or industry conditions.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that FRP, the FRP Board, Houlihan Lokey or any party that received the financial projections then considered, or now considers, the financial projections to be necessarily predictive of actual future events, and the financial projections should not be relied upon as such. FRP views the financial projections as non-material because of the inherent risks and uncertainties associated with such long-range financial projections.

The foregoing summary of the financial projections is not included in this proxy statement in order to induce any FRP shareholder to vote in favor of the Sale Transaction Proposal or any other Proposals.

Interests of Certain Persons in the Sale Transaction

Incentive Compensation Agreements

Upon the closing of the Sale Transaction, FRP anticipates a significant reduction in its workforce in its Baltimore operations. Accordingly, the Company has entered into executive incentive compensation agreements or employee incentive compensation agreements (as applicable) with 17 employees that are not expected to be retained by the Company following the closing of the Sale Transaction. These employees include certain of our named executive officers, although Mr. deVilliers III is expected to stay with the Company for a period of time following the Sale Transaction.

Accordingly, in considering the recommendation of the FRP Board to vote “FOR” the Asset Sale Proposal, you should be aware that certain of our named executive officers has interests in the Sale Transaction that may be in addition to, or different from, their interests as shareholders. These interests arise out of his executive incentive compensation agreement and ownership of FRP stock options, and are described below:

●	Provided that Mr. deVilliers III remains an employee of the Company on the date of the Sale Transaction, then within 30 days following the Company’s termination of his employment, or on March 15, 2019, whichever occurs first, Mr. deVilliers III will be entitled to receive management incentive compensation for (x) the pro-rata portion of the 15-month period (commencing October 1, 2017 and ending December 31, 2018) occurring before the Sale Transaction; and (y) if the Company continues his employment after the Sale Transaction, for each month that Mr. deVilliers III remains employed by the Company through December 31, 2018;

●	During the 30 days following termination of his employment, Mr. deVilliers III will be entitled to purchase the Company vehicle utilized by him for a price equal to the lower of book value or wholesale value.

●	Provided that Mr. deVilliers III remains employed by the Company on the date of the Sale Transaction, Mr. deVilliers III will be entitled to receive, within 30 days after the Sale Transaction, an incentive bonus in the amount of $150,000.

●	Provided that Mr. deVilliers III remains employed by the Company until the closing of the Sale Transaction, or if Mr. deVilliers III’s employment with the Company is involuntarily terminated by the Company on or before the closing of the Sale Transaction by reason of the Sale Transaction, Mr. deVilliers III shall be entitled to receive an incentive bonus equal to $221,055, which amount is equal to one year of his base salary.

Vesting of Stock Options

Additionally, the Sale Transaction constitutes a change-in-control under the 2016 Equity Incentive Plan that will accelerate vesting of all unvested stock options held by the Company’s named executive officers. The following table represents all of the unvested stock options that have been granted to the Company’s named executive officers as of March 29, 2018:

Name and Title	# of Unvested Options	Weighted Average Exercise Price	Unrealized Value Unvested Options(1)
John D. Baker II Chief Executive Officer	10,314	$42.05	$140,017

David H. deVilliers, Jr. President	11,434	$42.21	$153,348

John D. Klopfenstein Chief Accounting Officer and Controller	2,703	$41.88	$37,141

David H. deVilliers, III Vice President of Leasing, Acquisition and Development	2,767	$42.13	$37,325

(1)	Calculated based on the average closing stock price of $55.62 for the five business days following the first public announcement of the Sale Transaction.

Effective as of the closing of the Sale Transaction, all unvested stock options will become vested and fully exercisable.

The compensation committee of the FRP Board approved the executive incentive compensation agreements and employee incentive compensation agreements, and the FRP Board was aware of these potential conflicts of interest during its deliberations on the merits of the Sale Transaction and when making its decision to approve the Sale Transaction, the Sale Agreement and the transactions contemplated thereby.

Executive Change in Control and Severance Agreements

On December 5, 2007, the Company entered into a change in control agreement with David H. deVilliers, Jr. The agreement is a “double trigger” agreement that will pay benefits to Mr. deVilliers, Jr. under certain circumstances if his employment is terminated following a change in control of the Company or a sale of its particular business unit.

On March 28, 2018, Mr. deVilliers, Jr. entered into an Acknowledgement acknowledging and agreeing that, for purposes of his change in control agreement, the Sale Transaction will not constitute a triggering event that would entitle him to compensation. Accordingly, Mr. deVilliers, Jr. will not receive compensation based on the Sale Transaction under his change in control agreement.

Sale-Related Compensation for Certain Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that may be paid or become payable to certain of FRP’s named executive officers, in connection with the Sale Transaction. Such payments and benefits require the approval, on a non-binding, advisory basis, of FRP’s shareholders, as described under “Proposal No. 2: The Sale-Related Compensation Proposal.”

Golden Parachute Compensation

Name	Cash($)(1)	Equity($)(2)(3)	Pension NQDC ($)	Perquisites Benefits ($)(4)(3)	Tax Reimbursements ($)	Other ($)	Total ($)
John D. Baker II Chief Executive Officer	—	$140,017	—	—	—	—	$140,017

David H. deVilliers, Jr. President	—	$153,348	—	—	—	—	$153,348

John D. Klopfenstein Chief Accounting Officer & Controller	—	$37,141	—	—	—	—	$37,141

David H. deVilliers, III Vice President of Leasing, Acquisition & Development	$550,662	$37,325	—	$ 95,000	—	—	$682,987

(1)	Represents the maximum aggregate dollar value in cash to be received by Mr. deVilliers III if he remains employed by the Company on the date of the closing of the Sale Transaction, which is comprised of (i) a cash bonus of $150,000, (ii) the management incentive compensation award of up to $179,607 (assuming employment through December 31, 2018) and (iii) $221,055 representing the incentive bonus (which amount is equal to one year of his base salary), provided that Mr. deVilliers III will only receive such incentive bonus if his employment is terminated by the Company prior to December 31, 2018. Each amount listed in this column is payable upon a “single trigger,” meaning it is earned upon the completion of the Sale Transaction regardless of whether Mr. deVilliers III’s employment continues or is terminated following the Sale Transaction, except that the amount set forth in clause (iii) above is payable upon a “double trigger,” meaning it is not payable unless (a) the Sale Transaction is completed, and (b) Mr. deVilliers III’s employment is terminated by the Company prior to December 31, 2018.

(2)	This value represents, on a pre-tax basis, each named executive officer’s unvested in-the-money FRP stock options for which vesting will accelerate upon the closing of the Sale Transaction, the value of which is calculated by multiplying (a) the excess, if any, of $55.62 (i.e., the average closing market price of the Company’s common stock over the 5 business days following the first public announcement of the Sale Transaction) over the respective per share exercise price of each such option by (b) the number of shares of FRP common stock subject to such options.

(3)	The amount listed in this column is payable upon a “single trigger,” meaning it becomes payable or occurs upon completion of Sale Transaction.

(4)	Represents the estimated fair value of the assigned Company vehicle of Mr. deVilliers III, less the lower of the book value or wholesale value of such vehicle, assuming that Mr. deVilliers III determines to purchase the Company vehicle utilized by him for a price equal to the lower of book value or wholesale value of the vehicle consistent with the terms of his executive incentive compensation agreement as described above.

Arrangements Involving Executive Officers

As of the date of this proxy statement, except as set forth above, none of the executive officers of FRP have entered into any agreement, arrangement or understanding with us or our subsidiaries in connection with the Sale Transaction or any amendments or modifications to his or her existing employment agreement with FRP, as applicable, in connection with the Sale Transaction.

As of the date of this proxy statement, none of the executive officers of FRP has entered into any agreement, arrangement or understanding with Purchaser or its affiliates in connection with the Sale Transaction or any amendments or modifications to his or her existing employment agreement with FRP, as applicable, in connection with the Sale Transaction, including regarding employment with, or the right to participate in the equity ownership of, Purchaser on a going-forward basis following the completion of the Sale Transaction.

Required Vote; Recommendation of the FRP Board

Approval of the Asset Sale Proposal requires the affirmative vote of the holders of a majority of FRP common stock outstanding and entitled to vote on the matter at the annual meeting. For purposes of the vote on the Asset Sale Proposal, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote by telephone, over the Internet or in person at the annual meeting will have the same effect as voting “AGAINST” the Asset Sale Proposal.

Pursuant to the Support Agreement (described in further detail below in “—The Support Agreement”), the Baker Shareholders have agreed to vote all of their shares of FRP Common Stock in favor of the Asset Sale Proposal.

The Support Agreement

This section of the proxy statement describes the material terms of the Support Agreement. The following summary is qualified in its entirety by reference to the complete text of the Support Agreement, which is incorporated by reference and attached as Annex B to this proxy statement. We urge you to read the full text of the Support Agreement.

Concurrently with the execution and delivery of the Sale Agreement, the Baker Shareholders, which held approximately 32.39% of the outstanding shares of FRP common stock as of March 22, 2018 (the “Subject Shares”), entered into the Support Agreement with Purchaser. The form of the Support Agreement is attached to this proxy statement as Annex B. Pursuant to the terms of the Support Agreement, the Baker Shareholders agreed, among other things, to vote the Subject Shares in favor of the approval of the Sale Agreement and the approval of the Sale Transaction and against (A) any change in the FRP Board, (B) any acquisition proposal (as described under “Proposal No. 1: The Asset Sale Proposal—Overview of the Sale Transaction—Preparation of Proxy Statement; FRP Shareholder Meeting” beginning on page 49) or any other proposal made in opposition to the Sale Agreement or the transactions contemplated by the Sale Agreement, and (C) any other proposal or action that (i) would reasonably be expected to constitute a breach of any covenant, representation or warranty or any other obligation or agreement of FRP under the Sale Agreement or of the Baker Shareholders under the Support Agreement, (ii) is intended or could reasonably be expected to prevent, frustrate, impede, interfere with, materially delay or adversely affect the Sale Transaction or (iii) could reasonably be expected to dilute in any material respect the benefits to Purchaser of the Sale Transaction.

Subject to certain exceptions, the Support Agreement prohibits transfers by the Baker Shareholders of any of the Subject Shares prior to the termination of the Support Agreement and certain other actions that would impair the ability of the Baker Shareholders to fulfill its obligations under the Support Agreement.

The Support Agreement will terminate upon the earliest to occur of (i) termination of the Sale Agreement, (ii) the closing of the Sale Transaction, and (iii) the mutual consent of Purchaser and the Baker Shareholders.

THE FRP BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ASSET SALE PROPOSAL.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial information has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the condensed consolidated financial position or results of operations that would have been realized had the disposition of the Properties occurred as of the dates indicated, nor is it meant to be indicative of any anticipated condensed consolidated financial position or future results of operations that the Retained Business will experience after the disposition of the Properties. In addition, the accompanying unaudited pro forma condensed consolidated statement of operations does not include any expected cost savings or restructuring actions which may be undertaken or achievable subsequent to the disposition of the Properties or the impact of any non-recurring activity and one-time transaction related costs.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and assumptions as well as the following information:

●	Audited Consolidated Financial Statements of FRP, and notes thereto, as of and for the year ended December 31, 2017, included in FRP’s Annual Report on Form 10-K filed with the SEC on March 16, 2018.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, and do not reflect what FRP’s actual financial position and results of operations would have been had the sale occurred on the dates indicated and are not necessarily indicative of FRP’s future financial position and results of operations.

The unaudited pro forma consolidated balance sheets of the Company that follow have been derived from FRP’s historical consolidated financial statements and are being presented to give effect to the sale of the warehouse properties as if the sale had occurred on the December 31, 2017.

	December 31,	Pro Forma	Adjusted
Assets:	2017	Adjustments	December 31, 2017
Real estate investments at cost:
Land	$127,700	(40,465)	87,235
Buildings and improvements	334,327	(187,360)	146,967
Projects under construction	8,381	(6,841)	1,540
Total investments in properties	470,408	(234,666)	235,742
Less accumulated depreciation and depletion	94,804	(69,734)	25,070
Net investments in properties	375,604	(164,932)	210,672

Real estate held for investment, at cost	7,176	—	7,176
Investment in joint ventures	13,406	—	13,406
Net real estate investments	396,186	(164,932)	231,254

Cash and cash equivalents	4,524	257,012	261,536
Cash held in escrow	333	—	333
Accounts receivable, net	1,020	(406)	614
Federal and state income taxes receivable	2,962	—	2,962
Unrealized rents	4,311	(4,087)	224
Deferred costs	9,217	(6,508)	2,709
Other assets	181	—	181
Total assets	$418,734	81,079	499,813

Liabilities:
Line of credit payable	$—	—	—
Secured notes payable, current portion	4,463	(4,463)	—
Secured notes payable, less current portion	113,854	(25,226)	88,628
Accounts payable and accrued liabilities	4,370	(1,000)	3,370
Environmental remediation liability	2,037	—	2,037
Bank overdraft	—	—	—
Federal and state income taxes payable	—	—	—
Deferred revenue	1,074	(968)	106
Deferred income taxes	25,982	(9,743)	16,239
Deferred compensation	1,457	—	1,457
Deferred lease intangible, net	—	—	—
Tenant security deposits	915	(869)	46
Total liabilities	154,152	(42,269)	111,883

Equity:
Common stock	1,001	—	1,001
Capital in excess of par value	55,636	—	55,636
Retained earnings	186,855	123,348	310,203
Other comprehensive income	38	—	38
Total shareholders’ equity	243,530	123,348	366,878
Noncontrolling interest MRP	21,052	—	21,052
Total equity	264,582	123,348	387,930
Total liabilities and shareholders’ equity	$418,734	81,079	499,813

Below are the assumptions included in the pro forma adjustments to the consolidated balance sheets.

Sales price less transaction costs	$348,353
Book value of PP&E	(164,932)
Unrealized rents	(4,087)
Deferred costs and deferred revenues	(5,540)
Debt prepayment penalty and deferred loan fees	(4,709)
169,085
Income taxes	45,737
Gain	$123,348

Sales price	$358,900
Less construction to be completed after 12/31/17 but before sale	(3,597)
Transaction costs	(6,950)
Cash income taxes paid	(55,480)
Debt prepayment including $4 million in prepayment penalties	(34,398)
Collect A/R, pay AP, pay security deposits	(1,463)
Cash generated	$257,012

The unaudited pro forma consolidated income statements of the Company that follow have been derived from FRP’s historical consolidated financial statements and are being presented to give effect to the sale of the warehouse properties as if the sale had occurred on the September 30, 2014, the proceeds had been issued as a dividend to shareholders on that date and no alternative investments had been made.

			Pro Forma
	Year ended	Pro Forma	Year ended
	December 31, 2017	Adjustments	December 31, 2017
Revenues:
Rental revenue	$30,385	(22,570)	$7,815
Mining Royalty and rents	7,153	—	7,153
Revenue – reimbursements	5,653	(5,019)	634
Total Revenues	43,191	(27,589)	15,602

Cost of operations:
Depreciation, depletion and amortization	13,532	(7,583)	5,949
Operating expenses	5,621	(3,320)	2,301
Environmental remediation recovery	—	—	—
Property taxes	5,024	(3,008)	2,016
Management company indirect	2,029	—	2,029
Corporate expenses	3,380	—	3,380
Total cost of operations	29,586	(13,911)	15,675

Total operating profit	13,605	(13,678)	(73)
			—
Interest income	—	—	—
Interest expense	(4,323)	1,340	(2,983)
Equity in loss of joint ventures	(1,598)	—	(1,598)
Gain (Loss) on investment land sold	60,196	—	60,196

Income from continuing operations before income taxes	67,880	(12,338)	55,542
Provision for income taxes	7,329	(1,842)	5,487
Income from continuing operations	60,551	(10,496)	50,055

Gain from discontinued transportation operations, net of taxes	—	—	—

Net income	60,551	(10,496)	50,055
Income attributable to noncontrolling interest	18,801	—	18,801

Net income attributable to the Company	$41,750	(10,496)	$31,254

			Pro Forma
	Three months ended	Pro Forma	Three months ended
	December 31, 2016	Adjustments	December 31, 2016
Revenues:
Rental revenue	$6,328	(5,601)	$727
Mining Royalty and rents	1,857	—	1,857
Revenue – reimbursements	1,327	(1,157)	170
Total Revenues	9,512	(6,758)	2,754

Cost of operations:
Depreciation, depletion and amortization	2,095	(1,862)	233
Operating expenses	994	(713)	281
Environmental remediation recovery	—	—	—
Property taxes	1,089	(695)	394
Management company indirect	475	—	475
Corporate expenses	855	—	855
Total cost of operations	5,508	(3,270)	2,238

Total operating profit	4,004	(3,488)	516

Interest income	—	—	—
Interest expense	(306)	306	—
Equity in loss of joint ventures	(1,119)	—	(1,119)
Gain (Loss) on investment land sold	—	—	—

Income from continuing operations before income taxes	2,579	(3,182)	(603)
Provision for income taxes	897	(1,106)	(209)
Income from continuing operations	1,682	(2,076)	(394)

Gain from discontinued transportation operations, net of taxes	—	—	—

Net income	1,682	(2,076)	(394)
Income attributable to noncontrolling interest	—	—	—

Net income attributable to the Company	$1,682	(2,076)	$(394)

			Pro Forma
	Year ended	Pro Forma	Year ended
	September 30, 2016	Adjustments	September 30, 2016
Revenues:
Rental revenue	$24,457	(21,313)	$3,144
Mining Royalty and rents	7,443	—	7,443
Revenue – reimbursements	5,557	(4,838)	719
Total Revenues	37,457	(26,151)	11,306

Cost of operations:
Depreciation, depletion and amortization	8,051	(6,954)	1,097
Operating expenses	4,624	(3,469)	1,155
Environmental remediation recovery	(1,000)	—	(1,000)
Property taxes	4,475	(2,581)	1,894
Management company indirect	1,844	0	1,844
Corporate expenses	3,080	—	3,080
Total cost of operations	21,074	(13,004)	8,070

Total operating profit	16,383	(13,147)	3,236

Interest income	2	—	2
Interest expense	(1,561)	1,561	—
Equity in loss of joint ventures	(978)	—	(978)
Gain (Loss) on investment land sold	6,029	(8)	6,021

Income from continuing operations before income taxes	19,875	(11,594)	8,281
Provision for income taxes	7,851	(4,580)	3,271
Income from continuing operations	12,024	(7,014)	5,010

Gain from discontinued transportation operations, net of taxes	—	—	—

Net income	12,024	(7,014)	5,010
Income attributable to noncontrolling interest	—	—	—

Net income attributable to the Company	$12,024	(7,014)	$5,010

			Pro Forma
	Year ended	Pro Forma	Year ended
	September 30, 2015	Adjustments	September 30, 2015
Revenues:
Rental revenue	$23,410	(20,449)	$2,961
Mining Royalty and rents	5,999	—	5,999
Revenue – reimbursements	5,237	(4,523)	714
Total Revenues	34,646	(24,972)	9,674

Cost of operations:
Depreciation, depletion and amortization	7,378	(6,322)	1,056
Operating expenses	4,609	(3,323)	1,286
Environmental remediation recovery	—	—	—
Property taxes	4,443	(2,513)	1,930
Management company indirect	1,647	—	1,647
Corporate expenses	4,388	—	4,388
Total cost of operations	22,465	(12,158)	10,307

Total operating profit	12,181	(12,814)	(633)
			—
Interest income	—	—	—
Interest expense	(2,014)	1,964	(50)
Equity in loss of joint ventures	(145)	—	(145)
Gain (Loss) on investment land sold	(34)	—	(34)

Income from continuing operations before income taxes	9,988	(10,850)	(862)
Provision for income taxes	3,895	(4,231)	(336)
Income from continuing operations	6,093	(6,619)	(526)

Gain from discontinued transportation operations, net of taxes	2,179	—	2,179

Net income	8,272	(6,619)	1,653
Income attributable to noncontrolling interest	—	—	—

Net income attributable to the Company	$8,272	(6,619)	$1,653

PROPOSAL NO. 2: THE SALE-RELATED COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the Sale Transaction, including the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by Section 14A of the Exchange Act, we are asking our shareholders to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to certain of FRP’s named executive officers in connection with the Sale Transaction and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation” in the section entitled “Proposal No. 1: The Asset Sale Proposal—Interests of Certain Persons in the Sale Transaction,” including the associated narrative discussion and footnotes, is hereby APPROVED.”

The vote with respect to the Sale-Related Compensation Proposal is a vote separate and apart from the vote on the Asset Sale Proposal. Accordingly, shareholders may vote for the approval of the Asset Sale Proposal and vote against the Sale-Related Compensation Proposal and vice versa. Shareholders should note that this non-binding proposal regarding certain Sale Transaction-related executive compensation arrangements is merely an advisory vote which will not be binding on FRP, the FRP Board or Purchaser. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Sale Transaction is completed and other conditions are satisfied, certain of our named executive officers will be eligible to receive the various applicable payments in accordance with the terms or conditions applicable to those payments.

Required Vote; Recommendation of the FRP Board

Approval of the Sale-Related Compensation Proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

THE FRP BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SALE-RELATED COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT PROPOSAL

If, at the annual meeting, the number of shares of FRP common stock, represented in person or by proxy at the annual meeting, voting in favor of the approval of the Asset Sale Proposal is insufficient to approve the Asset Sale Proposal, FRP intends to adjourn the annual meeting in order to solicit additional proxies in favor of the Asset Sale Proposal. In that event, FRP will ask its shareholders to vote only upon the other proposals.

In this proposal, FRP is asking you to approve the adjournment of the annual meeting, and any later adjournments, in order to enable FRP to solicit additional proxies in favor of the approval of the Asset Sale Proposal. If FRP shareholders approve the Adjournment Proposal, FRP could adjourn the annual meeting to use the additional time to solicit additional proxies in favor of the approval of the Asset Sale Proposal, including the solicitation of proxies from FRP shareholders that have previously voted against the approval of the Sale Agreement.

Required Vote; Recommendation of the FRP Board

The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

The FRP Board believes that if there are insufficient shares represented in person or by proxy voting in favor of the approval of the Asset Sale Proposal, it is in the best interests of FRP’s shareholders to enable FRP to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Asset Sale Proposal to bring about the approval of the Asset Sale Proposal.

THE FRP BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

PROPOSAL NO. 4: THE DIRECTOR ELECTION PROPOSAL

Pursuant to our Articles of Incorporation, all directors elected at the Annual Meeting will serve a one-year term. The FRP Board has nominated Messrs. John D. Baker II, Charles E Commander III, H.W. Shad III, Martin E. Stein, Jr. and William H. Walton III to be elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. Biographical information relating to our directors and director nominees is provided under the section of this Proxy Statement entitled “Board of Directors and Corporate Governance.”

If you are a shareholder of record, your proxy will be voted “FOR” the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the FRP Board to replace such nominee, or the FRP Board may reduce the number of directors accordingly.

The FRP Board unanimously recommends a vote “FOR” the election of these nominees as directors.

BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The following sections provide an overview of FRP’s corporate governance standards and processes, including the independence and other criteria we use in selecting our director nominees, the FRP Board leadership structure, risk oversight, shareholder communications and responsibilities of the FRP Board and its Committees. Our corporate governance principles govern the operation of the FRP Board of Directors and its Committees and guide our executive leaders in the execution of their responsibilities.

Our Board of Directors

The table below contains information about our five current directors. All of our directors have been nominated for election to the FRP Board for the upcoming year. Each director nominee has served as a Board member for the Company in the past. The FRP Board is comprised of a group of leaders in their respective fields. Many directors have senior leadership experience and board and committee experience with public companies. In these positions, they have gained significant and diverse management experience.

Name	Current Position	Age	History With The Company
John D. Baker II	Executive Chairman and Chief Executive Officer	69	● Chief Executive Officer: 2008-2010, 2017- present ● Director: 1986- present
Charles E. Commander III	Director	77	● Director: 2004- present
H. W. Shad III	Director	71	● Director: 2004- present
Martin E. Stein, Jr.	Director	65	● Director: 1992- present
William H. Walton III	Director	65	● Director: 2015- present

You will be asked to vote on the election of Messrs. Baker, Commander, Shad, Stein and Walton to the FRP Board at the Annual Meeting. The FRP Board and the Nominating and Corporate Governance Committee believes that each director nominee brings a strong and unique set of attributes, experience, leadership and skills in areas of importance to the Company that create a well-balanced, collaborative team that serves the Company and its shareholders well. The biographies below describe each director nominee and his qualifications that led the Nominating and Corporate Governance Committee to nominate these individuals.

John D. Baker II, age 69, served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010 and was again appointed as the Chief Executive Officer of the Company on March 13, 2017. He was elected as a director of the Company in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for Vulcan Materials Company, Progress Energy, Inc. and Texas Industries, Inc. Mr. Baker brings to the FRP Board extensive knowledge in rock mining and real estate industries, as well as proven public company leadership and business experience.

Mr. Commander, age 77, is a retired partner at the law firm Foley & Lardner, LLP, where he practiced corporate, financial institutions and real estate law and was previously a member of that firm’s management committee. Mr. Commander was elected as a director of the Company in 2004. Mr. Commander currently serves as the Executive Chairman for Property Investment Services, Inc. Mr. Commander previously served on the boards of EverBank Financial Corp., a diversified financial services company, and BSR Trust, LLC, which is engaged in developing and managing residential rental properties. Mr. Commander has served on the boards of numerous civic and charitable organizations. Mr. Commander’s many years of legal experience and his service on other boards provides the FRP Board valuable insights regarding our business and on corporate governance and management issues.

H.W. Shad III, age 71, was elected as a director of the Company in 2004. For the past twelve years, Mr. Shad was the owner of Bozard Ford Company, an automobile dealership. Mr. Shad is a recently retired certified public accountant, and the FRP Board has determined that he is an audit committee financial expert. Mr. Shad’s accounting and business expertise provide important leadership to the FRP Board.

Martin E. “Hap” Stein Jr., age 65, was elected as a director of the Company in 1992. Mr. Stein has served as Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since its initial public offering in 1993 and has served as its Chairman of the board since 1999. Mr. Stein has also served as a director for Stein Mart, Inc. since 2001. Mr. Stein brings to the FRP Board extensive knowledge of the commercial real estate industry, as well as proven public company leadership and business expertise.

William H. Walton III, age 65, is a founding Managing Member and Chairman of Rockpoint Group, L.L.C., a real estate private equity firm and registered investment adviser. Mr. Walton was co-founder and Managing Member of Westbrook Real Estate Partners, L.L.C., a real estate investment firm. Mr. Walton formerly served on the boards of directors of Florida Rock Industries, Inc. and St. Joe Company. Mr. Walton brings to the FRP Board extensive experience in the real estate investment business and a proven track record of leadership.

Director Attendance at Annual Meeting of Shareholders

It is a policy of the Company that our directors are required to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending. All directors expect to be present at this year’s annual meeting of shareholders.

Director Independence

Pursuant to NASDAQ listing standards, the FRP Board is required to evaluate each director to determine whether he or she qualifies as an “independent director.” The FRP Board must determine that a director has no relationship that, in the judgment of the FRP Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

The FRP Board has determined that four of our five current directors and director nominees (Messrs. Charles E. Commander III, H.W. Shad III, Martin E. Stein, Jr. and William H. Walton III) are independent of management in accordance with the listing standards of The NASDAQ Global Select Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors.

Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. The independent directors met in executive session five times during fiscal year 2017 and one time during the 2016 Stub Period, with Mr. Commander presiding over each executive session.

Nominating Process

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) identifies individuals whom the Nominating Committee believes are qualified to become FRP Board members in accordance with the director qualification standards set forth below, and recommends selected individuals to the FRP Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the FRP Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become FRP Board members in accordance with the Director Independence Standards set forth above, and recommends one or more of such individuals for appointment to the FRP Board.

In the event the Nominating Committee recommends an increase in the size of the FRP Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current FRP Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described below and reviews qualified director nominees with the FRP Board. The Nominating Committee and the Chairman of the FRP Board interview candidates who meet the director qualification standards, and the Nominating Committee selects nominees who best suit the FRP Board’s current needs and recommends one or more of such individuals for appointment to the FRP Board.

Director Qualification Standards

The Nominating Committee has established the following standards and qualifications for members of the FRP Board:

●

Each director shall at all times represent the interests of the shareholders of the Company.

●

Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

●

Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the FRP Board and committees of which he or she is a member, and by reviewing in advance all meeting materials.

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The FRP Board shall meet the applicable standards of independence from the Company and its management.

●

The FRP Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests.

In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the FRP Board and Nominating Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences. The FRP Board recognizes the value of gender and racial diversity among its members. The FRP Board does not plan to expand the size of the Board at this time due to the reduction in business operations but intends to fill the next Board vacancy with a diverse candidate.

Nominees Proposed by Shareholders

The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the FRP Board. Shareholders proposing individuals for consideration by the Nominating Committee must include, at a minimum, the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

Corporate Secretary

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

In order for an individual proposed by a shareholder to be considered by the Nominating Committee for recommendation as a director nominee at the annual meeting of shareholders to be held in 2019, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on December 31, 2018. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Nominating Committee chair for consideration at a future Nominating Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Nominating Committee through other means receive.

Nominations by Shareholders at Annual Meeting

Pursuant to the Company’s Articles of Incorporation, directors may be nominated at a meeting of shareholders at which directors are being elected, by (1) the FRP Board or any committee or person authorized or appointed by the FRP Board, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the

Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days’ notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the FRP Board.

Board Leadership

John D. Baker II serves as the Chairman of the FRP Board and as FRP’s Chief Executive Officer. Mr. Baker has served as a director of the Company since 1986, served as the President and Chief Executive Officer from 2008 to 2010 and was again appointed as the Chief Executive Officer of the Company on March 13, 2017. From 1996 to 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and has formerly served as a director for several other public companies.

It is a policy of the Company that when the Chairman of the FRP Board is not an independent director, the independent directors will annually appoint a lead independent director.

Mr. Commander currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the FRP Board.

The FRP Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the FRP Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate the FRP Board’s independent oversight of management. The FRP Board believes its programs for overseeing risk, as described under the “Risk Oversight” section below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Committees

The FRP Board currently has seven directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during 2017 and the function of each committee are described below.

During the 2016 Stub Period, the FRP Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each held one meeting. In fiscal year 2017, the FRP Board held five meetings, the Audit Committee held four meetings and the Compensation Committee held two meetings. Due to the change in fiscal year and the timing of our Annual Meeting, the Nominating and Corporate Governance Committee met early in fiscal year 2018, rather than in fiscal year 2017. During fiscal year 2017, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following all Board meetings. With the exception of the absence of one director from one board meeting and Audit Committee meeting, all of our directors attended all of the meetings of the FRP Board and all committees on which the director served. Except for the Executive Committee, each of the committees of the FRP Board is composed exclusively of independent directors.

Director	Audit	Compensation	Nominating/Corporate Governance	Executive
John D. Baker II				X
Thompson S. Baker II(1)				X
Charles E. Commander III	X	X*
H. W. Shad III	X*		X
Martin E. Stein, Jr.		X	X*
William H. Walton III	X	X	X
John D. Milton, Jr.(2)				X

X – Committee Member                                                         * – Committee Chair

(1)	Thompson S. Baker II resigned from the FRP Board on March 13, 2017. The FRP Board approved the reduction in the size of the FRP Board from six members to five.

(2)	Mr. Milton is an ex officio member of the Executive Committee. Mr. Milton serves as the Executive Vice President and Chief Financial Officer of the Company.

Audit Committee

The Audit Committee assists the FRP Board in its oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company’s independent auditor. In addition to other responsibilities, the Audit Committee also:

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Reviews the annual audited and the quarterly consolidated financial statements;

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Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor’s observations regarding the Company’s internal controls;

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Reviews earnings press releases prior to issuance;

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Appoints, oversees, and approves compensation of the independent auditor;

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Approves all audit and permitted non-audit services provided by the independent auditor;

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Reviews findings and recommendations of the independent auditor and management’s response to the recommendations of the independent auditor;

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Recommends whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

●

Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the SEC that have not previously been approved by the Company’s independent directors.

The FRP Board has determined that all Audit Committee members are independent and are able to read and understand financial statements. The FRP Board has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The charter of the Audit Committee (as adopted on December 3, 2014) is attached hereto as Annex A, and is also available on our website at www.frpholdings.com under Corporate Governance.

Compensation Committee

The primary functions of the Compensation Committee are to discharge the responsibilities of the FRP Board relating to the compensation of the Company’s executive officers and prepare an annual report on executive compensation to be included in the Company’s proxy statement. In addition, the Compensation Committee:

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Reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

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Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

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Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

●

Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the FRP Board regarding the selection of individuals to occupy these positions;

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Administers the Company’s stock plans; and

●

Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the 2016 Stub Period or fiscal year 2017 or had any relationship requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving the FRP Board or Compensation Committee.

The charter of the Compensation Committee (as adopted on December 3, 2014) has been formally adopted by the Company and is available at www.frpholdings.com under Corporate Governance.

Nominating and Corporate Governance Committee

The primary functions of the Nominating Committee are to (1) identify individuals who are qualified to serve on the Company’s Board of Directors, (2) recommend for selection by the FRP Board the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the FRP Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the FRP Board. In addition, the Nominating Committee establishes criteria for the FRP Board membership.

The charter of the Nominating Committee (as adopted on December 3, 2014) is available at www.frpholdings.com under Corporate Governance.

Executive Committee

John D. Baker II, Thompson S. Baker II (until his resignation on March 13, 2017) and John D. Milton, Jr. (ex officio), comprised the Executive Committee during the 2016 Stub Period and fiscal year 2017. To the extent permitted by law, the Executive Committee exercises the powers of the FRP Board between meetings of the FRP Board.

Business Conduct Policies

We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company’s assets and compliance with laws, rules and regulations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics (as adopted on December 3, 2014) is available on our website at www.frpholdings.com under Corporate Governance.

Risk Oversight

The FRP Board exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the FRP Board, which in turn, provides guidance on risk appetite, assessment and mitigation.

Board and Committee Self-Assessment

It is a policy of the Company that the FRP Board and each committee, under the supervision of the Nominating Committee, conduct a self-evaluation of their performance at least annually. The self-evaluation process serves to assess the FRP Board’s and the committees’ performance and effectiveness during the previous year. Each member of the FRP Board and each committee member completes a questionnaire that addresses various aspects of the FRP Board or committee’s meetings, membership, culture, relationship with management and other committees and role and responsibilities and solicits recommendations for the upcoming year.

Communication with Directors

The FRP Board has adopted the following process for shareholders to send communications to members of the FRP Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating Committees of the FRP Board, or with our independent directors, by sending a letter to the following address: Board of Directors, FRP Holdings, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive cash compensation, as well as equity compensation in the form of FRP stock options. The table below summarizes director compensation arrangements for the FRP Board and for each committee.

All Non-Employee Directors
Annual Retainer	$15,000
Attendance Fee for Unscheduled Meetings	$1,500
Shares to be Granted in Fiscal Year 2018	3,000
Shares Granted in Fiscal Year 2017	3,000
Audit Committee
Annual Fee: Chairman	$10,000
Annual Fee: Member	$5,000
Meeting Fees: Chairman(1)	$1,500
Meeting Fees: Member (1)	$1,000
Compensation Committee
Annual Fee: Chairman	$5,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000
Other Committees
Annual Fee: Chairman	$2,000
Annual Fee: Member	$1,000
Meeting Fees: Chairman	$1,500
Meeting Fees: Member	$1,000

(1)	The Audit Committee members receive no meeting fees for the four regularly scheduled quarterly meetings; meeting fees apply only to the extent there are Audit Committee meetings other than and in addition to the four regularly scheduled quarterly meetings.

2016 Stub Period and Fiscal 2017 Director Compensation

The following table summarizes the actual compensation paid to each of our non-employee directors during the 2016 Stub Period and fiscal year 2017. All amounts reflect the dollar value of the compensation.

Name	Period	Fees Paid in Cash	Stock Awards (2)(3)	Other Compensation	Total
John D. Baker II(1)	Fiscal Year 2017	$14,583	$70,002	$995	$85,580
	2016 Stub Period	$17,500	—	$221	$17,721
Charles E. Commander III	Fiscal Year 2017	$34,000	$93,619	—	$127,619
	2016 Stub Period	$10,750	—	—	$10,750
H. W. Shad III	Fiscal Year 2017	$32,000	$93,619	—	$125,619
	2016 Stub Period	$10,667	—	—	$10,667
Martin E. Stein, Jr.	Fiscal Year 2017	$26,500	$93,619	—	$120,119
	2016 Stub Period	$10,000	—	—	$10,000
William H. Walton III	Fiscal Year 2017	$30,500	$93,619	—	$124,119
	2016 Stub Period	$10,500	—	—	$10,500

(1)	Mr. Baker, who serves as the Chairman of the FRP Board and as a director of the Company, was appointed as the Chief Executive Officer of the Company on March 13, 2017. Prior to his appointment as Chief Executive Officer, Mr. Baker’s compensation arrangement with the Company was related to his service as the Chairman of the FRP Board. The amounts shown reflect the compensation paid to Mr. Baker in the 2016 Stub Period and fiscal year 2017 in connection with his service as Chairman of the FRP Board only. “Other Compensation” includes 401(k) matching, medical reimbursement, life insurance and other perquisites available to our executive officers.

(2)	On February 1, 2017, Messrs. Commander, Shad, Stein and Walton were each awarded 2,208 shares of Company common stock and Mr. John D. Baker II was awarded 1,651 shares of Company common stock. The value was determined using the closing price of the Company’s common stock on the NASDAQ Global Select Market on February 1, 2017, which was $42.40.

(3)	For stock awards, the aggregate grant date fair value was computed in accordance with FASB Topic 718(Column (c)).

Non-Employee Director Stock Options

Currently, none of our non-employee directors holds any options to purchase stock of the Company.

Securities Ownership

Directors, Director Nominees and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned by each of the Company’s directors, director nominees and executive officers of the Company as a group as of March 15, 2018.

Beneficial Owner	Ownership (in shares)(1)	Percentage of Class
John D. Baker II	1,377,308	13.75%
Charles E. Commander III	32,200	*
David H. deVilliers, Jr.	90,995	*
David H. deVilliers III	753	*
John D. Klopfenstein	6,854	*
John D. Milton, Jr.	29,565	*
H. W. Shad III	23,708	*
Martin E. Stein, Jr.	182,565(2)	1.82%
William H. Walton III	8,208	*
Total:	1,753,116	17.31%

* Less than 1%

(1)	The preceding table includes the following shares held under the Company’s profit sharing plan and shares underlying options that are exercisable within 60 days of March 15, 2018.

Beneficial Owner	Shares Under Profit Sharing Plan	Shares Under Option
John D. Baker II	—	911
Charles E. Commander III	—	—
David H. deVilliers, Jr.	—	90,955
John D. Klopfenstein	4,055	6,854
John D. Milton, Jr.	—	29,565
H. W. Shad III	—	—
Martin E. Stein, Jr.	—	—
William H. Walton III	—	—

(2)	Mr. Stein’s reported ownership includes 120,900 shares owned by Regency Square II, a Florida general partnership. Mr. Stein owns a 2.5248% partnership interest and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in the partnership.

Shareholders Holding More Than Five Percent of Common Stock

The following table shows the number of shares of the Company’s common stock beneficially owned by each person (or group of people) known by the Company to beneficially own more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company’s common stock on March 15, 2018.

Name and Address of Beneficial Owner	Beneficial Ownership	Percentage of Class
John D. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202 Edward L. Baker II 200 W. Forsyth Street, 12th Floor Jacksonville, FL 32202	1,377,308(1) 1,210,774(1)	13.75% 12.09%

Thompson S. Baker II 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202 Edward L. Baker 200 W. Forsyth Street, 7th Floor Jacksonville, FL 32202	587,870(2) 496,815(2)	5.87% 4.96%

Trust for Sarah B. Porter U/A Cynthia L’Engle Baker Trust dated 4/30/2965 1165 5th Avenue #10-D New York, NY 10029	913,911	9.13%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	730,008(3)	7.29%

Name and Address of Beneficial Owner	Beneficial Ownership	Percentage of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	871,600(4)	8.7%

(1)	The beneficial ownership for Messrs. John D. Baker II and Edward L. Baker II includes 1,113,474 shares held in a trust for the benefit of John D. Baker II and his family members for which John D. Baker II and Edward L. Baker II serve as trustees. These 1,113,414 shares are included in the calculation of both John D. Baker II and Edward L. Baker II’s beneficial ownership. Messrs. John D. Baker II and Edward L. Baker II disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(2)	The beneficial ownership for Messrs. Thompson S. Baker II and Edward L. Baker includes 423,274 shares held in a trust for the benefit of Edward L. Baker and his family members for which he and Edward L. Baker serve as trustees. These 423,274 shares are included in the calculation of both Thompson S. Baker II and Edward L. Baker’s beneficial ownership. Messrs. Thompson S. Baker II and Edward L. Baker disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	In a Schedule 13G/A filed with the SEC on January 22, 2018, Royce & Associates, LLC reported that, as of December 31, 2017, it had sole voting and dispositive power with respect to 730,008 shares of Company common stock.

(4)	In a Schedule 13G filed with the SEC on February 7, 2017, T. Rowe Price Associates, Inc. reported that, as of December 31, 2016, it had sole voting power with respect to 97,000 shares of the Company’s common stock and sole dispositive power with respect to 871,600 shares of the Company’s common stock, which number includes 772,300 shares of the Company’s common stock to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of 10% or more of the Company’s outstanding common stock to file initial reports of ownership and reports of changes in ownership with the SEC, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis during the 2016 Stub Period and fiscal year 2017, except for the Form 4 filed October 11, 2016 on behalf of David H. deVilliers, Jr., which was filed four days late due to the impacts of Hurricane Matthew at the Company’s headquarters.

Related Party Transactions

Transactions With Patriot Transportation Holding, Inc.

In connection with the spin-off, which is discussed in the section entitled “Separation of the Transportation Business” in this proxy statement, we entered into a separation and distribution agreement, a tax matters agreement, an employee matters agreement and a transition services agreement, which provide a framework for our relationships with Patriot after the spin-off. These agreements provide for the allocation between Patriot and the Company of the assets, liabilities, and obligations of the Company and its subsidiaries, and govern the relationships between Patriot and the Company (including with respect to transition services, employee matters, real property matters, tax matters, and certain other commercial relationships). This summary of the agreements is qualified in its entirety by reference to the full text of the applicable agreements, which are listed as exhibits to the Company’s Current Report on Form 8-K filed on February 3, 2015.

In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

The Audit Committee of the FRP Board is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company’s independent directors. This responsibility is set forth in writing in our Audit Committee charter, a copy of which charter is attached hereto as Annex A, and which is available at www.frpholdings.com under “Corporate Governance”. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the FRP Board. A copy of our Code of Business Conduct and Ethics is available at www.frpholdings.com under Corporate Governance.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the FRP Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company’s independent registered public accounting firm. The Audit Committee held four formal meetings in fiscal year 2017 and one formal meeting in the 2016 Stub Period.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to applicable standards adopted by the PCAOB.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor’s communications with us concerning independence and has discussed with the independent auditor the auditor’s independence from the Company and its management. The Audit Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent auditor is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit Committee discussed with the Company’s independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the FRP Board, and the FRP Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, for filing with the Securities and Exchange Commission.

Submitted by:	H.W. Shad III, Chairman
Charles E. Commander III
William H. Walton III
Members of the Audit Committee

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NO. 5: THE AUDITOR PROPOSAL

The Audit Committee has selected Hancock Askew as the Company’s independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for 2018. The FRP Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Hancock Askew as the Company’s auditors.

Hancock Askew has been our independent auditor since 2006, and no relationship exists between the Company and Hancock Askew other than the usual relationship between auditor and client.

If the appointment of Hancock Askew as auditor for 2018 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company’s Independent Registered Public Accounting Firm for 2018, unless the Audit Committee finds other good reason for making a change.

Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

Independent Registered Public Accounting Firm

The Audit Committee has selected Hancock Askew to serve as the Company’s independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of Hancock Askew are expected to be present at the shareholders’ meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed or to be billed by the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for fiscal years 2016 and 2017 and the 2016 Stub Period, and for other services performed during such periods.

	2017	2016 Stub Period	2016

Audit Fees (1)	$162,920	$65,848	$136,444
Audit Related Fees (2)	$24,702	$1,000	$5,873
Tax Fees	—	—	—
All Other Fees	—	—	—

Total	$187,622	$66,848	$142,317

(1)	Audit services include work performed in connection with the review of the Company’s quarterly financial statements, the audit of the Company’s annual financial statements and the audit of internal control over financial reporting.

(2)	Audit related fees consisted principally of audits of employee benefit plans and services pertaining to technical accounting consultations.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s amended Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew during the 2016 Stub Period and fiscal year 2017.

PROPOSAL NO. 6: THE COMPENSATION PROPOSAL

In accordance with Section 14A of Exchange Act we are asking shareholders to vote “FOR” approval of our executive compensation program. This non-advisory vote is commonly referred to as “say-on-pay.”

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The FRP Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

Because this is an advisory vote, it will not be binding on the FRP Board. However, the FRP Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

Accordingly, the FRP Board proposes that you indicate your support for the Company’s compensation philosophy, policies, and procedures and their implementation in 2018 as described in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the year ended December 31, 2017 (the “named executive officers”). Each of our named executive officers has served as an employee of the Company for the past five years, and in most cases, for many years.

Name	Title	Age	Position Since
John D. Baker II	Chief Executive Officer	69	3/13/2017
Thompson S. Baker II	Former Chief Executive Officer(1)	59	10/2/2010
David H. deVilliers, Jr.	President	66	5/5/2015
John D. Milton, Jr.	Executive Vice President and CFO	72	6/16/2008
John D. Klopfenstein	Controller and Chief Accounting Officer	54	3/1/2003
David H. deVilliers III	VP of Leasing, Acquisition & Development	40	4/1/2001

(1)	Thompson S. Baker II resigned from his position as Chief Executive Officer on March 13, 2017.

Executive Summary

Linking Compensation to Performance

The objective of our compensation program is to attract, retain and motivate talented leaders who will act in support our strategic objectives and core values to maximize shareholder value. We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals. Our compensation program is designed to motivate our executive officers to achieve positive short- and long-term results for our shareholders. During fiscal year 2017, cash-based incentive compensation comprised approximately 28% of the actual total compensation of our named executive officers.

Total Shareholder Return

The following table and graph compare the performance of the Company’s common stock to that of the Total Return Index for The NASDAQ Composite Index and the Dow Jones U.S. Real Estate Holding and Development TSM for the period commencing September 30, 2012 and ending on December 31, 2017. The graph assumes that $100 was invested on September 30, 2012 in the Company’s common stock and in each of the indices and assumes the reinvestment of any dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among FRP Holdings, Inc., the NASDAQ Composite Index

and the Dow Jones US Real Estate Holding & Development TSM Index

*$100 invested on 9/30/12 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2018 S&P Dow Jones Indices LLC, a division of S&P Global. All rights reserved.

	9/2012	9/2013	9/2014	9/2015	9/2016	12/31/2016	12/31/2017
FRP Holdings, Inc.	$100.00	$121.34	$121.66	$143.88	$148.32	$179.97	$211.23
NASDAQ Composite Index	$100.00	$123.10	$148.59	$154.31	$178.83	$180.89	$234.13
DJ US Real Estate Holding & Development TSM	$100.00	$125.78	$142.39	$127.66	$135.84	$143.12	$159.96

The Role of Our Compensation Committee

Our Compensation Committee establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. In the 2016 Stub Period and fiscal year 2017, Charles E. Commander III, Martin E. Stein, Jr., and William H. Walton III served as members of the Compensation Committee. Each member of the Compensation Committee qualifies as (i) an independent director under the listing standards of The NASDAQ Global Select Market, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. Additionally, no member of the Compensation Committee accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries (other than fees received due to services on the FRP Board and its committees or fixed amounts of compensation under the Company’s retirement plans for prior service with the Company).

The Compensation Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Compensation Committee takes many factors into account, including the individual’s performance, tenure, experience and responsibilities; the performance of the Company or the executive’s business unit; retention considerations;

the recommendations of management; the individual’s historic compensation and the results of the shareholder advisory vote on executive compensation.

Our Philosophy and Objectives

We Focus on Strategic Objectives. Our compensation decisions are driven by our business strategy. It is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company’s growth with the ultimate objective of improving shareholder value. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve our strategic objectives.

We Believe in Pay for Performance. We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions. A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives. Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options. We have capped the benefit levels under the Management Security Plan and have closed the plan to new participants. Only one of our named executive officers participates in the Management Security Plan. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

Compensation Should Reflect Position and Responsibility. Total compensation and accountability should generally increase with position and responsibility.

Compensation Should be Reasonable and Responsible. It is essential that our overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation. The Compensation Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company’s financial objectives.

Benchmarking

The compensation program is designed to integrate with the Company’s business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Compensation Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

“Say on Pay” Advisory Vote on Executive Compensation

We have included a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” proposal) in our proxy statement this year. The Compensation Committee believes that the say on pay vote is important to solicit shareholder feedback on our compensation approach. We value the opinions of our shareholders and will consider the outcome of the say on pay vote when designing our compensation programs and policies and making compensation decisions. The Compensation Committee reviewed the results of the last year’s shareholder advisory vote on executive compensation and determined, based in part upon the fact that approximately 99% of the shares voted in favor of the Company’s compensation philosophy, policies and procedures for fiscal year 2016, that the current executive compensation provision effectively aligns the interests of our executive officers with that of our shareholders.

Compensation Components

Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Compensation Committee also considers the Chief Executive Officer’s written recommendations, the observations of the Chief Executive Officer and of the Compensation Committee members regarding individual performance and internal pay equity considerations.

Pursuant to the transition services agreement that was executed in connection with the spin-off, during the 2016 Stub Period and fiscal year 2017, 50% of the base salaries for Messrs. Thompson S. Baker II (prior to his resignation), Milton and Klopfenstein were attributable to the Company and 50% was attributable to Patriot; provided however, that effective October 1, 2017, Mr. Milton’s capacity with Patriot changed, and he has since devoted more time to his duties as Executive Vice President and Chief Financial Officer of the Company. Accordingly, as of October 1, 2017, 25% of Mr. Milton’s executive compensation awards became attributable to Patriot, and 75% became attributable to the Company. The base salaries for Messrs. Baker, Milton and Klopfenstein set forth throughout this proxy statement for fiscal year 2017 and prior years reflects only the portion of their executive compensation awards attributable to their services to the Company.

The employment of David H. deVilliers, Jr. and David H. deVilliers III is not subject to the transition services agreement, and therefore 100% of their compensation awards are reflected throughout this proxy statement for fiscal year 2017 and prior years.

We set base salaries on a calendar year basis. The following table reflects the base salaries of the named executive officers for calendar years 2016, 2017 and 2018.

Name and Title	2016 Base Salary	2017 Base Salary	2018 Base Salary	% Increase from 2017 to 2018
John D. Baker II, CEO	N/A	$222,500(1)	$222,500	0%
Thompson S. Baker II, Former CEO	$216,300	$222,789(2)	N/A	N/A
David H. deVilliers, Jr., President	$327,648	$335,839	$345,914	3%
John D. Milton, Jr., Executive VP and CFO(3)(4)	$100,000	$103,000	$156,000	51.5%
John D. Klopfenstein, Controller & Chief Accounting Officer(3)	$98,979	$101,948	$106,026	4%
David H. deVilliers III, VP of Leasing, Acquisition & Development	$194,895	$207,563	$221,055	6.5%

(1)	Mr. Baker’s employment with the Company commenced on March 13, 2017, and therefore, his actual base salary compensation was $177,906 in 2017.

(2)	Mr. Baker resigned from his position as President and Chief Executive Officer on March 13, 2017, and therefore, his actual base salary compensation was $46,415 in 2017.

(3)	In addition to the base salaries reflected in this table, Messrs. Thompson S. Baker II, Milton and Klopfenstein received a base salary in the same respective amounts shown this table in connection with their employment with Patriot.

(4)	Effective October 1, 2017, 25% of Mr. Milton’s executive compensation awards became attributable to Patriot, and 75% became attributable to the Company.

The Compensation Committee increased the base salaries of each of the named executive officers (excluding John D. Baker II who was appointed during fiscal year 2017) for fiscal year 2018 in light of their performance in fiscal year 2017.

Cash Incentive Compensation

The Company’s management incentive compensation plan (the “MIC Plan”) provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price.

We believe that operating income and property occupancy are important measures of performance, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. Each year, the annual bonus pool is determined by the Company’s achievement of target performance goals, subject to a threshold, target and maximum amount, and individual awards are determined by the achievement of individual performance goals by each named executive officer, all of which is set by the Compensation Committee on an annual basis. Each year, a portion of each named executive officer’s cash bonus is contingent upon a determination that the internal control over financial reporting for the company was effective during the applicable year.

Historically, and prior to the spin-off, cash incentive compensation awarded to Messrs. Thompson S. Baker II, Milton and Klopfenstein as a component of their compensation was based on performance goals of the real estate and transportation segments of the Company As a result of the spin-off, Messrs. Baker, Milton and Klopfenstein each became eligible to receive a cash bonus from both the Company and Patriot in connection with their employment with each company. Information relating to cash bonuses awarded to Messrs. Thompson S. Baker II, Milton and Klopfenstein set forth throughout this proxy statement for 2017 and previous years reflects only cash bonuses awards relating to the performance of the Company.

Due to the change of the Company’s fiscal year, cash incentive compensation awards discussed in this Compensation Discussion and Analysis were or will be awarded to our named executive officers for two periods, specifically (i) the 12-month period beginning October 1, 2016 and ending September 30, 2017 and (ii) the 15-month period beginning October 1, 2017 and ending December 31, 2018 (the “MIC Periods”). Accordingly, our named executive officers’ cash incentive compensation awards for the fourth quarter of fiscal year 2017 have not yet been determined. The bonus pool for the 12-month MIC Period ended September 30, 2018 was determined by targeted net income and square feet leased, and the bonus pool for the 15-month MIC period ending December 31, 2018 will be determined by the Company’s achievement of targeted operating profit and square feet leased within the Asset Management Segment.

The following table describes the performance objectives and bonuses (or potential bonuses) for the named executive officers for the MIC Periods ending September 30, 2017 (noted as “2017”) and December 31, 2018 (noted as “2018”).

Name	Year	Maximum Bonus as a % of Salary	Financial Target to Achieve Maximum Bonus(1)	Sq. Feet of New Leases to Achieve Maximum Bonus(1)
John D. Baker II CEO	2018	125%	$15,088,300	759,239
	2017	75%	$5,991,811	777,745

Thompson S. Baker II Former CEO	2018	N/A	$15,088,300	759,239
	2017	100%	$5,991,811	777,745

John D. Milton, Jr. Executive Vice President &CFO	2018	125%	$15,088,300	759,239
	2017	100%	$5,991,811	777,745

David H. deVilliers, Jr. President	2018	125%	$15,088,300	759,239
	2017	100%	$5,991,811	777,745

John D. Klopfenstein, Controller & Chief Accounting Officer	2018	62.5%	$15,088,300	759,239
	2017	50%	$5,991,811	777,745

David H. deVilliers III VP of Leasing, Acquisition & Development	2018	81.25%	$15,088,300	759,239
	2017	60%	$5,991,811	777,745

(1)	For the 15-month MIC Period ending December 31, 2018, bonuses are contingent upon the achievement of (i) an operating profit target and (ii) a target for square feet leased during the period. Each target accounts for 50% of the bonus, but if the maximum level is exceeded for either target, the excess (up to 20%) may be applied to eliminate any corresponding deficit in meeting the other target. For the 15-month MIC Period ending December 31, 2018, the threshold operating profit and square feet leased are $13,205,700 and 465,000, respectively, resulting in 50% of the eligible bonus pool. The target operating profit and square feet leased are $14,552,409 and 588,477 square feet leased, respectively, resulting in 80% of the eligible bonus pool. Each named executive officer’s bonus is subject to the achievement of individual performance objectives.

For the 12-month MIC Period ending September 30, 2017, bonuses were contingent upon the achievement of (i) budgeted net income of $5,991,811 and (ii) targeted leased square feet. For the 12-month MIC Period ending September 30, 2017, the threshold square feet leased was 457,984, resulting in 5% of the eligible bonus pool. The target square feet leased was 577,745, resulting in 80% of the eligible bonus pool. Each named executive officer’s bonus was subject to the achievement of individual performance objectives.

(2)	In addition to their bonus eligibility relating to the Company’s ROCE, Messrs. Thompson S. Baker II, Milton and Klopfenstein were also eligible to receive a bonus from Patriot.

Cash-based incentive compensation comprises a significant portion of the potential total compensation of the named executive officers. For fiscal year 2017, cash-based incentive compensation comprised approximately 28% of the actual total compensation of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

Stock Options

Under our compensation program, executive officers are eligible to receive stock option grants under the Company’s 2016 Equity Incentive Plan (“Equity Incentive Plan”). We believe that long-term equity incentives motivate executives to make decisions that focus on long-term growth, thereby increasing shareholder value, and serve to align our executive officers’ interests with the Company’s shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

The table below shows the following option awards granted by the Compensation Committee for fiscal years 2017 and 2018. In making these grants, the Compensation Committee considered each executive officer’s performance, total compensation package, value to the Company and prior stock option grants.

Name	2017 Option Grant(1) (Shares)	2018 Option Grant(2) (Shares)
John D. Baker II CEO	4,550	6,670
Thompson S. Baker II Former CEO	5,955	N/A
John D. Milton, Jr. Executive Vice President & CFO	4,590	4,590
David H. deVilliers, Jr. President	5,955	5,955
John D. Klopfenstein Controller & Chief Accounting Officer	1,610	1,610
David H. deVilliers III VP of Leasing, Acquisition & Development	1,490	1,490

(1)	Due to the recent change in the Company’s fiscal year, options granted in connection with fiscal year 2017 compensation were granted during the 2016 Stub Period.

(2)	Due to the recent change in the Company’s fiscal year, options granted in connection with fiscal year 2018 compensation were granted during December of fiscal year 2017.

All of the options granted under the Equity Incentive Plan vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date, have a per share option price of the closing price of the Company’s common stock on the grant date, do not include “reload” provisions, prohibit re-pricing (unless approved by the shareholders).

The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee plans to continue to strategically evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

In addition to participating in the same health and welfare plans, including our 401(k) plan, as do our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

Management Security Plan

Our Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of (i) their date of death or (ii) 15 years after their retirement or death. The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company capped the benefit levels at 50% of base salaries as of

December 31, 2002. The plan has been closed to newly hired executives for several years. David deVilliers, Jr., is the only named executive officer who currently participates in the Management Security Plan.

Severance and Change of Control Agreements

On December 5, 2007, the Company entered into a change-in-control agreement with Mr. David H. deVilliers, Jr. The agreement is a “double trigger” agreement that will pay benefits to Mr. deVilliers, under certain circumstances, if his employment is terminated following a change-in-control of the Company or a sale of their particular business unit. Mr. deVilliers’ agreement provides that if his employment is terminated following a change-in-control or a sale of his business unit other than for “cause” or if he resigns following such event for “good reason,” the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to him. In addition, Mr. deVilliers, Jr. will become fully vested in his stock options and restricted stock.

For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer, (iii) repeated and continued failure by the executive to carry out, in all material respects, the employer’s reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive’s duties, responsibilities, reporting obligations, title or authority.

We believe change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are “double trigger,” meaning that acceleration of vesting is not awarded upon a change of control unless the executive’s employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled “Proposal No. 6: Compensation Proposal—Executive Compensation—Summary Compensation Table.”

Compensation Policies

Internal Pay Equity. We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Compensation Risk Assessment. The Compensation Committee considers the risks that may result from the Company’s compensation policies and practices. The Compensation Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Compensation Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate. The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any 1 year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

It is a policy of the FRP Board that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the FRP Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Charles E. Commander III
Martin E. Stein, Jr.
William H. Walton III

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table sets forth information concerning the compensation of our named executive officers for fiscal year 2017, the 2016 Stub Period and fiscal years 2016 and 2015.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Base Salary(2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation(6)	Total
John D. Baker II(1) CEO	2017	$177,906	$175,000	$122,375	—	$8,252	$483,533
	2016 Stub	—	—	—	—	—	—
	2016	—	—	—	—	—	—
	2015	—	—	—	—	—	—
Thompson S. Baker II(1) Former CEO	2017	$46,415	—	—	—	$2,494	$48,908
	2016 Stub	$54,075	$100,000	—	—	$6,675	$160,750
	2016	$214,725	$100,000	$162,225	—	$8,916	$485,866
	2015	$208,357	$200,000	$210,000	—	$25,234	$643,591
John D. Milton, Jr. Executive Vice President and CFO	2017	$115,875	$90,000	$77,250	—	$11,657	$294,782
	2016 Stub	$25,000	$45,000	$12,744	—	$2,893	$98,643
	2016	$95,625	$45,000	$92,491	—	$13,841	$246,957
	2015	$82,500	$87,972	$41,250	—	$13,451	$225,173
David H. deVilliers, Jr. President	2017	$335,839	$100,000	$251,879	($17,614)	$28,982	$699,086
	2016 Stub	$81,912	$100,000	$83,960	$21,689	$901	$288,462
	2016	$326,837	$100,000	$327,648	$53,053	$20,207	$827,745
	2015	$324,404	$100,000	$324,404	$152,726	$16,599	$918,133
John D. Klopfenstein Controller and Chief Accounting Officer	2017	$101,949	$27,000	$38,230	—	$16,055	$183,234
	2016 Stub	$24,745	$27,000	$12,744	—	$3,365	$67,853
	2016	$98,258	$27,000	$49,490	—	$14,837	$189,585
	2015	$92,400	$54,000	$44,551	—	$5,927	$196,878
David H. deVilliers III VP of Leasing, Acquisition & Development	2017	$207,563	$30,000	$93,403	—	$16,034	$347,000
	2016 Stub	$48,724	$25,000	$31,134	—	$4,140	$108,998
	2016	$191,921	—-	$97,448	—	$12,241	$301,610
	2015	$174,750	—-	$54,900	—	$18,422	$248,072

(1)	John D. Baker II was appointed as the Chief Executive Officer of the Company on March 13, 2017, upon Thompson S. Baker II’s resignation.

(2)	Following the Spin-off, Messrs. Baker, Milton and Klopfenstein remained employed by both the Company and Patriot. The amounts shown in this table reflect only the portion of the base salaries of Messrs. Baker, Milton and Klopfenstein that is attributable to the Company. For additional information, see the section entitled “Proposal No. 6: Compensation Proposal—Compensation Discussion and Analysis—Compensation Components—Base Salary” in this Proxy Statement.

(3)	Amounts reflect the Black-Scholes value at the time of the grant. Due to the recent fiscal year change: (i) the amounts shown for fiscal year 2017 reflect stock options granted on December 6, 2017 in connection with fiscal year 2018 compensation, and (ii) the amounts shown for the 2016 Stub Period reflect stock options granted on December 7, 2016 in connection with fiscal year 2017 compensation. The amounts shown for fiscal years 2016 and 2015 awards reflect the options granted in connection with fiscal year 2016 and 2015 compensation, respectively. In fiscal year 2016, Messrs. Thompson S. Baker II, Milton and Klopfenstein were awarded options to purchase common stock of Patriot in addition to the options awarded by the Company shown in the table. Option awards shown in the table for fiscal year 2015 were granted by the Company prior to the Spin-off and reflect the values of each officer’s total option awards for such years. On February 3, 2015, options granted prior to the Spin-off were canceled and replacement options to purchase Patriot common stock and the Company’s common stock were issued. The replacement options had a combined intrinsic value equal to the intrinsic value of the original option to purchase the Company’s common stock. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of the Company’s common stock on the date of the Spin-off.

(4)	This column represents amounts paid under the MIC Plan. Due to the recent fiscal year change, non-equity incentive awards were or will be determined for the 12-month MIC Period ending September 30, 2017 and the 15-month MIC Period ending December 31, 2018. Following the Spin-off, Messrs. Thompson S. Baker II, Milton and Klopfenstein remained employed by both the Company and Patriot and are eligible to receive non-equity incentive compensation from each company. The non-equity incentive compensation for Messrs. Baker, Milton and Klopfenstein reflect only the portion of each officer’s compensation that is attributable to the Company. For additional information, see the section entitled “Proposal No. 6: Compensation Proposal—Compensation Discussion and Analysis—Compensation Components—Cash Incentive Compensation” in this Proxy Statement.

(5)	This column represents the increase in the actuarial present value of the named executive officer’s future benefits under the Management Security Plan. For more detail, see the disclosure under the Pension Benefits table below.

(6)	For the 2016 Stub Period and fiscal year 2017, the components of “All Other Compensation” were as follows:

Name	Period	Matching Contributions	Personal Use of Company Car	Medical Reimbursement (a)	Miscellaneous (b)
John D. Baker II	2017	$7,662	—	$95	$495
	2016 Stub	N/A	N/A	N/A	N/A
Thompson S. Baker II	2017	$1,393	$323	$698	$81
	2016 Stub	—	—	$7,486	$97
David H. deVilliers, Jr.	2017	$8,100	$4,282	$15,381	$1,219
	2016 Stub	$578	$18	—	$305
John D. Milton, Jr.	2017	$4,556	$4,308	$2,237	$556
	2016 Stub	$1,750	$904	$116	$124
John D. Klopfenstein	2017	$3,823	$5,771	$6,254	$207
	2016 Stub	$1,748	$1,244	$322	$52
David H. deVilliers III	2017	$8,100	$7,772	—	$162
	2016 Stub	$3,565	$535	—	$40
(a)	The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(b)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

Grants of Plan-Based Awards

The following table sets forth information related to equity and non-equity incentive compensation granted under our compensation plans in the 2016 Stub Period and fiscal year 2017:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)(6)	Grant Date Fair Value of Stock and Option Awards(7)
		Threshold (2)	Target (3)	Maximum (4)
John D. Baker II	12/6/17	$139,063	$222,500	$278,125	6,670	$44.50	$100,000
CEO	3/13/17	$8,344	$133,500	$166,875	4,555	$37.55	$75,000
Thompson S. Baker II	12/6/17	N/A	N/A	N/A	N/A	N/A	N/A
Former CEO	12/7/16	$11,139	$178,231	$222,789	5,955	$39.00	$100,000
David H. deVilliers, Jr.	12/6/17	$216,196	$345,914	$432,393	6,670	$44.50	$100,000
President	12/7/16	$16,792	$268,671	$335,839	5,955	$39.00	$100,000
John D. Milton, Jr.	12/6/17	$97,500	$156,000	$195,000	8,425	$44.50	$90,000
Executive VP & CFO	12/7/16	$5,150	$82,400	$103,000	4,590	$39.00	$45,000
John D. Klopfenstein	12/6/17	$33,133	$53,013	$66,266	1,415	$44.50	$27,000
Controller & Chief Accounting Officer	12/7/16	$2,549	$40,779	$50,974	1,610	$39.00	$27,000
David H. deVilliers III	12/6/17	$89,804	$143,686	$179,607	1,575	$44.50	$30,000
VP of Leasing, Acquisition & Development	12/7/16	$6,227	$99,630	$124,538	1,490	$39.00	$25,000

(1)	Non-equity incentive awards reported on this table were awarded under the Company’s MIC Plan. Due to the recent fiscal year change, non-equity incentive awards were or will be determined for the 12-month MIC Period ending September 30, 2017 and the 15-month MIC Period ending December 31, 2018. Additional information and performance objectives relating to the achievement of awards are described under the section entitled “Proposal No. 6: Compensation Proposal—Compensation Discussion and Analysis - Compensation Components- Cash Incentive Compensation” in this Proxy Statement.

(2)	For grants awarded December 6, 2017, the threshold amount represents 50% of each named executive officer’s maximum incentive compensation award, which is earned upon the achievement of operating profit of $13,205,700 and 465,000 square feet leased. For grants awarded on December 7, 2016 and March 13, 2017, the threshold amounts represent 5% of each named executive officer’s maximum incentive compensation award, which is earned upon the achievement of budgeted net income of $5,991,811 and 457,984 square feet leased.

(3)	For grants awarded December 6, 2017, the target amount represents 80% of each named executive officer’s maximum incentive compensation award, which is earned upon the achievement of operating profit of $14,552,409 and 588,477 square feet leased. For grants awarded on December 7, 2016 and March 13, 2017, the threshold amounts represent, the target amounts represent 80% of each named executive officer’s maximum incentive compensation award, which is earned upon the achievement of budgeted net income of $5,991,811 and 577,745 square feet leased.

(4)	For grants awarded December 6, 2017, the maximum bonus amounts represent 125% of the annual base salaries for Messrs. John D. Baker II, David H. deVilliers, Jr., and Milton, 62.5% of the base salary for Mr. Klopfenstein and 81.25% of the base salary for Mr. David H. deVilliers III, each of which is earned upon the achievement of operating profit of $15,088,300 and 759,239 square feet leased. For grants awarded on December 7, 2016 and March 13, 2017, the threshold amounts represent 100% of the base salaries for Messrs. Thompson S. Baker II, David H. deVilliers, Jr. and Milton, 75% of the base salary for John D. Baker II, 50% of the base salary for John D. Klopfenstein and 60% of the base salary for David H. deVilliers III, each of which is earned upon the achievement of budgeted net income of $5,991,811 and 777,745 square feet leased.

(5)	Stock option awards reported under this column were granted under the Equity Incentive Plan, which is discussed in the section entitled “Proposal No. 6: Compensation Proposal - Compensation Discussion and Analysis - Compensation Components - Stock Options” in this Proxy Statement. Options vest 20% per year beginning the first anniversary of the grant date, except for Mr. Milton’s options, which vest immediately. All options expire on the tenth anniversary of the grant date.

(6)	The per share option price for all options reflect the closing market price of the underlying security on the date of the grant.

(7)	The value shown for all option awards reflects the FASB ASC Topic 718 (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions:

With respect to the options granted on December 6, 2017, (i) risk-free interest rates of 2.28% for the grants to Messrs. Klopfenstein and David H. deVilliers III, 2.15% for the grants to Messrs. Baker and David H. deVilliers, Jr., and 1.94% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 37.31% for the grants to Messrs. Klopfenstein and David H. deVilliers III, 34.32% for the grants to Messrs. Baker and David H. deVilliers, Jr., and 31.79% for the grant to Mr. Milton, and (iv) expected life of stock options of 7 years for the grants to Messrs. Klopfenstein and David H. deVilliers III, 5 years for the grants to Messrs. Baker and David H. deVilliers, Jr., and 3 years for the grant to Mr. Milton.

With respect to the options granted on March 13, 2017, (i) risk-free interest rate of 2.43%, (ii) no dividend yield, (iii) volatility of 38.17%, and (iv) expected life of stock options of 7 years.

With respect to the options granted on December 7, 2016, (i) risk-free interest rates of 2.19% for the grants to Messrs. Baker, Klopfenstein, David H. deVilliers, Jr. and David H. deVilliers III, and 1.42% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of 37.83% for the grants to Messrs. Baker, Klopfenstein, David H. deVilliers, Jr. and David H. deVilliers III, and 34.50% for the grant to Mr. Milton, and (iv) expected life of stock options of 7 years for the grants to Messrs. Baker, Klopfenstein, David H. deVilliers, Jr. and David H. deVilliers III, and 3 years for the grant to Mr. Milton.

Outstanding Equity Awards at Year-End

The table below sets forth information relating to stock options held by the named executive officers as of December 31, 2017.

Certain option awards show in the table were granted by the company prior to the Spin-off. On February 3, 2015, options granted prior to the Spin-Off were canceled and replacement options to purchase the Company’s common stock and Patriot common stock (“FRP Replacement Options”) were issued. The replacement options had a combined intrinsic value equal to the intrinsic value of the original option to purchase the Company’s common stock. The options were equitably adjusted to preserve the ratio of the exercise price to the fair market value of FRP common stock on the date of the Spin-Off.

Name	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price(3)	Option Expiration Date(4)

John D. Baker II CEO	—	4,555	$37.550	03/12/2027
	—	6,670	$44.50	12/5/2027
David H. deVilliers, Jr. President	15,970	—	$18.978	08/18/2019
	10,120	—	$24.164	12/02/2019
	12,415	—	$19.233	12/01/2020
	14,100	—	$16.718	12/05/2021
	11,870	—	$19.686	12/05/2022
	5,696	1,424	$31.100	12/04/2023
	4,926	3,284	$26.967	12/03/2024
	2,816	4,224	$31.150	12/06/2025
	1,191	4,764	$39.000	12/06/2026
	—	6,670	$44.500	12/05/2027
John D. Milton, Jr. Executive Vice President and CFO	2,500	—	$24.164	12/02/2019
	7,500	—	$31.100	12/04/2023
	9,375	—	$26.967	12/03/2024
	5,560	—	$31.150	12/06/2025
	4,590	—	$39.000	12/06/2026
	8,425	—	$44.500	12/05/2027
John D. Klopfenstein Controller and Chief Accounting Officer	600	—	$19.686	12/05/2022
	578	578	$31.100	12/04/2023
	666	1,332	$26.967	12/03/2024
	632	1,140	$31.150	12/06/2025
	322	1,288	$39.000	12/06/2026
	—	1,415	$44.500	12/05/2027
David H. deVilliers III VP of Leasing, Acquisition & Development	298	1,192	$39.000	12/06/2026
	—	1,575	$44.500	12/05/2027

(1)	Stock options granted to Mr. Milton vest immediately. The stock options granted to Messrs. Baker, Klopfenstein, David H. deVilliers, Jr. and David H. deVilliers III vest ratably over 5 years. All stock options have a term of 10 years.

(2)	For options expiring before 2025, the number of securities underlying unexercised options exercisable reflects the number of FRP Replacement Options granted at the time of the spin-off.

(3)	For options expiring before 2025, the exercise price reflects the exercise price of FRP Replacement Options granted at the time of the spin-off.

(4)	For options expiring before 2025, the expiration date reflects the number of FRP Replacement Options granted at the time of the spin-off.

Option Exercises and Stock Vested

The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during the 2016 Stub Period and fiscal year 2017.

Name		Option Awards
	Period	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise
John D. Baker II CEO	2017	—	—
	2016 Stub	N/A	N/A

Thompson S. Baker II Former CEO	2017	53,875	$848,343
	2016 Stub	—	—

David H. deVilliers, Jr. President	2017	—	—
	2016 Stub	—	—

John D. Milton, Jr. Executive Vice President & CFO	2017	27,500	$559,537
	2016 Stub	20,000	$326,710

John D. Klopfenstein Controller & Chief Accounting Officer	2017	3,194	$53,700
	2016 Stub	9,000	$159,944

David H. deVilliers III VP of Leasing, Acquisition & Development	2017	—	—
	2016 Stub	—	—

Pension Benefits

The following table describes pension benefits to the named executive officers as of December 31, 2017 under our Management Security Plan (“MSP Plan”). Mr. David H. deVilliers, Jr. is the only named executive officer who participates in the MSP Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2)

David H. deVilliers, Jr., President	MSP Plan	(1)	$1,457,250

(1)	Mr. deVilliers has met the requisite years of service requirement under the MSP Plan.

(2)	The present value has been calculated based on a life expectancy of 82 years and using a discount rate of six percent (6%).

The MSP Plan provides the following benefits to Mr. David H. deVilliers, Jr. upon his retirement or death:

Triggering Event	Annual Benefit

Normal Retirement at age 65 or older	$247,200 during year 1 and $123,600 in subsequent years until his death.

Death of Participant after his Retirement	Continuation of annual benefit until the 15th anniversary of his retirement (or the earlier death of his designated beneficiary).

Death of Participant prior to his Retirement	$247,200 during year 1 and $123,600 in subsequent years until the later of (i) the 15th anniversary of his death or (ii) the date that he would have turned 65 (or in either case, the earlier death of his designated beneficiary).

Nonqualified Deferred Compensation

None of our named executive officers receives any nonqualified deferred compensation.

CEO Pay Ratio

Pursuant to a mandate under the Dodd-Frank Act, the SEC adopted rules requiring annual disclosure of the ratio of our Chief Executive Officer’s total annual compensation to our median employee’s total annual compensation. For the fiscal year 2017, our Chief Executive Officer's total annual compensation was $499,375, and our median employee’s total annual compensation was approximately $101,103.84 resulting in a pay ratio of 4.94 to 1. We identified the median employee by examining the 2017 annual total compensation for all employees employed by the Company on December 31, 2017, excluding our Chief Executive Officer. The calculation of annual total compensation for such employees was determined by using the wages and compensation similar to the compensation components used to determine our Chief Executive Officer's total compensation, based on our existing payroll records, which is determined on a consistent basis for each employee. For the total annual compensation of our Chief Executive Officer, we annualized the “Total Compensation” shown for our Chief Executive Officer in the “Summary Compensation Table” on page 104 of this Proxy Statement.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2019 must be delivered in writing to the principal executive offices of the Company no later than November 28, 2018. The inclusion of any proposal will be subject to the applicable rules of the SEC.

Except for shareholder proposals to be included in the Company’s proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is February 1, 2019. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 1, 2019.

DELIVERY OF DOCUMENTS TO SHAREHOLDER SHARING AN ADDRESS

A number of brokers with account holders who are FRP shareholder will be “householding” FRP’s proxy materials. A single proxy statement will be delivered to multiple FRP shareholder sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to FRP’s principal offices, Attention: Secretary, or contact FRP’s Secretary by telephone at (904) 858-9100 and we will promptly deliver such separate copy. FRP’s principal offices are located at 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202. FRP shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any FRP shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

FRP files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or (202) 942-8088 for further information regarding the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including FRP, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.frpholdings.com. The web addresses of the SEC and FRP have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about FRP and its financial condition.

●	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by FRP, such information or exhibit is specifically not incorporated by reference.

In addition, FRP incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents of FRP listed above from the SEC, through the SEC’s website at the address described above, or from us directly by requesting them in writing or by telephone at the following addresses and telephone number:

FRP Holdings, Inc.
200 W. Forsyth Street, 7th Floor,
Jacksonville, Florida 32202
Attn: Corporate Secretary
(904) 858-9100

If you are an FRP shareholder and would like to request documents, please do so by 5:00 p.m. Eastern Time on May 14, 2018 to receive them before the annual meeting.

These documents are available from FRP, without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement forms a part. You can also find information about FRP at its website at www.FRPHoldings.com. Information contained on this website is specifically not incorporated by reference into this proxy statement.

This document is a proxy statement of FRP for the annual meeting. We have not authorized anyone to give any information or make any representation about the Sale Transaction, or FRP that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the materials that we have incorporated by reference into this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. This proxy statement is dated April 12, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies, and the mailing of this proxy statement to our shareholders does not create any implication to the contrary.

TRANSACTION OF OTHER BUSINESS

The FRP Board knows of no other business to be presented for FRP shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournment or postponements thereof, the FRP Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgement.

By Order of the Board of Directors,

John D. Milton, Jr.

Executive Vice President, Chief Financial Officer and Secretary

Jacksonville, Florida

April 12, 2018

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

112

ANNEX A

EXECUTION VERSION

AGREEMENT OF PURCHASE AND SALE

by and between

FRP HOLDINGS, INC., as PARENT

THE SELLERS NAMED HEREIN, as SELLERS

and

BRE FOXTROT PARENT LLC, as BUYER

Dated as of March 22, 2018

i

SECTION 16.23.	Joint and Several Liability	A-65

SECTION 16.24.	State Specific Provisions	A-65

SECTION 16.25.	1031 Exchange	A-66

v

SCHEDULES
Schedule A-1 and A-2	Property
Schedule 1.1(a)	Existing Mortgages
Schedule 1.1(b)	Major Leases
Schedule 1.1(c)	Surveys
Schedule 1.1(d)	Title Commitments
Schedule 1.1(e)	Incentive Compensation Agreements
Schedule 1.1(f)	Existing Violations
Schedule 1.1(g)	Crossroads Outparcel
Schedule 2.1(c)(iii)	Additional Excluded Assets
Schedule 2.2(a)	Allocated Asset Value and Earnest Money
Schedule 3.1(c)	Consents Required
Schedule 3.2(a)	Material Contracts
Schedule 3.2(b-1)	Space Leases
Schedule 3.2(b-2)	Offsets, Counterclaims, Deductions and Prepaid Rents
Schedule 3.2(b-3)	Leasing Costs
Schedule 3.2(b-4)	Security Deposits
Schedule 3.2(b-5)	Space Lease Defaults
Schedule 3.2(c)	Brokerage Commissions
Schedule 3.2(d)	Casualty; Condemnation
Schedule 3.2(e)	Litigation
Schedule 3.2(h)	Options
Schedule 3.2(i)	Permits
Schedule 3.2(j)	Insurance
Schedule 3.2(l)	Environmental Reports
Schedule 3.2(m)	REAs
Schedule 3.2(n)	Association Documents
Schedule 3.2(p)	Affiliate Agreements
Schedule 3.2(r)	Neighboring Land
Schedule 3.2(s)	Municipal Letters of Credit
Schedule 3.3(c)(ii)	YBR Letter of Intent
Schedule 3.3(f)	Capital Expenditures Work
Schedule 3.3(g)	Landlord Work
Schedule 3.4(a)	Tenant Estoppel Requirements
Schedule 3.4(d)	Tenant Estoppel Termination Rights
Schedule 3.5	LOC Work Projects
Schedule 4.2	Assumed Contracts
Schedule 8.2	Non-Permitted Exceptions

EXHIBITS
Exhibit A-1 – A-3	Form of Tenant Estoppel Certificates
Exhibit B-1	Form of Association Estoppel Certificate
Exhibit B-2	Form of REA Estoppel Certificate
Exhibit C	Form of Assignment of Leases
Exhibit D	Form of Assignment of Contracts
Exhibit E	Form of Tenant Notices
Exhibit F	Form of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit G-1 – G-3	Forms of Deed (State-Specific)
Exhibit H	Form of Bill of Sale
Exhibit I-1 – I-2	Form of FIRPTA Certificate
Exhibit J	Form of Title Affidavit
Exhibit K	Voting Agreement
Exhibit L	LOC Work Access Agreement

AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the 22nd day of March, 2018 by and between FRP Holdings, Inc., a Florida corporation (“Parent”), each of the entities listed in the column entitled “Sellers” on Schedule A-1 attached hereto and made a part hereof (collectively, “Seller”) and BRE FOXTROT PARENT LLC, a Delaware limited liability company (“Buyer”).

BACKGROUND

A.          Seller is the owner of the land as more particularly described on Schedule A-2 and the buildings and other improvements thereon which are identified by the street addresses listed in the column entitled “Property” opposite their names on Schedule A-1 attached hereto and made a part hereof (collectively, the “Property”).

B.          The Property, together with the Asset-Related Property (as defined below) shall be referred to herein, collectively, as the “Assets”.

C.          Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s right, title and interest in the Assets on the terms and conditions hereinafter set forth.

D.          Concurrently with the execution and delivery of this Agreement, certain shareholders of Parent have entered into a voting and support agreement, dated as of the date hereof, in substantially the form set forth in Exhibit K, pursuant to which, among other things, such shareholders have agreed to vote their shares of Parent Common Stock in favor of adoption of this Agreement and the approval of the transactions contemplated hereby as set forth therein (the “Voting Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1.     Defined Terms. The capitalized terms used herein will have the following meanings.

“11500 Crossroads Property” shall mean the individual Property located at 11500 Crossroads Circle, Middle River, Maryland 21220.

“AC Lease” shall mean that certain Lease Agreement, by and between FRP Hollander 95, LLC and Architectural Ceramics, Inc., dated March 18, 2013, as amended by First Amendment to Lease dated June 7, 2013, as amended by Commencement Agreement dated August 5, 2013, and as amended by Second Amendment to Lease dated August 5, 2013.

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“AC Property” shall mean 1901 62nd Street, Baltimore, Maryland 21237.

“Acceptable Confidentiality Agreement” shall mean a confidentiality and standstill agreement that contains confidentiality provisions that are no less favorable in any material respect to Parent than those contained in that certain Confidentiality Agreement dated August 8, 2017.

“Access Agreement” shall have the meaning assigned thereto in Section 7.1.

“Acquisition Proposal” shall have the meaning assigned thereto in Section 14.2(g).

“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).

“Adverse Recommendation Change” shall have the meaning assigned thereto in Section 14.2(c).

“Affiliate” shall mean any Person, from time to time, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.

“Affiliate Agreement” shall mean any agreement, license or contract, whether written or oral, relating to the operation, maintenance or management of the Asset or any portion thereof by and among Seller and/or any other Affiliate of Seller.

“Agreement” shall mean this Agreement of Purchase and Sale, together with the Exhibits and Schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Allocated Asset Value” shall mean the value allocated among the Assets as set forth on Schedule 2.2(a) hereto opposite the name of such Property.

“Allocated Earnest Money” shall mean the portion of the Earnest Money allocated among the Assets as set forth on Schedule 2.2(a) hereto opposite the name of such Property.

“Alternative Acquisition Agreement” shall have the meaning assigned thereto in Section 14.2(a).

“Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire

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underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assets” shall have the meaning assigned thereto in “Background” paragraph B.

“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(a)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 6.1(a)(iv).

“Association” shall have the meaning assigned thereto in Section 3.2(n).

“Association Documents” shall have the meaning assigned thereto in Section 3.2(n).

“Association Estoppel” shall have the meaning assigned thereto in Section 3.3(h).

“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2.

“Basket Limitation” shall mean an amount equal to $175,000.

“Broker” shall mean Eastdil Secured, L.L.C.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by Applicable Law to be closed in the city of New York, New York.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.

“Buyer’s Knowledge” shall mean the actual knowledge of Buyer based upon the actual knowledge of David Levine. The named individual shall have no personal liability by virtue of inclusion in this definition.

“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.5.

“Cap Limitation” shall mean an amount equal to $10,767,000.

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“Capital Expenditures Work” shall have the meaning assigned thereto in Section 3.3(f).

“Claim Notice” shall have the meaning assigned thereto in Section 11.5.

“Claims” shall have the meaning assigned thereto in Section 7.3.

“Closing” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Seller pursuant to Section 6.2 and by Buyer pursuant to Section 6.1.

“Closing Statement” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Contractor” shall have the meaning assigned thereto in Section 3.5(a).

“Contracts” shall mean, collectively, all agreements or contracts of Seller, or entered into on behalf of Seller, relating to the ownership or operation of the Property, but excluding the Space Leases, the New Leases, any Affiliate Agreement and any written agreement or contract relating to any existing financing encumbering any of the Property.

“Crossroads Outparcel” shall mean Parcel A as shown on Plat One of Two entitled “Windlass Run Business Park” dated November 16, 2007 prepared by George William Stephens, Jr. and Associates, Inc. recorded April 8, 2008 in SM 78 Page 344, Land Records of Baltimore County, Maryland.

“Crossroads Parking Parcel” shall mean that certain portion of the Crossroads Outparcel marked in red on the survey depicted on Schedule 1.1(g) hereto.

“Deed” shall have the meaning assigned thereto in Section 6.2(a)(i).

“Earnest Money” shall have the meaning assigned thereto in Section 2.2(b).

“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 16.5(a).

“Effective Date” shall mean the date of this Agreement.

“Employee” means any individual currently or previously employed by any Person to provide services at or with respect to the Property.

“Employee Benefit Plans” means all employee benefit plans, as that term is defined in Section 3(3) of ERISA, and all other employment, severance pay, salary continuation,

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bonus, incentive, stock option, stock purchase, retirement, pension, welfare, training, vacation, fringe benefit, profit sharing, deferred compensation and other employee benefit plans, policies, programs, agreements or arrangements of any kind, in each case, for the benefit of any Employee.

“Environmental Claims” means any claim for reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Materials over, on, in or under any Property, or the violation of any Environmental Laws with respect to any Property.

“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Environmental Liabilities” means any liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Materials or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on any Property and whether or not arising from the operations or activities with respect to any Property, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Materials.

“Environmental Reports” shall have the meaning assigned thereto in Section 3.2(l).

“ERISA” hall have the meaning assigned thereto in Section 3.1(h).

“Escrow Agent” shall have the meaning assigned thereto in Section 2.2(b).

“Escrowed Funds” shall have the meaning assigned thereto in Section 16.5(c).

“Exchange Act” shall mean means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning assigned thereto in Section 2.1(c).

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“Excluded Option Property” shall have the meaning assigned thereto in Section 9.3(a).

“Executive Order” shall have the meaning assigned thereto in Section 3.1(f)(i).

“Existing Casualty / Condemnation” shall have the meaning assigned thereto in Section 3.2(d).

“Existing Lease” shall mean a Space Lease in existence as of the Effective Date.

“Existing Mortgage” shall mean, collectively, those certain mortgages, deeds of trust and similar documents listed on Schedule 1.1(a) hereto.

“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Government List” shall mean any of (i) the Denied Persons List and the Entities List maintained by the United States Department of Commerce, (ii) the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List maintained by OFAC, and (iii) the Foreign Terrorist Organizations List and Debarred Parties List maintained by the United States Department of State.

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” shall mean means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products, radioactive materials, radon gas and any other material or substance which is defined as or included in the definition of a “hazardous substance”, “hazardous waste”, “toxic waste”, “hazardous material”, “toxic pollutant”, “contaminant”, “pollutant” or “toxic substance” or words of similar import, under any Environmental Law or that could result in the imposition of liability under any Environmental Laws.

“Incentive Compensation Agreements” shall mean those certain FRP Holdings, Inc. Executive Incentive Compensation Agreements and FRP Holdings, Inc. Employee Incentive Compensation Agreements, each as set forth on Schedule 1.1(e).

“Indemnification Claim” shall have the meaning assigned thereto in Section 11.5.

“Indemnified Party” shall have the meaning assigned thereto in Section 11.5.

“Indemnifying Party” shall have the meaning assigned thereto in Section 11.5.

“Initial Closing Date” shall have the meaning assigned thereto in Section 2.3(a).

“Inquiry” shall have the meaning assigned thereto in Section 14.2(a).

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“Intervening Event” shall have the meaning assigned thereto in Section 14.2(g).

“IRS” shall mean the Internal Revenue Service.

“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 16.3(c).

“Landlord Work” shall have the meaning assigned thereto in Section 3.3(g).

“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs and expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing); “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Space Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs; leasing commissions and brokerage commissions; legal, design and other professional fees and costs; and free rent, rent abatements or other tenant inducements.

“Licenses and Permits” shall have the meaning assigned thereto in Section 3.2(i).

“LOC Completion Conditions” shall have the meaning assigned thereto in Section 3.5(a).

“LOC Work Access Agreement” shall mean that certain Access Agreement in the form of Exhibit L to be entered into at Closing.

“LOC Work Holdback” shall have the meaning assigned thereto in Section 3.5(a).

“LOC Work Projects” shall have the meaning assigned thereto in Section 3.5(a).

“Losses” shall have the meaning assigned thereto in Section 11.1.

“Major Leases” shall mean those certain Space Leases set forth on Schedule 1.1(b).

“Major Tenant” shall mean the Tenants under those certain Space Leases set forth on Schedule 1.1(b).

“Material Casualty” shall mean, with respect to any individual Property, any damage to all or a portion of any individual Property by fire or other casualty that, (i) in the reasonable judgment of an independent third party selected by Buyer and reasonably acceptable to Seller is expected to cost in excess of five percent (5%) of the Allocated Asset Value of such individual Property to repair or (ii) permits any Major Tenant to terminate its Space Lease or abate rent pursuant to the terms of its Space Lease.

“Material Condemnation” shall mean, with respect to any individual Property, a taking or threatened taking that (i) results in a loss of more than seven and one-half percent

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(7.5%) of the aggregate square footage of such individual Property, (ii) permits any Major Tenant to terminate its Space Lease, (iii) in Buyer’s reasonable judgment, materially and adversely affects the operations at or access to such Property or parking on any such Property or (iv) otherwise adversely impacts the value of such Property by more than seven and one-half percent (7.5%) of the Allocated Asset Value for such Property.

“Material Contracts” shall mean all Contracts that are (i) not terminable as of right and without cause on thirty (30) days’ or less notice without cost or penalty and (ii) require the payment by, or on behalf of, Seller of more than $50,000 with respect to the Property in any calendar year.

“Monetary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Municipal Letter of Credit” shall have the meaning assigned thereto in Section 3.2(s).

“New Contracts” shall have the meaning assigned thereto in Section 3.3(b).

“New Lease” shall have the meaning assigned thereto in Section 10.5.

“Non-Permitted Exceptions” shall have the meaning assigned thereto in Section 8.2.

“Notice of Change of Recommendation” shall have the meaning assigned thereto in Section 14.2(d).

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Option Inclusion Event” shall have the meaning assigned thereto in Section 9.3(b).

“Options” shall have the meaning assigned thereto in Section 3.2(h).

“Outside Closing Date” shall have the meaning assigned thereto in Section 2.3(b).

“Parent” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Parent Board” shall mean the Board of Directors of Parent.

“Parent Board Recommendation” shall have the meaning assigned thereto in Section 3.1(i).

“Parent Bylaws” shall mean the Amended and Restated Bylaws of Parent, as amended and restated on February 3, 2016 and in effect on the date hereof.

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“Parent Charter” shall mean the Second Amended and Restated Articles of Incorporation of Parent, as amended, supplemented, corrected and in effect on the date hereof.

“Parent Common Stock” shall mean the outstanding shares of common stock, $0.10 par value per share, of Parent.

“Parent Termination Fee” shall mean $22,500,000.

“Permitted Exceptions” shall mean all of the following: (i) the matters set forth in the Title Commitment or the Survey, (ii) liens for current real estate taxes and special assessments which are not yet due and payable, (iii) standard pre-printed provisions contained in the ALTA form of title insurance policies which the Title Company is unwilling to remove, (iv) rights of Tenants, as tenants only without any right of first refusal, right of first offer or purchase option, under the Space Leases and any New Lease entered into after the Effective Date in accordance with the terms of this Agreement, (v) any exceptions caused by Buyer or its Affiliate or any of their agents, representatives or employees and (vi) such other exceptions as the Title Company shall commit to insure over without any additional cost or liability to Buyer, but subject to Buyer’s approval, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller. For the avoidance of doubt, in no event shall Permitted Exceptions include any Non-Permitted Exceptions.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Personal Property” shall have the meaning assigned there in Section 2.1(b)(ii).

“Post-Closing Escrow Accounts” shall have the meaning assigned thereto in Section 16.5(c).

“Post-Effective Date Voluntary Encumbrance” shall have the meaning assigned thereto in Section 8.3(a).

“Property” shall have the meaning assigned thereto in “Background” paragraph A.

“Proxy Statement” shall mean a proxy statement in preliminary and definitive form (as applicable) relating to the Shareholder Meeting, together with any amendments or supplements thereto.

“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).

“REAs” shall have the meaning assigned thereto in Section 3.2(m).

“REA Estoppel” shall have the meaning assigned thereto in Section 3.3(i).

“Reimbursement Amount” shall have the meaning assigned thereto in Section 2.3(b).

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“Releasees” shall have the meaning assigned thereto in Section 7.3.

“Rents” shall have the meaning assigned thereto in Section 10.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 16.3(c).

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.

“Representative Seller” shall have the meaning assigned thereto in Section 16.9.

“Required Association Estoppel” shall have the meaning assigned thereto in Section 3.3(h).

“Required Tenant Estoppels” shall have the meaning assigned thereto in Section 3.4(c).

“Sanctioned Country” shall have the meaning assigned thereto in Section 3.1(f)(iii).

“Sanctions” shall have the meaning assigned thereto in Section 4.1(f)(iii).

“SD Letters of Credit” shall have the meaning assigned thereto in Section 10.1(a).

“SEC” shall mean the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Deposits” shall have the meaning assigned there in Section 2.1(b)(vii).

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.

“Seller’s Actual Reimbursable Tenant Expenses” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Actual Tenant Reimbursements” shall have the meaning assigned thereto in Section 10.1(b).

“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of David deVilliers Jr, David deVilliers, III and John Baker III. The named individuals shall have no personal liability by virtue of inclusion in this definition.

“Seller’s Leasing Costs” shall have the meaning assigned thereto in Section 10.5.

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“Seller’s Reconciliation Statement” shall have the meaning assigned thereto in Section 10.1(b).

“Shareholder Approval” shall have the meaning assigned thereto in Section 3.1(j).

“Shareholder Meeting” shall mean the meeting of the holders of shares of Parent Common Stock for the purpose of seeking the Shareholder Approval, including any postponement or adjournment thereof.

“SNDA” shall have the meaning assigned thereto in Section 3.3(a)(x).

“Space Leases” shall have the meaning assigned thereto in Section 3.2(b).

“Superior Proposal” shall have the meaning assigned thereto in Section 14.2(g).

“Survey” shall mean, collectively, those certain surveys of the Property listed on Schedule 1.1(c) hereto.

“Survival Period” shall have the meaning assigned thereto in Section 11.4.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, goods and services, profits, license, capital stock, capital gains, environmental, franchise, severance, occupation, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, escheat, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated, and other taxes, customs, duties, governmental fees or like assessments or charges of any kind whatsoever, including any interest, penalties, related liabilities or additions thereto.

“Tenant” shall mean a tenant under a Space Lease.

“Tenant Estoppel” shall have the meaning assigned thereto in Section 3.4(a).

“Tenant Leased Square Footage” shall mean the total square footage of the Property leased by Tenants.

“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(a)(iii).

“Title Affidavit” shall have the meaning assigned thereto in Section 8.5.

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“Title Commitment” shall mean those certain owner’s title commitments issued by the Title Company, as listed on Schedule 1.1(d) hereto.

“Title Company” shall mean (i) Old Republic National Title Insurance Company and (ii) Stewart Title Insurance Company, through their agent Lexington National Land Services L.L.C., Attention: Harry Hayes, Esq.

“Title Defect” shall have the meaning assigned thereto in Section 8.3(a).

“Title Defect Notice” shall have the meaning assigned thereto in Section 8.3(a).

“Title Policy” shall mean, with respect to each individual Property, an ALTA owner’s title insurance policy issued by the Title Company insuring Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the applicable Allocated Asset Value.

“Transfer Tax Forms” shall have the meaning assigned thereto in Section 6.1(b)(i).

“Violations” shall mean all violations of Applicable Law relating to the Property now or hereafter issued or noted, including but not limited to (i) any open or expired building permits, (ii) building, zoning or fire code violations, (iii) insufficient or missing parking or parking striping necessary to comply with parking requirements under Applicable Law, and any fines or penalties associated with each of the foregoing. For the avoidance of doubt, existing Violations shall include, but not be limited to, those listed on Schedule 1.1(f) hereto.

“Voluntary Encumbrance” shall mean any title exception affecting the Property that is voluntarily granted or created by, through or under Seller; provided, however, that the term “Voluntary Encumbrances” as used in this Agreement shall not include any Permitted Exceptions.

“Withholding Form” shall have the meaning assigned thereto in Section 16.24(a).

“Voting Agreement” shall have the meaning assigned thereto in the “Background” paragraph D.

“YBR Lease” shall have the meaning assigned thereto in Section 3.3(c)(ii).

“YBR Property” shall have the meaning assigned thereto in Section 3.3(c)(ii).

“YBR Holdback” shall have the meaning assigned thereto in Section 10.9(b).

Article II

SALE, PURCHASE PRICE AND CLOSING

Section 2.1 .     Sale of Assets.

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(a)          On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Seller’s right, title and interest in the Assets. It is understood and agreed that the Closing of the purchase of the Assets shall occur contemporaneously and, except as explicitly set forth in this Agreement, none of the purchases of the Assets shall close unless the purchases of all of the Assets close contemporaneously.

(b)          The transfer of the Assets to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to the Property, all of Seller’s right, title and interest in and to the following:

(i)          all easements, covenants, development rights, mineral rights and other rights appurtenant to the Property and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof;

(ii)         all furniture, fixtures, equipment and other personal property which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property or used solely in connection with the operation, use or maintenance of the Property (but not including items owned or leased by Tenants, or which are leased by Seller) (the “Personal Property”);

(iii)        to the extent they may be transferred under Applicable Law, all licenses, permits and authorizations presently or hereafter issued in connection with the operation or development of all or any part of the Property as it is presently being operated;

(iv)        to the extent assignable, (A) all warranties, if any, issued to Seller or any Affiliate of Seller from any manufacturer, contractor, engineer or architect in connection with construction of any improvements or installation of equipment or any component of the improvements included as part of the Property and (B) all warranties assigned to Seller when it acquired the Asset;

(v)         to the extent assignable, all other intangibles associated with the Properties, including, without limitation, all logos, designs, trade names, building names related to the Property (but not including the names FRP Holdings, FRP Development or Florida Rock Properties) and other general intangibles relating to the Property, and all telephone exchange numbers specifically dedicated and identified with the Properties;

(vi)        the plans and specifications, engineering drawings and prints with respect to the improvements, all operating manuals, and all books, data and records regarding the physical components systems of the improvements at the Properties, each to the extent in Seller’s possession (or reasonably obtainable by Seller);

(vii)       all Space Leases and Assumed Contracts and all security and escrow deposits and letters of credit held by Seller in connection with any such Space Lease (including accrued interest thereon) whether in the form of cash, letter of credit or otherwise (the, “Security Deposits”); and

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(viii)      all books and records, tenant files, tenant lists and marketing information relating to the Property.

(c)          Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed by the parties hereto that the following items are expressly excluded from the Assets to be sold to Buyer (collectively, the “Excluded Assets”):

(i)          Cash. All cash on hand or on deposit in any operating account or other account maintained in connection with the ownership, operation or management of the Property or the Assets;

(ii)         Third Party Property. Any fixtures, personal property, equipment, artwork, trademarks or other intellectual property or other assets which are (A) owned or leased by (x) the supplier or vendor under any Contract or (y) Tenants or (B) leased by Seller; and

(iii)        Other. The rights and entitlements set forth in Schedule 2.1(c)(iii).

Section 2.2.     Purchase Price.

(a)          Subject to the adjustments, prorations, credits and exclusions provided for in this Agreement, the consideration to be paid by Buyer to Seller for the purchase of the Assets shall be an amount equal to Three Hundred Fifty Eight Million Nine Hundred Thousand Dollars ($358,900,000.00), as such amount may be reduced by the Allocated Asset Value of any Property excluded from the transactions hereunder pursuant to the express terms of this Agreement (the “Purchase Price”), and shall be paid by Buyer to Seller on the Closing Date.

(b)          Within two (2) Business Days after the execution of this Agreement by Seller and Buyer, Buyer shall deliver cash in an amount equal to Fourteen Million Three Hundred Fifty Six Thousand Dollars ($14,356,000.00) (together with all accrued interest thereon, the “Earnest Money”) in immediately available funds by wire transfer to Old Republic National Title Insurance Company, as escrow agent (in such capacity, “Escrow Agent”). The Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement.

(c)          Upon delivery by Buyer to Escrow Agent, the Earnest Money will be deposited by Escrow Agent in the Earnest Money Escrow Account, and shall be held in escrow in accordance with the provisions of Section 16.5. All interest earned on the Earnest Money while held by Escrow Agent shall be paid to the party to whom the Earnest Money is paid, except that if the Closing occurs, Buyer shall receive a credit against the Purchase Price for such interest in accordance with the terms of this Agreement. At the Closing, Buyer shall deposit with Escrow Agent, by wire transfer of immediately available funds, an amount equal to (A) the Purchase Price subject to the adjustments as specifically provided hereunder minus (B) the Earnest Money.

(d)          No adjustment shall be made to the Purchase Price except as explicitly set forth in this Agreement. Seller and Buyer hereby agree that any adjustments to the Purchase Price pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Applicable Law.

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(e)          Seller and Buyer hereby agree that the Purchase Price shall be allocated among the Property in accordance with the Allocated Asset Values for federal, state and local tax purposes in accordance with applicable U.S. federal tax law and analogous provisions of state or local Applicable Law. Seller and Buyer shall file all Tax Returns and related tax documents in accordance with such Allocated Asset Values. No portion of the Purchase Price is to be allocated to Personal Property.

(f)          This Agreement is intended to be a single unitary agreement, Seller is required to sell all of the Property to Buyer pursuant to the terms and provisions of this Agreement, and Buyer is required to purchase all of the Property from Seller pursuant to the terms and provisions of this Agreement, unless otherwise required by Applicable Law and except to the extent a Property is excluded from the transaction contemplated hereby pursuant to the express terms of this Agreement.

Section 2.3.     The Closing.

(a)          The closing of the sale and purchase of the Assets (the “Closing”) shall take place on the later of (i) sixty (60) days after the Effective Date and (ii) three (3) Business Days after the date on which the Shareholder Approval is obtained (the “Initial Closing Date”); provided, however, Seller shall have the right to adjourn the Initial Closing Date as provided in Section 8.3(a) hereto (the Initial Closing Date, as the same may be extended pursuant to this Section 2.3(a) and/or Section 8.3(a), being hereinafter referred to as the “Closing Date”). TIME SHALL BE OF THE ESSENCE WITH RESPECT TO BUYER’S AND SELLER’S OBLIGATIONS UNDER THIS AGREEMENT (subject to such adjournments of the Closing Date as are expressly permitted by this Agreement).

(b)          Notwithstanding the foregoing, in the event that Shareholder Approval is not obtained before August 19, 2018 (the “Outside Closing Date”), Buyer shall have the right to terminate this Agreement upon written notice to Seller and upon such termination (i) the Earnest Money shall be immediately returned to Buyer, (ii) Seller shall pay to Buyer within five (5) Business Days of the Outside Closing Date an amount equal to all out-of-pocket costs and expenses incurred by Buyer and its Affiliates in connection with the transactions contemplated hereunder (the “Reimbursement Amount”) and (iii) the parties shall not have any further rights or obligations hereunder except such rights and obligations that expressly survive termination of this Agreement.

(c)          The Closing shall be held on the Closing Date at 3:00 P.M. (New York Time) by mutually acceptable escrow arrangements. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and shall not in any way modify, amend or supersede this Agreement.

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Section 2.4.     Withholding. Buyer shall be entitled to deduct and withhold any amounts from the consideration payable to Seller pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any provision of state, local or foreign Applicable Law. To the extent that such amounts are so withheld and paid over to the proper Governmental Authority by Buyer, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Article III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PARENT

Section 3.1.      General Seller and Parent Representations and Warranties. Parent is making only those representations and warranties that apply specifically to Parent and Parent Board (but not the Assets). Seller and Parent hereby represent and warrant to Buyer as of the Effective Date and as of the Closing Date as follows:

(a)          Formation; Existence. Each entity comprising Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Maryland and is qualified to do business in the state in which it owns any Property. Parent is a corporation duly formed, validly existing and in good standing under the laws of the state of Florida.

(b)          Power and Authority. Each of Seller and Parent has all requisite power and authority to enter into this Agreement and, subject to receipt of the Shareholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and Parent, and subject to the receipt of the Shareholder Approval, the performance and consummation of the transactions provided for in this Agreement has been duly authorized by all necessary action on the part of Seller and Parent. This Agreement has been duly executed and delivered by Seller and Parent and constitutes Seller’s and Parent’s legal, valid and binding obligation, enforceable against Seller and Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)          No Consents. Except (i) with respect to the Shareholder Approval and the filing with the SEC of the Proxy Statement and (ii) as set forth on Schedule 3.1(c), no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or Parent or any of Seller’s or Parent’s obligations in connection with the transactions required or contemplated hereby.

(d)          No Conflicts. Seller’s and Parent’s execution, delivery and compliance with, and performance of the terms and provisions of this Agreement, and the sale of the Assets, will not, assuming receipt of the Shareholder Approval (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust,

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loan agreement, lease or other agreement or instrument to which Seller or Parent is a party or which is binding on Seller or Parent in its individual capacity or the Assets or any portion thereof, or (iii) violate any Applicable Law relating to Seller, Parent or their assets or properties.

(e)          Bankruptcy. Seller (i) is not a debtor under any bankruptcy proceedings, voluntary or involuntary, (ii) has not made an assignment for the benefit of creditors, (iii) has not suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, which remains pending, and to Seller’s Knowledge, no such action is being threatened against Seller.

(f)          Anti-Terrorism Laws.

(i)          Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of any Applicable Laws relating to anti-corruption, anti-bribery, terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws”).

(ii)         Neither Seller nor, to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)        Neither Seller, nor to Seller’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is a Person named on a Government List, or is acting for or on behalf of any country or territory subject to comprehensive economic sanctions (as of the Effective Date and without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (each a “Sanctioned Country”).

(iv)        Neither Seller, nor any Person controlling or controlled by Seller, is the target of Sanctions.

(g)          Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Code and the regulations issued thereunder.

(h)          ERISA. Seller is not, and no portion of the Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations thereunder.

(i)          Parent Board Recommendation. The Parent Board has (i) determined that this Agreement and the transactions contemplated hereby is advisable and in the best interests of Parent and the holders of Parent Common Stock, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) directed that this Agreement, including the transactions contemplated hereby, be submitted to a vote of the holders of Parent

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Common Stock, and (iv) resolved to recommend that holders of Parent Common Stock vote in favor of approval and adoption of this Agreement, including the transactions contemplated hereby (such recommendation, the “Parent Board Recommendation”), which resolutions were duly adopted and which remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 14.2.

(j)          Approval Required. The affirmative vote of the majority of all the votes entitled to be cast on the transaction at the Shareholder Meeting (the “ Shareholder Approval”) is the only vote of holders of securities of Parent required to approve this Agreement and the transactions contemplated hereby.

(k)          Fairness Opinion. The Parent Board has received the opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Purchase Price provided for pursuant to this Agreement is fair, from a financial point of view, to the Parent.

Section 3.2.      Representations and Warranties of Seller as to the Assets. Seller hereby represents and warrants to Buyer as of the Effective Date and as of the Closing Date as follows:

(a)          Material Contracts. Except as set forth on Schedule 3.2(a), there are no Material Contracts affecting the Property, and the same have not been amended, supplemented or otherwise modified, except as shown in such Schedule 3.2(a). Seller has delivered or made available to Buyer true and complete copies of the Material Contracts affecting the Property. Each of the Material Contracts are in full force and effect, Seller has not given nor received any written notice of breach or default under any such Material Contracts that has not been cured or rescinded, and to Seller’s Knowledge, there exists no circumstance or event which, with the giving of notice or passage of time, or both, would constitute a default by either Seller or a counterparty under any Material Contract.

(b)          Space Leases. (i) The documents listed on Schedule 3.2(b-1) (the “Space Leases”) constitute all the leases, licenses and occupancy agreements relating to the Property under which Seller is the holder of the landlord’s interest, (ii) the Space Leases have not been modified or amended except as stated in Schedule 3.2(b-1), (iii) the Space Leases contain the entire agreement between the relevant landlord and the Tenants named therein and (iv) except as set forth in Schedule 3.2(b-2), Rents are currently being collected under the Space Leases without offset, counterclaim or deduction, and there are no prepaid Rents. True and complete copies of the Space Leases have been made available to Buyer. Schedule 3.2(b-3) is a true and complete list of all Leasing Costs with respect to the Space Leases or any renewal thereof. Schedule 3.2(b-4) sets forth a true and complete list of all Security Deposits (specifying (x) whether in the form of cash, letter of credit or otherwise and (y) both the amount required under the applicable Space Lease and the unapplied amount thereof) held by Seller under the Space Leases. Except as set forth on Schedule 3.2(b-5), Seller has not delivered or received a written notice of a default under any Space Lease which has not been cured or rescinded, and to Seller’s Knowledge, there exists no circumstance or event which, with the giving of notice or passage of

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time, or both, would constitute a default by either Seller or a Tenant under any Space Lease. To Seller’s Knowledge, no Tenant has (i) filed for bankruptcy or taken any similar debtor protection measure, (ii) discontinued operations at the Property or (iii) given Seller notice of its intention to do so.

(c)          Brokerage Commissions. There are no brokerage commissions or finders’ fees payable by Seller other than those set forth on Schedule 3.2(c) and Seller does not have any agreement with any broker except as set forth in Schedule 3.2(c).

(d)          Casualty; Condemnation. Except as set forth on Schedule 3.2(d) (each, an “Existing Casualty / Condemnation”), there is no unrepaired casualty damage to any Property and there are no pending condemnations, eminent domain or similar proceedings affecting the Property, and to Seller’s Knowledge, no such action is threatened against the Property.

(e)          Litigation. Except as set forth on Schedule 3.2(e), there are no litigations, actions, suits, arbitrations, claims, government investigations, or proceedings pending or, to Seller’s Knowledge, threatened against Seller or the Assets. Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would be reasonably likely to adversely affect (i) the ability of Seller to perform its obligations hereunder, or (ii) the ownership or operation of the Assets.

(f)          Compliance with Law. Seller has not received any notice of Violation with respect to the Property which has not been cured or dismissed, and to Seller’s Knowledge, the Property and the use thereof complies in all material respects with Applicable Law.

(g)          Ownership of the Property. Seller has good and valid title to the Property, which in each case shall be free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction as of the Closing Date, except for the Permitted Exceptions. Seller has not pledged, assigned, hypothecated or transferred any of its right, title or interest in any of the Property other than in connection with the Existing Mortgages. Seller has not entered into any unrecorded or undisclosed documents or other matters which will create any additional exceptions to title to the Property, and to Seller’s Knowledge, there are no unrecorded or undisclosed documents or other matters which will affect title to the Property.

(h)          Options. Except as set forth on Schedule 3.2(h), there are no outstanding rights of first refusal, rights of first offer, purchase options or similar rights relating to the Property or any interest therein (“Options”). Seller has complied in all respects with any applicable requirements concerning the Options and, to Seller’s Knowledge, (i) there exists no circumstance or event which, with the giving of notice or passage of time, or both, would constitute a breach of such requirements and (ii) there exists no circumstance or event likely to give rise to a dispute concerning the Options.

(i)          Licenses and Permits. Schedule 3.2(i) sets forth a true, correct and complete list of the material licenses and permits for the Property (the “Licenses and Permits”). To Seller’s Knowledge, the Licenses and Permits are all of the licenses, permits, approvals, qualifications and the like which are necessary for the ownership and operation, maintenance and

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management of the Property. The Licenses and Permits are in full force and effect and no such Licenses and Permits are conditional or restricted.

(j)          Insurance. Schedule 3.2(j) sets forth a true, correct and complete list of all insurance coverage maintained by Seller or their Affiliates as of the Effective Date in connection with the Property and the operation thereof. All such insurance coverage is in full force and effect (with no overdue premiums) in the amounts set forth on Schedule 3.2(j).

(k)          Construction. There are no ongoing capital expenditure projects at the Property, except those projects described on Schedule 3.3(f) and Schedule 3.3(g). To Seller’s Knowledge, there are no disputes pending between Seller and any mechanic or materialman with respect to work or materials furnished to the Property, including but not limited to the Capital Expenditures Work and Landlord Work, and to Seller’s Knowledge no work which has been performed or materials which have been supplied is likely to give rise to such a dispute. At the Closing, there will be no unpaid bills with respect to any work or materials furnished to the Property under any Contract which, if unpaid, could result in a mechanics’ or materialmen’s lien being filed on the Property.

(l)          Environmental Matters. Schedule 3.2(l) sets forth a true, correct and complete list of all environmental assessments, reports and studies in Seller’s possession relating to the Property (the “Environmental Reports”), and Seller has made available to Buyer a true and complete copy of the Environmental Reports. Seller has not received notice from any Governmental Authority or other Person of any Environmental Claims, Environmental Liabilities or violations of any Environmental Laws with respect to the Property. To Seller’s Knowledge, there has been no violation of any Environmental Laws at or relating to the Property.

(m)          REAs. There are no reciprocal easement agreements, operating easement agreements, or covenants, conditions and restrictions affecting the Property, other than those (i) disclosed in the Title Commitments or (ii) set forth on Schedule 3.2(m) (the “REAs”). To Seller’s Knowledge, each of the REAs is in full force and effect. Seller has not given or received any written notice of default under any REA and to Seller’s Knowledge no default under the REAs exists.

(n)          Association. The documents listed on Schedule 3.2(n) (the “Association Documents”) constitute all the association documents and all related by-laws relating to the Property. Seller has made available to Buyer or caused the Title Company to make available to Buyer true, correct and complete copies of each Association Document. Seller has not received or delivered any notice of default with respect to any association or organization created pursuant to any Association Documents (“Association”). Other than as provided in the Association Documents, Seller has no other obligations relating to the Associations.

(o)          Taxes. All Taxes due and payable with respect to the Property have been paid, and Seller has timely filed all Tax Returns required to be filed with respect to the Property. Seller has not filed any Tax certiorari or other appeals with respect to any Property which remains outstanding. Seller (i) is not a party to any action, suit, proceeding, investigation, audit or claim with respect to any Taxes nor is aware of any proceeding by any Governmental

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Authority for enforcement of collection of Taxes, (ii) has not granted any waiver of any statute of limitation with respect to, or any extension of a period for, the assessment of any Taxes, and (iii) has not received any written notice of a special Tax or assessment to be levied (and does not have any knowledge that a special Tax or assessment is contemplated), in each case with respect to any Property.

(p)          Affiliate Agreements. Schedule 3.2(p) sets forth a true, correct and complete list of all Affiliate Agreements.

(q)          Employees.

(i)          All individuals currently providing services, and who formerly provided services, at or with respect to the Property are Employees of Seller or an Affiliate of Seller.

(ii)         Neither Seller nor any Affiliate of Seller (x) is or has ever been party to or has or had any obligations with respect to any collective bargaining or similar labor union agreement or arrangement with respect to any Employee or (y) sponsors, maintains or contributes to (or has any obligation to contribute to) any Employee Benefit Plan, in the case of this clause (y), which will be binding upon Buyer (or any Affiliate of Buyer) or with respect to which Buyer (or any Affiliate of Buyer) will have any liability or obligation as of or following the Closing, and no such agreement, arrangement or Employee Benefit Plan as described in the foregoing clauses (x) and (y) is presently being negotiated by Seller or any Affiliate of Seller.

(iii)        Neither Seller nor any Affiliate of Seller (x) has received any written notice with respect to any litigation, action, suit, arbitration, claim, government investigation or proceeding or (y) is party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority, in each case of (x) and (y), with respect to any Employee, Employee Benefit Plan or employment practice at or with respect to the Property.

(r)          Neighboring Land. Schedule 3.2(r) sets forth a true, correct and complete list of all addresses of the real property that are adjacent, contiguous or within a three mile radius of any Property that will be owned by Seller or any Affiliate of Seller after Closing.

(s)          Municipal Letters of Credit. Schedule 3.2(s) sets forth a true, correct and complete list of all letters of credit that Seller or any Affiliate of Seller has posted with respect to all or any portion of the Property (each, a “Municipal Letter of Credit”), and Seller does not have any obligation to post any other letters of credit with respect to all or any portion of the Property. Seller has not received any written notice of default under any Municipal Letter of Credit and to Seller’s Knowledge no default under any Municipal Letter of Credit exists.

Section 3.3.      Covenants of Seller Prior to Closing.

(a)          From the Effective Date until the Closing or earlier termination of this Agreement, Seller or Seller’s agents shall:

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(i)          Operation. Operate and maintain the Assets in accordance with this Agreement and substantially in accordance with Seller’s past practices with respect to the Assets, including performing the capital improvements or replacements to the Property as required in the ordinary course of business and the Capital Expenditures Work and Landlord Work set forth in Section 3.3(f) and Section 3.3(g). Seller shall not (x) make any material changes or alterations of the Property without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s sole and absolute discretion, except for the Capital Expenditures Work and Landlord Work or (y) remove any Personal Property from the Property, unless such item is replaced by an item of similar condition, utility and value.

(ii)         Encumbrances. Not record or cause or permit to be recorded against any Property the encumbrance of any mortgages, deeds of trust or other encumbrances, in each case without Buyer’s prior written consent, which consent may be given or withheld in Buyer’s sole and absolute discretion.

(iii)        Litigation; Condemnation. Advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any Governmental Authority that affects the Assets, which is instituted after the Effective Date. Seller shall keep Buyer reasonably informed of the status of any litigation, arbitration proceeding or administrative hearing (including condemnation), whether instituted before or after the Effective Date, and Seller shall not settle any such proceeding or take any other action with respect thereto without Buyer’s prior written consent.

(iv)        Violations. Diligently and in a commercially reasonable manner work to cure, remove and/or close out by the applicable municipal authority any Violations (which, for the avoidance of doubt, shall include bearing responsibility and paying for any fees, fines or penalties in connection with such Violations).

(v)         Violation Notices. Deliver to Buyer promptly after receipt thereof copies of any written notices of Violations or other material written notices regarding the Property received by Seller or any Affiliate of Seller.

(vi)        Defaults. Advise Buyer promptly of any notices of default delivered or received under any Space Lease, Contract, Association Document or REA following the Effective Date.

(vii)       Insurance. Keep the Property insured in such amounts and under such terms as are substantially consistent with Seller’s existing insurance programs set forth on Schedule 3.2(j), and promptly after the Effective Date, add Buyer as an additional insured on any business interruption insurance policies affecting the Property.

(viii)      Performance Under Agreements. Perform, or cause its agents to perform, in all material respects, all obligations of (A) landlord or lessor under the Space Leases and (B) counterparty under the Contracts, Association Documents and REAs.

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(ix)         Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, and water and sewer charges in respect of the Property, as they become due in the ordinary course of business.

(x)          SNDAs. Upon the written request of Buyer, Seller agrees to forward to each tenant under any Lease, at no cost to Seller and solely as an accommodation to Buyer, a subordination, non-disturbance and attornment agreement in the form acceptable to Buyer (a “SNDA”). It is expressly understood and agreed that the receipt of one or more SNDAs in any form executed by Tenants shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement.

(xi)         Warranties. Use commercially reasonable efforts, but at no cost to Seller, to have all roof warranties and other warranties related to the Property assigned or re-issued to Buyer at Closing. In the event Seller is unable to assign such warranties to Buyer as of the Closing, Seller shall continue to reasonably cooperate with Buyer to get such warranties assigned or re-issued to Buyer, and Seller shall take all reasonable action, as directed by Buyer and at Buyer’s sole cost and expense, in connection with the enforcement of such warranties.

(xii)        Exclusivity. From the Effective Date until the Closing or sooner termination of this Agreement, neither Seller nor any agent, partner, employee, director or subsidiary or Affiliate of Seller shall accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, recapitalization, restructuring, disposition or other transaction involving all or any part of the Property (whether directly or indirectly).

(b)          New Contracts. Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not enter into any contracts, equipment leases or other agreements affecting the Property that will not be terminated at or prior to the Closing Date at no expense to Buyer (“New Contracts”) or amend, modify or terminate any Contracts; provided that Seller may enter into New Contracts or amend or modify any Contracts without Buyer’s consent if such action is necessary as a result of an emergency at the Property. If Seller enters into any New Contracts or amends or modifies any Contract after the Effective Date, then Seller shall promptly provide written notice and a copy thereof to Buyer and, unless such contract required Buyer’s approval pursuant to this paragraph and such approval was not obtained (or unless such contract was entered into without Buyer’s consent as a result of an emergency), Buyer shall assume such contract at Closing, the schedule of contracts attached to the Assignment of Contracts shall be so modified, such contract shall be deemed added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at the Closing to include such contract. If a New Contract or amendment or modification to a Contract requires Buyer’s approval and Buyer does not object within five (5) Business Days after receipt of a copy of such contract together with a written request for Buyer’s approval of such contract, then Buyer shall be deemed to have approved such contract.

(c)          Space Leases.

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(i)          Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not execute any New Lease or amend, terminate or accept the surrender of any existing tenancies except that Seller is authorized to (A) accept the termination of Space Leases at the end of their existing terms, or amendments memorializing extensions of any Space Leases as required thereunder, and (B) terminate any Space Lease arising from a default by the Tenant in the exercise of the landlord’s remedies under such Space Lease, made in good faith by Seller in Seller’s commercially reasonable judgment. Following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not apply any Security Deposit under any Space Lease. If a New Lease or an amendment, renewal or extension of a Space Lease requires Buyer’s consent and Buyer does not object within five (5) Business Days after receipt of a letter of intent or other documentation evidencing the applicable leasing transaction from Seller or its Representative to enter into, amend, renew or extend such Space Lease, then Buyer shall be deemed to have approved such New Lease or amendment.

(ii)         Notwithstanding anything to the contrary in Section 3.3(c)(i), the applicable Seller is authorized to enter into a space lease (such lease, the “YBR Lease”) with respect to the individual Property located at 9104 Yellow Brick Road, Rosedale, Maryland 21237 (such individual Property, the “YBR Property”) with York International Corporation, provided that such lease (A) is on the standard form lease for the Property as previously provided by Seller to Buyer, (B) includes the material terms set forth on the letter of intent set forth on Schedule 3.3(c)(ii) and such other terms that are reasonably approved by Buyer and (C) does not include any rights of first refusal, rights of first offer, purchase options or similar rights relating to the YBR Property or any interest therein. In connection with the foregoing, Seller agrees to provide Buyer with regular updates on the status of such negotiations and to provide copies of all correspondences sent or received by Seller with respect to the terms thereof.

(iii)        Notwithstanding anything to the contrary in Section 3.3(c)(i), the applicable Seller is authorized to amend the AC Lease, provided that such amendment shall be limited to the removal of Section 29 of the AC Lease.

(iv)        If Seller enters into any lease after the Effective Date, then unless such lease required Buyer’s approval pursuant to this Section 3.3(c) and such approval was not obtained, Buyer shall assume such lease at Closing and the schedule of Space Leases attached to the Assignment of Leases shall be so modified, such lease shall be deemed added to Schedule 3.2(b-1), and Schedule 3.2(b-1) shall be deemed amended at the Closing to include such lease.

(d)         Affiliate Agreements, Leasing Agreements and Brokerage Agreements. Seller shall terminate all Affiliate Agreements and all leasing and brokerage agreements with respect to the Property, at or prior to Closing. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability thereunder. Seller’s obligations under this Section 3.3(d) shall survive the Closing.

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(e)         Terminated Contracts. Seller shall deliver a notice of termination with respect to the Contracts with respect to the Property except the Assumed Contracts. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor. Seller’s obligations under this Section 3.3(e) shall survive the Closing.

(f)          Capital Expenditures Work. Seller shall use commercially reasonable efforts to perform the work more particularly described on Schedule 3.3(f) (the “Capital Expenditures Work”) on or prior to the Closing, provided that the completion of the Capital Expenditures Work shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent the Capital Expenditures Work is not completed by or prior to the Closing, (i) Seller shall provide Buyer at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any contract for the Capital Expenditures Work and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) Seller shall assign the contract(s) to the extent assignable, if any, for any such Capital Expenditures Work to Buyer at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Capital Expenditures Work (and such Contracts, if any, shall be deemed to be added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at Closing to include such Contracts), and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to one hundred ten percent (110%) of the “costs remaining” for any Capital Expenditures Work set forth on Schedule 3.3(f), less any amounts previously paid by or on behalf of Seller after the Effective Date with respect to such Capital Expenditures Work. For the avoidance of doubt, to the extent Buyer receives a credit for any Capital Expenditures Work under this Section 3.3(f), Buyer shall not receive a credit for such amounts pursuant to any provision of Article X herein (including, without limitation, Section 10.5) even if such Capital Expenditures Work constitutes construction or repairs required to be completed by the landlord pursuant to a Space Lease and is otherwise included in the definition of Leasing Costs hereunder.

(g)         Landlord Work. Seller shall use commercially reasonable efforts to perform the work required to be completed by the landlord pursuant to a Space Lease as more particularly described on Schedule 3.3(g) (the “Landlord Work”) on or prior to the Closing, provided that the completion of the Landlord Work shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent the Landlord Work is not completed by or prior to the Closing, (i) Seller shall provide Buyer at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any contract for the Landlord Work and amounts that have been paid under any such contract(s) or otherwise prior to the Closing, (ii) Seller shall assign the contract(s) to the extent assignable, if any, for any such Landlord Work to Buyer at the Closing, (iii) Buyer shall assume at the Closing the obligations under any such contract(s) to complete such Landlord Work (and such Contracts, if any, shall be deemed to be added to Schedule 4.2, and Schedule 4.2 shall be deemed amended at Closing to include such Contracts), and (iv) in such event, Buyer shall receive a credit to the Purchase Price equal to one hundred ten percent (110%) of the actual third party costs required to be paid for the remaining construction work or repairs applicable to each applicable Landlord Work that has not been completed and for any unpaid amounts with respect to any work that has been completed but that has not been fully paid for under such contract(s). For the avoidance of doubt, to the extent Buyer receives a credit for any Landlord Work under this Section 3.3(g), Buyer shall not

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receive a credit for such amounts pursuant to any provision of Article X herein (including, without limitation, Section 10.5) even if such Landlord Work constitutes construction or repairs required to be completed by the landlord pursuant to a Space Lease and is otherwise included in the definition of Leasing Costs hereunder.

(h)         Associations. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall (i) not amend, supplement, terminate or otherwise modify any Association Documents, or cause or permit (to the extent Seller or its Affiliates have the requisite rights) any Association formed pursuant to any Association Documents to make any material decisions or take any material actions, without Buyer’s prior written consent in its sole discretion and (ii) comply with all obligations and requirements with respect to all Association Documents. On or prior to the Closing Date, Seller shall (A) cause each officer or director of any board appointed by Seller to resign his or her position as officer or director with respect to any such Association at any Property and (B) facilitate the appointment of Buyer’s replacement officers and directors with respect to any such Association at any Property. Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from each Association in the form of Exhibit B-1 attached hereto or such other form as Buyer approves in its sole discretion (each, an “Association Estoppel”), but unless Seller or any Affiliate of Seller controls such Association, (i) the receipt of Association Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any Association Estoppel shall not be a condition to Buyer’s obligation to consummate the Closing. Seller’s failure to deliver any Association Estoppel shall not constitute a default by Seller unless Seller or any Affiliate of Seller controls such Association. It shall be a condition to Buyer’s obligation to consummate the Closing that, at least two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer Association Estoppels with respect to any Association directly or indirectly controlled by Seller or any Affiliate of Seller (collectively, the “Required Association Estoppels”).

(i)          REAs. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall (i) not amend, supplement, terminate or otherwise modify any of the REAs or cause or permit (to the extent Seller or its Affiliates have the requisite rights) any REAs to be amended, modified, supplemented terminated or canceled without Buyer’s prior written consent in its sole discretion and (ii) comply with all obligations and requirements with respect to all REAs. Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from each counterparty to an REA in the form of Exhibit B-2 attached hereto or such other form as Buyer approves in its sole discretion (each, an “REA Estoppel”), but (i) receipt of REA Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any REA Estoppel shall not constitute grounds to refuse to consummate the Closing. Seller’s failure to deliver any REA Estoppel shall not constitute a default by Seller.

Section 3.4.     Tenant Estoppels.

(a)          Promptly following the Effective Date, Seller shall prepare and deliver to all Tenants an estoppel certificate in the form of Exhibit A-1 attached hereto (each, a “Tenant Estoppel”) and request each such Tenant to execute and deliver the Tenant Estoppel to Seller; provided, however, with respect to the Tenants set forth on Schedule 3.4(a), Seller shall prepare and deliver an estoppel certificate in the form of Exhibit A-2 or Exhibit A-3 attached hereto, as

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applicable. Seller shall use commercially reasonable efforts to obtain the prompt return of the executed Tenant Estoppels in substantially the same form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto, as applicable (without the obligation to make any payments or grant any concessions to Tenants under the Space Leases).

(b)          Other than as set forth in Section 3.4(c) and Section 5.2(e), (i) the receipt of Tenant Estoppels shall not be a condition to Buyer’s obligation to consummate the Closing and (ii) the non-receipt of any Tenant Estoppel shall not constitute grounds to refuse to consummate the Closing. Seller’s failure to deliver the Required Tenant Estoppels shall not constitute a default by Seller.

(c)          It shall be a condition to Buyer’s obligation to consummate the Closing that, at least two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer Tenant Estoppels with respect to both (i) at least eight (8) of the ten (10) Major Leases (including all five (5) of the largest Major Leases based upon Tenant Leased Square Footage); and (ii) Tenants leasing at least seventy-five percent (75%) of the Tenant Leased Square Footage of the Property, each of which shall be dated no earlier than forty-five (45) days prior to Closing (collectively, the “Required Tenant Estoppels”). Notwithstanding anything herein to the contrary, Buyer shall have no right to object (and such Tenant Estoppel shall count towards the Required Tenant Estoppel requirement hereunder) if Tenant delivers a Tenant Estoppel which is dated no earlier than forty-five (45) days prior to Closing and (i) in substantially the same form attached hereto as Exhibit A-1, Exhibit A-2 or Exhibit A-3 attached hereto, as applicable or (ii) in form or substance provided for in the terms of the applicable Tenant’s Space Lease, in each case, subject to non-material modification thereof; provided, however, such Tenant Estoppel shall not count towards the Required Tenant Estoppel requirement to the extent it alleges any default by Seller, accrued and outstanding offsets or defenses under the relevant Space Lease, or contains any adverse deviations between (x) the information specified in said Tenant Estoppel and (y) (i) the representations and warranties of Seller set forth in this Agreement or (ii) the applicable Space Lease to which such Tenant Estoppel relates. Seller shall deliver to Buyer any and all Tenant Estoppels received from tenants (including, without limitation, tenant marked drafts), whether or not such Tenant Estoppels meet the requirements of this Section 3.4 and whether or not Seller intends to seek a revised or updated Tenant Estoppel from such Tenant.

(d)          In the event the Tenants set forth on Schedule 3.4(d) deliver a Tenant Estoppel which alleges any default by Seller with respect to the matters set forth on Schedule 3.4(d), in addition to such Tenant Estoppel not counting towards the Required Tenant Estoppel requirements pursuant to Section 3.4(c), Buyer shall also have the right to terminate this Agreement as to only such affected Property by giving written notice to Seller, in which event (i) this Agreement shall be deemed modified to exclude such affected Property from this Agreement, (ii) the Allocated Earnest Money attributable to such affected Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such affected Property, and (iv) neither party hereto shall have any further rights or obligations with respect to such affected Property hereunder other than those which expressly survive the termination of this Agreement.

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Section 3.5.     Projects Involving Letters of Credit.

(a)          The capital projects, construction work or repairs more particularly described on Schedule 3.5 (the “LOC Work Projects”) are not expected to be completed until after Closing and the completion of the LOC Work Projects shall not be a condition precedent to Buyer’s obligations to consummate the Closing. To the extent any LOC Work Projects are not completed by or prior to the Closing, (i) Seller shall continue such LOC Work Projects until completion in accordance with all Applicable Law, as contemplated by the applicable agreements and plans described on Schedule 3.5 and otherwise in accordance with the terms of this Agreement and terms of the LOC Work Access Agreement (the “LOC Completion Conditions”), and (ii) Buyer and Seller agree that an amount equal to one hundred twenty five percent (125%) of the actual third party costs that remain to be paid for each of the LOC Work Projects (in the reasonable judgment of the general contractor selected by Seller and reasonably acceptable to Buyer with respect to such LOC Work Project (“Contractor”)), shall be held back from the Closing proceeds and deposited into an escrow with Escrow Agent (the “LOC Work Holdback”). Upon final completion of any individual LOC Work Project in accordance with the LOC Completion Conditions, Seller shall be entitled to submit a written request for disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project to Buyer and Escrow Agent together with (i) sufficient evidence establishing that the LOC Completion Conditions have been satisfied, (ii) all amounts payable to Contractor have been paid for (or will be paid for from the LOC Work Holdback) and (iii) an unconditional final lien waiver from the Contractor. If within five (5) Business Days of Buyer’s receipt of such request for disbursement Escrow Agent has not received a written objection from Buyer, Escrow Agent shall then disburse to Seller the amount of the LOC Work Holdback allocated to such LOC Work Project. For the avoidance of doubt, Escrow Agent shall not disburse any amount in dispute until Escrow Agent receives written instructions from both Seller and Buyer, or such dispute is resolved pursuant to the terms of Section 16.5. Upon disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project, Seller shall (i) require the applicable Contractor to provide an unconditional final lien waiver and affidavit of costs in order to receive the final payment, (ii) instruct such Contractor to require each supplier or subcontractor who may be entitled to file a lien against the Property to provide an unconditional lien waiver in order to receive their final payments and (iii) use commercially reasonable efforts to cause to be issued to or assigned to Buyer all warranties provided or to be provided with respect to such LOC Work Project. In the event such warranties are not assignable, Seller shall, at its sole expense, use commercially reasonable efforts to provide Buyer with the economic benefits of such arrangements by enforcing such warranties (at Buyer’s direction) for the benefit of Buyer. Notwithstanding anything herein to the contrary, in the event Seller fails to complete any LOC Work Project in advance of the outside date for such LOC Work Project set forth on Schedule 3.5, Buyer shall have the right to (i) take over completion of such LOC Work Project, (ii) terminate Seller’s access to such Property (or the applicable portion thereof) under the LOC Work Access Agreement and (iii) upon substantial completion of such LOC Work Project, submit a written request to Seller and Escrow Agent for disbursement of the amount of the LOC Work Holdback allocated to such LOC Work Project. If within five (5) Business Days of Seller’s receipt of such request for disbursement Escrow Agent has not received a written objection from Seller, Escrow Agent shall then disburse to Buyer the amount of the LOC Work Holdback allocated to such LOC Work Project and neither Buyer nor Seller shall have any further obligations or liabilities as related to such LOC Work Project except as expressly set forth herein; provided however, Seller

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shall only be permitted to object to such disbursement in good faith to the extent Seller reasonably believes that such LOC Work Project was not substantially completed by Buyer. Escrow Agent shall not disburse any amount in dispute until Escrow Agent receives written instructions from both Seller and Buyer, or such dispute is resolved pursuant to the terms of Section 16.5.

(b)          Notwithstanding anything herein to the contrary, Seller shall continue to provide the Municipal Letters of Credit until the corresponding work has been completed and the obligation to post such Municipal Letter of Credit with respect thereto has been released. All obligations, costs and expenses relating to such Municipal Letters of Credit shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor.

(c)          This Section 3.5 shall survive indefinitely.

Section 3.6.     AC Lease. Following the Effective Date until the earlier of Closing or a termination of this Agreement, Seller shall use commercially reasonable efforts to enter into an amendment to the AC Lease to remove Section 29 thereof in its entirety. Such amendment shall not be a condition to Buyer’s obligation to consummate the Closing and the non-receipt of such amendment shall not constitute grounds to refuse to consummate the Closing, but absent receipt of such amendment, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement as to only the AC Property by delivering written notice to Seller, in which event (a) this Agreement shall be deemed modified to exclude the AC Property from this Agreement, (b) the Allocated Earnest Money attributable to the AC Property shall be immediately returned to Buyer, (c) the Purchase Price shall be reduced by the Allocated Asset Value of the AC Property, and (d) neither party hereto shall have any further rights or obligations with respect to the AC Property hereunder other than those which expressly survive the termination of this Agreement.

Article IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Section 4.1.     Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a)          Formation; Existence. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)          Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

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(c)         No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d)         No Conflicts. Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties.

(e)         Bankruptcy. Buyer (i) is not a debtor under any bankruptcy proceedings, voluntary or involuntary, (ii) has not made an assignment for the benefit of creditors, (iii) has not suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, or substantially all of Buyer’s assets, which remains pending and to Buyer’s Knowledge, no such action is being threatened against Buyer.

(f)          Anti-Terrorism Laws.

(i)          Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is in violation of the Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws.

(ii)          Neither Buyer nor, to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those Persons or entities that appear on the Annex to the Executive Order, or are included on any Government Lists.

(iii)          Neither Buyer, nor to Buyer’s Knowledge, any of its subsidiaries, officers, directors, employees or agents, is a Person named on a Government List, or is acting for or on behalf of any Sanctioned Country and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities with the governments of, or any individuals or entities located in, any Sanctioned Country or from activities that otherwise contravene any economic sanctions administered by OFAC, the U.S. Department of State, or any other applicable economic sanctions authority (collectively, “Sanctions”), or from any activities that contravene any Anti-Bribery, Anti-Money Laundering and Anti-Terrorism Laws (including funds being derived from any Person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

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(iv)          Neither Buyer, nor any Person controlling or controlled by Buyer, is the target of Sanctions.

Section 4.2.     Covenants of Buyer. Buyer shall assume as of the Closing certain Contracts pertaining to the operation of the Property (the “Assumed Contracts”). For the purposes hereof, the Assumed Contracts shall only include those Contracts listed or deemed to be included on Schedule 4.2 attached hereto.

Article V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1.     Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Assets to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing Date of the following conditions:

(a)          Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects (without giving effect to any qualification as to materiality, or any correlative terms in Section 4.1) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)          Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c)          No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Assets.

(d)          No action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Assets.

(e)          Seller or Escrow Agent shall have received all of the documents required to be delivered by Buyer under Section 6.1.

(f)          Seller or Escrow Agent shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Seller hereunder.

(g)          The Shareholder Approval shall have been obtained.

Section 5.2.     Conditions Precedent to Buyer’s Obligations. The obligation of Buyer to purchase and pay for the Assets on the Closing Date is subject to the satisfaction (or waiver by Buyer) as of the Closing Date of the following conditions:

(a)          Each of the representations and warranties made by Seller and Parent in this Agreement shall be true and correct in all material respects (without giving effect to any

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qualification as to materiality, or any correlative terms in Section 3.1 or Section 3.2) when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)          Seller and Parent shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller and Parent on or before the Closing Date.

(c)          No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the transfer of the Assets.

(d)          No action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Assets.

(e)          Buyer shall have timely received the Required Tenant Estoppels pursuant to Section 3.4(c) and the Required Association Estoppels pursuant to Section 3.3(h).

(f)           Buyer shall have received all of the documents required to be delivered by Seller under Section 6.2.

(g)          Fee simple title to the Property shall be vested in Seller (and at the Closing shall be conveyed to Buyer) subject only to the Permitted Exceptions. Title Company shall be irrevocably and unconditionally committed to issue the Title Policies to Buyer.

(h)          The Shareholder Approval shall have been obtained.

Section 5.3.     Waiver of Conditions Precedent. The occurrence of the Closing shall constitute conclusive evidence that Seller and Buyer have respectively waived any conditions which are not satisfied as of the Closing.

Article VI

CLOSING DELIVERIES

Section 6.1.     Buyer Closing Deliveries. Buyer shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a)          With respect to the Assets:

(i)          an assignment and assumption of Seller’s interest in the Space Leases for the Property (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit C attached hereto;

(ii)          an assignment and assumption of the Assumed Contracts for the Property (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit D attached hereto;

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(iii)        notice letters to the Tenants at the Property (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit E attached hereto;

(iv)        the assignment of all licenses, permits, warranties and intangibles with respect to the Property to the extent assignable (but excluding any Excluded Assets) (the “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit F attached hereto;

(v)         certificate duly executed by Buyer certifying that all of the representations and warranties of Buyer set forth in this Agreement are true and correct and remade on and as of the Closing Date; and

(vi)        LOC Work Access Agreement duly executed by Buyer.

(b)         With respect to the transactions contemplated hereunder:

(i)          all transfer tax returns and forms to the extent required by Applicable Law in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Buyer, as applicable (the “Transfer Tax Forms”); and

(ii)         a closing statement prepared and reasonably approved by Seller and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer.

Section 6.2.     Seller Closing Deliveries. Seller shall deliver (x) possession of the Assets subject only to the Permitted Exceptions and the Space Leases at Closing and (y) the following documents to the Escrow Agent on or before the Closing Date:

(a)          With respect to the Assets:

(i)          with respect to each Property, a deed (the “Deed”) in substantially the form of Exhibit G-1 through G-3 attached hereto with respect to each applicable state, duly executed and acknowledged by the applicable Seller and in a form that complies with the local recording requirements for the jurisdiction in which such Property is located;

(ii)         the Assignment of Leases for Property duly executed by Seller;

(iii)        a bill of sale duly executed by Seller in substantially the form of Exhibit H attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property or used solely in connection with the operation of the Property (but not including any Excluded Assets);

(iv)        the Assignment of Contracts for the Property duly executed by Seller;

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(v)         the Tenant Notices for the Property duly executed by Seller;

(vi)        an affidavit that Seller is not a “foreign person” within the meaning of Section 1445 of the Code, in substantially the form of Exhibit I-1 or Exhibit I-2 attached hereto, as applicable, and any corresponding affidavits or forms required to comply with any similar withholding requirements under state or local Applicable Law;

(vii)       the Assignment of Licenses, Permits, Warranties and General Intangibles for the Property duly executed by Seller;

(viii)      notice to any REA counterparties or Association counterparties who are entitled to receive notice pursuant to any REA or Association Documents of the sale of the applicable individual Property;

(ix)        a recordable assignment of Seller’s interest in any REA or Association Document (including but not limited to any applicable developer or declarant rights);

(x)         evidence of the termination of any management agreement, Affiliate Agreements and all leasing and brokerage agreements with respect to the Property to which Seller is a party or which would be binding on Buyer or the Property;

(xi)        subject to the terms of Section 9.3, evidence that all Options triggered by the transactions contemplated hereby have been waived by the applicable counterparty thereto;

(xii)       copies of the Space Leases referred to in the Assignment of Leases and the Security Deposits and lease files with respect thereto (including originals of all guaranties and letters of credit, endorsed or assigned to Buyer, as applicable, and corresponding completed transfer forms) and the Assumed Contracts and other property files, which delivery may be satisfied by delivery outside of escrow, at the Property;

(xiii)      certificate duly executed by Seller certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct and remade on and as of the Closing Date;

(xiv)      the Title Affidavit; and

(xv)       LOC Work Access Agreement duly executed by Seller.

(b)         With respect to the transactions contemplated hereunder,

(i)          all Transfer Tax Forms duly executed by Seller, as applicable;

(ii)         an instrument or instruments, duly executed by the appropriate Persons, effectuating the resignation of all officers, directors and/or managers appointed by Seller with respect to all Associations formed pursuant to the Association Documents; and

(iii)        the Closing Statement duly executed by Seller.

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Section 6.3.     Cooperation. In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), Seller shall use commercially reasonable efforts after the Closing to provide Buyer with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit of Buyer or causing a replacement to be issued in favor of Buyer. The provisions of this Section 6.3 shall survive the Closing for a period of six (6) months.

Article VII

INSPECTIONS; RELEASE

Section 7.1.     Right of Inspection. From and after the Effective Date and through the earlier of Closing or the earlier termination of this Agreement in accordance with the terms hereof, Buyer and its representatives shall have the right to inspect the Property pursuant to the terms of that certain Access Agreement entered into as of February 8, 2018, by and among Parent, on behalf of Seller, and Blackstone Real Estate Advisors L.P., on behalf of Buyer (“Access Agreement”); provided, however, the termination provisions set forth in Section 16 of the Access Agreement shall be deemed deleted in their entirety, and the term set forth in this Section 7.1 shall apply.

Section 7.2.     GENERAL DISCLAIMER. IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OR MEMBER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE ASSETS OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY CLOSING DOCUMENTS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS, INCLUDING, BUT NOT LIMITED TO ANY REPRESENTATIONS, STATEMENTS OR WARRANTIES AS TO THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE ASSETS, THE FITNESS OF THE ASSETS FOR A PARTICULAR USE, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE ASSETS, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE BUILDING, ZONING, SUBDIVISION, ENVIRONMENTAL, LIFE SAFETY OR LAND USE LAWS, CODES, ORDINANCES, RULES, ORDERS, OR REGULATIONS, OR THE STATE OF REPAIR OF THE PROPERTY, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, BUYER WAIVES ANY RIGHT TO ASSERT ANY CLAIM OR DEMAND AGAINST SELLER AT LAW OR IN EQUITY RELATING TO ANY SUCH MATTER, WHETHER LATENT OR PATENT, DISCLOSED OR UNDISCLOSED, KNOWN OR UNKNOWN, NOW EXISTING OR HEREAFTER ARISING. BUYER AGREES THAT, EXCEPT AS

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EXPRESSLY SET FORTH HEREIN OR ANY CLOSING DOCUMENTS, IT SHALL HAVE NO RECOURSE WHATSOEVER AGAINST SELLER, AT LAW OR IN EQUITY, SHOULD THE SURVEY OR THE TITLE COMMITMENT OR THE TITLE POLICY FAIL TO DISCLOSE ANY MATTER AFFECTING THE PROPERTY OR REVEAL ANY SUCH MATTER IN AN INACCURATE, MISLEADING OR INCOMPLETE FASHION OR OTHERWISE BE IN ERROR. BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 7.3.      RELEASE. FROM AND AFTER CLOSING, BUYER HEREBY AGREES THAT SELLER, AND EACH OF SELLER’S PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS BY BUYER, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSETS OR THE PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL RELEASEES BE RELEASED FROM (I) ANY CLAIMS ARISING PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS, (II) ANY ACTS OF FRAUD BY SELLER OR (III) CLAIMS ASSERTED BY THIRD PARTIES RELATING TO THE ASSETS, BUT ONLY IF AND TO THE EXTENT THE BASIS FOR SUCH CLAIMS OCCURS, ARISES OR ACCRUES PRIOR TO THE CLOSING DATE, EVEN IF SUCH CLAIM IS ASSERTED ON OR AFTER THE CLOSING DATE.

Article VIII

TITLE AND PERMITTED EXCEPTIONS

Section 8.1.     Title Insurance and Survey. On the Closing Date and subject to the terms and conditions of this Agreement, Seller’s fee simple interest in the Property shall be

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sold and is to be conveyed, and Buyer agrees to purchase Seller’s fee simple interest in the Property subject only to the Permitted Exceptions and the provisions of this Article VIII.

Section 8.2.     Title Commitment; Survey. Except as expressly set forth on Schedule 8.2 (“Non-Permitted Exceptions”), all title exceptions and matters set forth in the Title Commitment and on the Survey shall be deemed Permitted Exceptions and are hereby approved by Buyer. Seller shall be obligated to cure, remove or cause to be insured over at its expense all Non-Permitted Exceptions in accordance with the “resolution” actions set forth on Schedule 8.2. Buyer is solely responsible for obtaining any updated title commitments, surveys, or any other title related matters Buyer desires with respect to the Property.

Section 8.3.     Certain Exceptions to Title; Inability to Convey.

(a)          If any updates to the Title Commitment or Survey reflect any matters which are not Permitted Exceptions (each such matter, a “Title Defect”), then Buyer shall have the right to raise such Title Defect with Seller by delivering written notice describing such Title Defect (each a “Title Defect Notice”) no later than five (5) Business Days from the date Buyer receives any update to the Title Commitment or Survey (and in any event prior to the Closing). If Buyer fails to timely deliver a Title Defect Notice, Buyer shall be deemed to have waived such Title Defect and such Title Defect shall be deemed to be a Permitted Exception. Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over at its expense any title matters which are not Permitted Exceptions as set forth in a Title Defect Notice, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal or cure, which removal or cure will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of such title matter in a manner reasonably acceptable to Buyer. Seller shall notify Buyer of their election within five (5) days of receipt of a Title Defect Notice (and in any event no later than two (2) Business Days prior to the Closing) and if Seller provides no such notice, Seller shall be deemed to have elected not to cure the Title Defect(s) set forth therein. If Seller fails to cure or elects (or is deemed to have elected) not to cure (or otherwise remove or have insured over by the Title Company) any Title Defect set forth in a Title Defect Notice and otherwise is unable to convey fee title to the Property to Buyer at Closing subject only to Permitted Exceptions, Buyer may elect, as its sole and exclusive remedy therefore, either to (x) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event, the Earnest Money shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (y) waive such Title Defects, in which event such Title Defects shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at Closing to cause the release or discharge of (i) any Voluntary Encumbrance created by Seller on or after the Effective Date (each, a “Post-Effective Date Voluntary Encumbrance”), (ii) the Existing Mortgage and any documents recorded in connection therewith, including, without limitation, any assignment of leases and rents and UCC financing statement, and (iii) any lien encumbering the Property that is not a Permitted Exception that may be removed by the payment of a sum of money (each item in this clause (iii), a “Monetary Encumbrance”) provided, Seller shall not be obligated to spend more than $2,000,000 in the aggregate with respect to any Monetary Encumbrances. The parties acknowledge and agree that Seller shall have the right to apply or

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cause Escrow Agent to apply all or any portion of the Purchase Price to cause the release of any Post-Effective Date Voluntary Encumbrance, the Existing Mortgage or any Monetary Encumbrance, as applicable.

(b)          Except as expressly set forth in this Section 8.3, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall Buyer have any right of action against Seller, at law or in equity, for Seller’s inability to convey its interest in the Property subject only to the Permitted Exceptions.

Section 8.4.     Buyer’s Right to Accept Title.

(a)          Notwithstanding the foregoing provisions of this Article VIII, Buyer may, by written notice given to Seller at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defect. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing, but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind, or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Defect except as otherwise agreed upon by the parties.

(b)          Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require at Buyer’s sole cost and expense.

Section 8.5.     Cooperation. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, shall deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Buyer and Seller. In addition, Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit, gap indemnity and mechanics lien indemnity substantially in the form attached hereto as Exhibit J (“Title Affidavit”). With respect to any Capital Expenditures Work and Landlord Work completed and paid for by Seller prior to Closing, Seller shall also provide copies of lien waivers or such other documents as the Title Company shall reasonably require in order to insure over liens related thereto on the Title Policy.

Article IX

TRANSACTION COSTS; RISK OF LOSS; Options

Section 9.1.     Transaction Costs.

(a)          Buyer and Seller agree to comply with all real estate transfer and recordation tax laws applicable to the sale of the Assets. At Closing, Seller shall pay or cause to be paid (i) one-half (1/2) of all transfer and recordation taxes payable, (ii) one-half (1/2) of all escrow charges, (iii) all costs in connection with discharging any Existing Mortgages, Post-

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Effective Date Voluntary Encumbrances and Monetary Encumbrances that are the obligation of Seller hereunder and (iv) the costs of any endorsements issued to insure over any Non-Permitted Exceptions or Title Defects. At Closing, Buyer shall pay or cause to be paid (i) one-half (1/2) of all transfer taxes payable, (ii) all costs for the Title Policy except the amount for which Seller is responsible, as noted above, (iii) any recording fees except the amount for which Seller is responsible, as noted above, (iv) one-half (1/2) of all escrow charges, (v) all fees, costs or expenses in connection with Buyer’s due diligence reviews and analyses hereunder, (vi) the cost of any update or recertification of the Survey, and (vii) all costs associated with Buyer’s financing, including documentary stamp tax and intangible tax on any mortgage of the Property by Buyer. Any other transaction costs shall be paid by Buyer and Seller, as applicable, in accordance with local custom for the Property. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b)          Each party to this Agreement shall indemnify the other party hereto and its respective successors and assigns from and against any and all Losses which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section 9.1. The provisions of this Section 9.1 shall survive the Closing or the termination of this Agreement indefinitely.

Section 9.2.     Risk of Loss.

(a)          If, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken, or threatened to be taken, as a result of any condemnation, eminent domain or similar proceeding, including the receipt of any notice letter relating thereto (including, without limitation, any Existing Casualty / Condemnation), Seller shall promptly notify Buyer prior to the Closing and, at Closing, Seller will credit against the Purchase Price payable by Buyer at the Closing an amount equal to the net proceeds, if any, actually received by Seller as a result of such casualty or condemnation, together with a credit for any deductible under such insurance. If as of the Closing Date, Seller has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Assets (without any credit for such insurance or condemnation proceeds except for a credit for (i) any deductible under such insurance as provided for herein and (ii) any uninsured loss) and Seller will at Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds and to all other rights or claims arising out of or in connection with such casualty or condemnation.

(b)          Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, any individual Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) subject to a Material Condemnation, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement as to only such affected Property by delivering written notice to Seller, in which event (i) this Agreement shall be deemed modified to exclude such affected Property from this Agreement, (ii) the Allocated Earnest Money attributable to such affected Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such affected Property,

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and (iv) neither party hereto shall have any further rights or obligations with respect to such affected Property hereunder other than those which expressly survive the termination of this Agreement.

(c)          Notwithstanding the provisions of Section 9.2(a), if, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by one or more casualties and/or (ii) taken, or threatened to be taken, as a result of one or more condemnation, eminent domain or similar proceedings, and the cost of repair (with respect to any such casualties) and the value of the applicable portion of the Property (with respect to any such condemnations, eminent domain or similar proceedings) exceeds, in the aggregate, seven and one-half percent (7.5%) of the Purchase Price, Buyer shall have the right, exercised by written notice to Seller, to terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement.

(d)          If Buyer does not (i) terminate this Agreement with respect to such affected Property in accordance with Section 9.2(b) or (ii) terminate this Agreement in accordance with Section 9.2(c), the provisions of Section 9.2(a) shall apply.

(e)          The provisions of this Section 9.2 shall survive the Closing.

Section 9.3.     Options.

(a)          Should any counterparty to an Option exercise its right to purchase any individual Property or the applicable portion thereof (an “Excluded Option Property”), Seller shall promptly notify Buyer of the same in writing, in which event (i) this Agreement will terminate as to only such Excluded Option Property and this Agreement shall be deemed modified to exclude such Excluded Option Property from this Agreement, (ii) the Allocated Earnest Money attributable to such Excluded Option Property shall be immediately returned to Buyer, (iii) the Purchase Price shall be reduced by the Allocated Asset Value of such Excluded Option Property, and (iv) neither party hereto shall have any further rights or obligations with respect to such Excluded Option Property hereunder other than those which expressly survive the termination of this Agreement. To the extent the Option held by Nutramax Laboratories, Inc. with respect to the individual Property located at 2208 Lakeside Boulevard, Edgewood, Maryland 21040 is exercised by such tenant, the term “Excluded Option Property” as used with respect to such Option shall be deemed to include both (i) 2208 Lakeside Boulevard, Edgewood, Maryland 21040 and (ii) 2206 Lakeside Boulevard, Edgewood, Maryland 21040.

(b)          Notwithstanding the foregoing, if, after the date on which a portion of Property becomes an Excluded Option Property, but prior to the date that is twelve (12) months after the Closing Date, either (i) such counterparty defaults on its obligation to purchase such Excluded Option Property, or (ii) such Excluded Option Property otherwise becomes available for sale by the applicable Seller, then Seller shall promptly notify Buyer. Within a period of ten (10) Business Days from the date of delivery of such notice, Buyer shall have the right, at its sole option, to elect to cause Seller to sell such Excluded Option Property to Buyer at the Allocated Asset Value of such Excluded Option Property set forth herein and otherwise in accordance with the terms of this Agreement by delivering written notice from Buyer to Seller (“Option Inclusion

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Event”). If Buyer does not timely exercise its right to acquire such Excluded Option Property, then Buyer shall have no obligation to buy, and Seller shall have no obligation to sell, such Excluded Option Property. If an Option Inclusion Event occurs in accordance with the terms of this Agreement, Buyer shall have the right, in its sole discretion, to schedule the Closing with respect to such Excluded Option Property on the earlier of (i) the Closing Date and (ii) up to sixty (60) days after the date of the Option Inclusion Event. If an Option Inclusion Event occurs in accordance with the terms of this Agreement, this Agreement shall be deemed amended to include the Excluded Option Property for all purposes under this Agreement and such Excluded Option Property shall be subject to the terms and conditions of this Agreement, including the covenants of Seller related thereto. For the avoidance of doubt, in the event the Closing for the Excluded Option Property occurs on a date other than the Closing Date, all prorations in this Agreement and the Survival Period for representations, warranties and covenants established in this Agreement (other than those related solely to such Excluded Option Property) that are based on the Closing Date shall still be calculated based on the Closing Date (and not the date the Closing relative to such Excluded Option Property occurs), but all prorations for such Excluded Option Property, and the Survival Period for representations, warranties and covenants related solely to such Excluded Option Property shall be calculated as of the date the Closing relative to such Excluded Option Property actually occurs.

(c)          The provisions of this Section 9.3 shall survive Closing.

Section 9.4.     Crossroads Outparcel.

(a)          Promptly following the Effective Date and continuing after the Closing Date, Seller shall, at Seller’s sole cost and expense, take all necessary actions to subdivide the Crossroads Outparcel in order to enable Seller to transfer ownership of a separate legal parcel comprised solely of the Crossroads Parking Property. In connection with the foregoing, Seller agrees to provide Buyer with regular updates on the status of such subdivision and provide copies of all correspondences sent or received by Seller with respect thereof. Seller shall not encumber the Crossroads Outparcel nor construct any improvements thereon.

(b)          Following the subdivision of the Crossroads Outparcel pursuant to Section 9.4(a), if applicable, and subject to customary diligence (including, but not limited to, title, zoning and survey diligence and environmental diligence), Seller shall convey and Buyer (or an Affiliate thereof) shall acquire the Crossroads Parking Property (so long as such subdivision is achieved within one (1) year of the Closing) at a separate closing, for no additional cash consideration, pursuant to a deed in substantially the form of Exhibit G-2, subject only to any Permitted Exceptions and the transfer restriction set forth in the last sentence of Section 9.4(c) below. The consideration for the Crossroads Parking Property shall be Buyer’s good faith covenants set forth in Section 9.4(c) below, which shall survive the transfer of the Crossroads Outparcel for a period of one (1) year thereafter. All amounts due and payable by the owner of the Crossroads Outparcel with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year. For the avoidance of doubt, Seller and Buyer acknowledge that as of the Effective Date, Buyer has not completed its diligence with respect to the Crossroads Parking Property. In the event Buyer shall not be satisfied with the results of its diligence of the Crossroads Parking Property for any reason,

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in its sole and absolute discretion, Buyer shall have no obligation to acquire the Crossroads Parking Property.

(c)          Following Buyer’s acquisition of the Crossroads Parking Property, if applicable, and subject to Buyer (i) agreeing upon acceptable construction cost arrangements with Advanced Relocation Services, (ii) obtaining any required approvals from any Governmental Authority and (iii) approving the results of its customary diligence, Buyer shall work in good faith to construct a parking lot on the Crossroads Parking Property. Notwithstanding any provision herein to the contrary, Seller and Buyer acknowledge that as of the Effective Date, Buyer has not completed its diligence with respect to the construction of the parking lot. In the event Buyer shall not be satisfied with the aforementioned diligence and construction cost arrangements for any reason, in its sole and absolute discretion, Buyer shall have no obligation to construct such parking lot. In the event Buyer does not construct a parking lot on the Crossroads Parking Property, Buyer covenants that it shall not transfer or convey the Crossroads Parking Property unless (i) such transaction also includes the conveyance of the 11500 Crossroads Property or (ii) the 11500 Crossroads Property has previously been transferred in connection with any foreclosure or deed in lieu of foreclosure.

(d)          The provisions of this Section 9.4 shall survive Closing.

Article X

ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365-day year, with Buyer being deemed to be the owner of the Assets during the entire day of the Closing Date and being entitled to receive all operating income of the Assets, and being obligated to pay all operating expenses of the Assets, with respect to the Closing Date and the net amount thereof under this Article X shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price payable at Closing:

Section 10.1.     Fixed Rents and Additional Rents.

(a)          All fixed rents (collectively, “Fixed Rents”) and Additional Rent (as hereinafter defined; Fixed Rents and Additional Rent being together referred to herein as “Rents”) paid by Tenants in connection with the Tenants’ occupancy of the Assets, Security Deposits (except as hereinafter provided) and other tenant charges shall be prorated. Seller shall deliver or provide a credit in an amount equal to all prepaid Rents for periods from and after the Closing Date and all refundable cash Security Deposits required under the applicable Space Lease, including interest thereon, if any, as set forth on Schedule 3.2(b-4) (to the extent the foregoing were not applied in accordance with this Agreement or forfeited prior to the Closing) to Buyer on the Closing Date. Seller shall also deliver to Buyer at Closing any original security deposits that are held in the form of letters of credit (the “SD Letters of Credit”) and completed transfer forms for the purpose of transferring such SD Letters of Credit to Buyer if the same are transferable, at Seller’s sole cost (including Seller’s payment of any third party transfer fees and expenses); if any of the SD Letters of Credit is not transferable, Seller shall request the Tenants

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obligated under such SD Letters of Credit to cause new letters of credit to be issued in favor of Buyer in replacement thereof and in the event such a new letter of credit is not issued in favor of Buyer by Closing, Buyer shall diligently pursue such replacement after Closing and Seller shall take all reasonable action, as directed by Buyer in writing, in connection with the presentment of such SD Letters of Credit for payment as permitted under the terms of the applicable Space Lease. Rents that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and shall in good faith use commercially reasonable efforts to pursue the collection of such past due Rents for a period of one hundred twenty (120) days after the Closing Date (but Buyer shall not be required to litigate, declare a default under any Space Lease or take any additional actions in connection with the recovery from Tenants of such delinquencies or other unpaid amounts). To the extent Buyer receives payment of Rents (or income in connection with other tenant charges) on or after the Closing Date, such payments shall be applied first toward the Rent (or other tenant charge) for the month in which the Closing occurs, and then to the current Rent (or other tenant charges) owed to Buyer in connection with the applicable Space Lease or other document for which such payments are received, and then to any delinquent Rents (or other tenant charges) owed to Seller, with Seller’s share thereof being promptly delivered to Seller; provided, however, that any year-end or similar reconciliation payment shall be allocated as hereinafter provided. With respect to delinquent or other uncollected Rents and any other amounts or other rights of any kind respecting Tenants who are no longer Tenants of the Property as of the Closing Date, Seller shall retain all of the rights relating thereto. For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) so-called common area maintenance or “CAM” charges, and (ii) so-called “escalation rent” or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter’s wages or insurance or other expenses of the Assets or otherwise and to the extent that a Space Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Additional Rent with respect to such Space Lease. As to any Additional Rent in respect of an accounting period that shall have expired prior to the Closing but which is payable after the Closing, (i) if a Tenant was underbilled and Buyer receives payment in respect thereof, Buyer shall pay the entire amount over to Seller upon Buyer’s receipt thereof; provided, however, that Buyer may retain such amounts until Seller has paid Buyer any and all amounts Seller is required to pay Buyer pursuant to the immediately following subsection (ii), and (ii) if a Tenant was overbilled, Seller shall promptly pay to Buyer the amount of any such overpayment, which Buyer shall then deliver to the applicable Tenant.

(b)          In order to enable Buyer to make any year-end reconciliations of tenant reimbursements of Additional Rent for the year in which the Closing takes place after the end thereof, Seller shall determine the amount actually paid or incurred by Seller in connection with the expenses used to calculate the Additional Rent for the portion of the year of Closing during which Seller owned the Property (“Seller’s Actual Reimbursable Tenant Expenses”) and the Additional Rent for such actually paid to Seller by Tenants for the portion of the year in which Closing occurs during which Seller owned the Property (“Seller’s Actual Tenant Reimbursements”). On or before the date that is one hundred sixty (160) days after the end of the year in which the Closing takes place, Seller shall deliver to Buyer a reconciliation statement (“Seller’s Reconciliation Statement”) setting forth (i) Seller’s Actual Reimbursable Tenant Expenses, (ii) Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if

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any, between the two (i.e., establishing that Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to Seller’s Actual Tenant Reimbursements). Any amount due Seller pursuant to the foregoing calculation (in the event Seller’s Actual Tenant Reimbursements are less than Seller’s Actual Reimbursable Tenant Expenses) or Buyer (in the event Seller’s Actual Tenant Reimbursements are more than Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to Seller or by Seller to Buyer, as the case may be, within thirty (30) days after delivery of Seller’s Reconciliation Statement to Buyer. If Buyer is paid any such amount by Seller, Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular Tenants entitled thereto, and Buyer shall hold harmless and indemnify Seller for any claims against Seller, including reasonable attorneys’ fees and costs actually incurred, related to any such amounts. If Buyer has directly or indirectly transferred its interest in any part of the Assets to a successor-in-interest or assignee prior to such date, then, on or before the transfer of such interest, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section 10.1, and (ii) deliver written notice of such transfer to Seller, and thereafter Seller shall make the deliveries specified above with respect to the Property to Buyer’s successor-in-interest or assignee. Seller’s Reconciliation Statement shall be final and binding for purposes of this Agreement.

(c)          Seller shall be responsible for the reconciliation with Tenants of Additional Rent and Tenant reimbursements thereof for any calendar year prior to the year in which the Closing takes place. If the amount of Tenant reimbursements collected by Seller for such prior years is less than the amount of costs paid by Seller for such period in connection with the expenses used to calculate the Additional Rent (or less than the amount that Seller is entitled to recover under the terms of the Space Leases), then Seller shall be entitled to bill such Tenants directly and retain any such amounts due from Tenants. If the amount of Tenant reimbursements collected by Seller for such prior calendar year exceeds the amount of costs paid by Seller with respect to such period (or the amount that Seller is entitled to recover under the terms of the Space Leases), then, to the extent required under the terms of the Space Leases, Seller shall remit such excess amounts to the applicable Tenants. In connection with the foregoing, Seller shall be permitted to make and retain copies of all Space Leases and all billings concerning Tenant reimbursements for such prior years, and Buyer covenants and agrees to provide Seller with reasonable access to the books and records pertaining to such Tenant reimbursements, and to otherwise cooperate with Seller (at no material out-of-pocket cost to Buyer) for the purpose of enabling Seller to adequately respond to any claim by Tenants for reimbursement of Tenant reimbursements previously paid by such Tenants. Seller agrees to deliver to Buyer copies of such reconciliations with necessary calculations and supporting documentation and information at such time as Seller delivers same to tenants. The provisions of this Section shall survive the Closing.

(d)          Until such time as all amounts required to be paid to Seller by Buyer pursuant to this Section 10.1 shall have been paid in full, Buyer shall furnish to Seller, upon Seller’s request, a reporting of Rents which have been collected by Buyer after the Closing with respect to Space Leases with delinquent Rents as of the Closing.

Section 10.2.     Taxes and Assessments. All real estate and personal property taxes and assessments with respect to the Assets for the current fiscal year shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days

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elapsed over the applicable period). Seller shall be responsible for the payment of any such Taxes that are delinquent as of Closing. If any assessments on the Assets or Property are payable in installments, then the installment allocable to the period in which the Closing occurs shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).

Section 10.3.     Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by Tenants pursuant to such Tenants’ Space Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Assets, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

Section 10.4.     Utility Charges. Buyer shall transfer all utilities at the Property to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date; provided that if any such deposit is transferred to Buyer at Closing, Seller shall receive a credit at Closing in the amount of the deposit so transferred. All charges for utilities shall be prorated outside of the escrow contemplated herein within sixty (60) days after the Closing Date.

Section 10.5.     Leasing Costs. If the Closing occurs, except as otherwise set forth herein (including but not limited to Section 10.9), Buyer shall be responsible for the payment (or, in the case of any amounts payable prior to Closing, the reimbursement to Seller) of (A) all Leasing Costs that become due and payable (whether before or after Closing) as a result of (1) any Space Lease entered into by Seller with respect to the Property on or after the Effective Date in accordance with the terms of this Agreement (a “New Lease”), (2) amendments entered into during the period from (and including) the Effective Date until the earlier of the Closing or termination of this Agreement, in accordance with this Agreement to renew, extend, expand or otherwise amend Existing Leases or New Leases, and (3) any renewals, extensions or expansions of, or the exercise of any other option under, Existing Leases or New Leases exercised by Tenants during the period from (and including) the Effective Date and the Closing Date; and (B) all Leasing Costs as a result of renewals, extensions, expansions, or the exercise of any other option, occurring on or after the Closing Date of Existing Leases or New Leases (collectively, “Buyer’s Leasing Costs”). Seller shall be responsible for all other Leasing Costs, including all Leasing Costs that are payable by reason of (i) the execution of an Existing Lease, (ii) the renewal, extension, expansion of, or the exercise of any other option under, an Existing Lease, prior to the Effective Date, and (iii) amendments of an Existing Lease entered into prior to the Effective Date (collectively, “Seller’s Leasing Costs”). If, as of the Closing Date, Seller shall have paid any Leasing Costs which are Buyer’s Leasing Costs, Buyer shall reimburse Seller therefor at Closing. Seller shall pay (or cause to be paid) prior to Closing or credit Buyer at

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Closing (to the extent unpaid), all Leasing Costs that remain unpaid or outstanding as of the Closing Date which are Seller’s Leasing Costs and, subject to the reimbursement obligations set forth above, Seller shall pay (or cause to be paid) when due all Leasing Costs payable after the Effective Date and prior to Closing.

Section 10.6.     Assumed Contracts. Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.

Section 10.7.     REAs. If applicable, all amounts due and payable by the owner of the Property under any REA with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

Section 10.8.     Associations. If applicable, all association fees or similar fees and assessments due and payable with respect to the Property with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

Section 10.9.     YBR Property.

(a)          To the extent Seller enters into the YBR Lease prior to the Closing Date for the entire YBR Property pursuant to the terms of Section 3.3(c)(ii), the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price; provided however, notwithstanding anything to the contrary set forth in Section 10.5, Seller shall be responsible for all Leasing Costs with respect to the YBR Lease.

(b)          To the extent Seller does not enter into the YBR Lease prior to the Closing Date for the entire YBR Property pursuant to the terms of Section 3.3(c)(ii), Buyer and Seller agree that Two Million and No/100 Dollars ($2,000,000.00) of the Purchase Price shall be held back from the Closing proceeds and deposited into an escrow with Escrow Agent (the “YBR Holdback”). In the event Buyer does not enter into the YBR Lease between the Closing Date and June 30, 2018, Escrow Agent shall automatically release the YBR Holdback to Buyer on July 1, 2018. In the event Buyer enters into the YBR Lease between the Closing Date and June 30, 2018, upon the delivery of joint written instructions from Buyer and Seller to Escrow Agent, Escrow Agent shall (i) release the YBR Holdback to Seller, less any Leasing Costs with respect to the YBR Lease, and (ii) release the balance of the YBR Holdback to Buyer.

(c)          This Section 10.9 shall survive the Closing.

Section 10.10.     Other Adjustments. If applicable, the Purchase Price shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Property are located, shall be prorated as applicable.

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Section 10.11.     Re-Adjustment. In the event any prorations or apportionments made under this Article X shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed within one (1) year after Closing (subject to extension solely as necessary due to the unavailability of final information but in no event to exceed two (2) years after Closing). The obligations of Seller and Buyer under this Article X shall survive the Closing for two (2) years.

Article XI

INDEMNIFICATION

Section 11.1.     Indemnification by Seller. Following the Closing and subject to Section 11.3, Section 11.4, Section 11.5 and Section 11.8, Seller shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Buyer and any such Buyer-Related Entities in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Seller or Parent contained in this Agreement or in any Closing Document, (b) any breach of any covenant of Seller or Parent contained in this Agreement or in any Closing Document that expressly survives the Closing and (c) claims asserted by third parties relating to the Assets, but only if and to the extent such Losses first arise or accrue prior to the Closing Date, even if such claim is asserted on or after the Closing Date.

Section 11.2.     Indemnification by Buyer. From and after the Closing and subject to Section 11.4 and Section 11.5, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Seller-Related Entities”) harmless from any and all Losses suffered or incurred by Seller and any Seller-Related Entities in connection with any Losses arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document, (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document that expressly survives the Closing and (c) claims asserted by third parties relating to the Assets, but only if and to the extent such Losses first arise or accrue after the Closing.

Section 11.3.      Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 11.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 11.1 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 11.1 exceeds the Basket Limitation and, in such event, Seller shall be responsible for the entire amount and (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 11.1 exceed in the aggregate the Cap Limitation (provided that (i) Seller’s obligations under Article X with respect to prorations and adjustments, (ii) Seller’s obligations under Section 9.1 with respect to transaction

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costs, (iii) Seller’s obligations for the breach of any of the representations and warranties set forth in Section 3.2(o) with respect to Taxes, (iv) Seller’s obligations under Section 15.1 with respect to Employees, and (v) Seller’s obligations under Section 16.2 with respect to brokers shall not be subject to the Basket Limitation or the Cap Limitation).

Section 11.4.     Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of twelve (12) months after the Closing unless a longer or shorter survival period is expressly provided for in this Agreement (such period, the “Survival Period”). No action or proceeding thereon shall be valid or enforceable, whether at law or in equity, if a legal proceeding is not commenced on or before the expiration of the Survival Period.

Section 11.5.     Notification. In the event that any indemnified party (the “Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto, in each case to the extent actually known to such party (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving such Claim Notice shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

Section 11.6.     Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XI, except as it relates to prorations obligations under Article X and the indemnification obligations under Section 9.1, Section 15.1 and Section 16.2.

Section 11.7.     Tax Treatment of Indemnity. Seller and Buyer agree that any indemnity payments made under this Agreement shall be treated as adjustments to the Purchase Price for all tax purposes, unless otherwise required by Applicable Law.

Section 11.8.     Damages. In no event shall Buyer or any Buyer-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Seller, except with respect to any claims asserted by third parties. In no event shall Seller or Seller-Related Entity be entitled to seek or obtain consequential, speculative, special, punitive or exemplary damages against Buyer.

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Article XII

TAX CERTIORARI PROCEEDINGS

Section 12.1.     Prosecution and Settlement of Proceedings. If any tax reduction proceedings (including, but not limited to, administrative and/or judicial proceedings or appeals) in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, (provided that Seller shall not institute any such proceeding between the Effective Date and the Closing), Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Buyer’s prior written consent. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings. Seller shall keep Buyer reasonably informed of the status of any reduction proceedings that Seller is prosecuting.

Section 12.2.     Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings on account of taxes allocable to the period prior to the Closing Date shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes on account of taxes allocable to the period from and after the Closing Date shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any Tenants for any Rents or Additional Rent paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such Tenant) shall, at Seller’s election, either (a) be paid to Buyer and Buyer shall disburse the same to such Tenants or (b) be paid by Seller directly to the Tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to Tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

Section 12.3.     Survival. The provisions of this Article XII shall survive the Closing.

Article XIII

DEFAULT

Section 13.1.     Buyer’s Default; Failure of Conditions.

(a)          This Agreement may be terminated by Seller prior to the Closing if (i) any of the conditions precedent to Seller’s obligations set forth in Section 5.1 have not been satisfied or waived by Seller on or prior to the Closing Date or (ii) there is a material breach or default by Buyer to pay the Purchase Price and purchase the Assets on the Closing Date.

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(b)          In the event this Agreement is terminated pursuant to Section 13.1(a)(i), the Escrow Agent shall, subject to Section 16.5, disburse the Earnest Money to Buyer, and upon such disbursement this Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions hereof which by their terms expressly survive the termination of this Agreement.

(c)          In the event Seller terminates this Agreement pursuant to Section 13.1(a)(ii), the Escrow Agent shall, subject to Section 16.5, disburse Earnest Money to Seller, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. Buyer and Seller hereby acknowledge and agree that it would be impractical and/or extremely difficult to fix or establish the actual damage sustained by Seller as a result of such default by Buyer, and agree that the Earnest Money is a reasonable approximation thereof. Accordingly, in the event that Buyer breaches this Agreement by materially defaulting in the purchase of the Assets on the Closing Date, the Earnest Money shall constitute and be deemed to be the agreed and liquidated damages of Seller, and shall be paid by the Escrow Agent to Seller as Seller’s sole and exclusive remedy hereunder.

Section 13.2.     Seller’s Default; Failure of Conditions.

(a)          This Agreement may be terminated by Buyer prior to the Closing if (i) any of the conditions precedent to Buyer’s obligations set forth in Section 5.2 have not been satisfied or waived by Buyer on or prior to the Closing Date or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement.

(b)          Upon termination of this Agreement by Buyer pursuant to Section 13.2(a)(i), the Escrow Agent shall, subject to Section 16.5, disburse the Earnest Money to Buyer, and upon such disbursement Seller and Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. In addition to the other rights and remedies available to Buyer hereunder, if Buyer elects to terminate this Agreement due to a failure to obtain Shareholder Approval, Seller shall pay to Buyer within five (5) Business Days following the date of such termination the Reimbursement Amount.

(c)          Upon material breach or default by Seller in the performance of its obligations under this Agreement, Buyer, at its option, may (i) terminate this Agreement, direct the Escrow Agent to deliver the Earnest Money to Buyer, at which time this Agreement shall be terminated and of no further force and effect except for the provisions which explicitly survive such termination or (ii) specifically enforce the terms and conditions of this Agreement (without the necessity of proving the inadequacy of money damages as a remedy); provided that such specific enforcement action must be initiated no later than sixty (60) days following such default. In addition to the other rights and remedies available to Buyer hereunder, if Buyer elects to terminate this Agreement due to a material breach or default by Seller in the performance of its obligations under this Agreement, Seller shall pay to Buyer within five (5) Business Days following the date of such termination the Reimbursement Amount.

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Article XIV

Public Company

Section 14.1.     Preparation of the Proxy Statement; Shareholders Meeting.

(a)          As promptly as reasonably practicable following the Effective Date (and, in any event, no more than five (5) Business Days following the Effective Date), Parent shall prepare the Proxy Statement and, after consultation with and consideration in good faith of any comments on the Proxy Statement reasonably proposed by Buyer, cause to be filed with the SEC the Proxy Statement in preliminary form; provided, however, that Parent shall not file the Proxy Statement with the SEC without obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed. Parent shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Buyer, promptly to any comments made by the SEC with respect to the Proxy Statement, (ii) mail or deliver the definitive Proxy Statement to its shareholders as promptly as practicable after the earlier to occur of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (y) the conclusion of any SEC review of the preliminary Proxy Statement and (iii) if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by Parent without affording Buyer a reasonable opportunity for consultation and review, and Parent shall consider in good faith any comments on such materials reasonably proposed by Buyer. Parent will promptly notify Buyer of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Buyer with copies of all written correspondence between Parent or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, this Agreement or the transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, Parent shall provide Buyer with a reasonable opportunity to consult and review such response and Parent shall consider in good faith any comments on such response reasonably proposed by Buyer. Buyer shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Parent as may be required to be disclosed in the Proxy Statement, and provide such other assistance as may be reasonably requested by Parent in connection with the preparation, filing and distribution of the Proxy Statement.

(b)          If, at any time prior to the Shareholder Meeting, any information relating to Parent or Buyer, or any of their respective subsidiaries, or their respective officers or directors, should be discovered by Parent or Buyer, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent or Buyer, as the case may be, shall promptly notify the other parties hereto, and Parent and Buyer shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by Applicable Law, in disseminating the information contained in

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such amendment or supplement to shareholders of Parent. Nothing in this Section 14.1(b) shall limit the obligations of any party under Section 14.1(a). All documents that Parent is responsible for filing with the SEC in connection with this Agreement and the transactions contemplated by this Agreement will, at the time of the first mailing thereof, at the time of the Shareholder Meeting or at the time of any amendment or supplement thereof, as applicable, comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c)          As promptly as practicable after the date hereof, Parent shall, in accordance with Applicable Law, the rules of the Parent Charter and the Parent Bylaws, duly call, give notice of, convene and hold the Shareholder Meeting. Parent shall, through the Parent Board, recommend to its shareholders that they provide the Shareholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Shareholder Approval (including by soliciting proxies from its shareholders), except to the extent that the Parent Board shall have made an Adverse Recommendation Change as permitted by and determined in accordance with Section 14.2. Parent shall keep Buyer updated with respect to proxy solicitation results as reasonably requested by Buyer. Unless this Agreement is terminated in accordance with its terms, Parent shall not submit to the vote of its shareholders any Acquisition Proposal. Notwithstanding the foregoing provisions of this Section 14.1(c), Parent may make or one or more adjournments or postponements of the Shareholder Meeting after consultation with Buyer (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the shareholders of Parent sufficiently in advance of the Shareholder Meeting to ensure that the vote occurs on the basis of full and complete information as required by Applicable Law or regulation or (ii) if, in the reasonable discretion of Parent, additional time is required to solicit proxies in favor of the approval of this Agreement and the transactions contemplated hereby; provided, that in the case of this clause (ii), without the consent of Buyer (not to be unreasonably withheld, conditioned or delayed), in no event shall the Shareholder Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Shareholder Meeting was originally scheduled; provided, further, that such consent of Buyer may be withheld in its sole discretion if following the date hereof an Acquisition Proposal shall have been received by Parent or its Representatives or any Person (other than Buyer) shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal unless any such Acquisition Proposal shall have been withdrawn at least thirty (30) days prior to the date for which the Shareholder Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with its terms, the obligation of Parent to duly call, give notice of, convene and hold the Shareholder Meeting, mail the Proxy Statement (and any amendment or supplement thereto that may be required by Applicable Law) to Parent’s shareholders and solicit proxies in favor of the Shareholder Approval shall not be affected by an Adverse Recommendation Change.

Section 14.2.     No Solicitation; Acquisition Proposals.

(a)          Except as otherwise provided in this Section 14.2, from the Effective Date until the Closing or earlier termination of this Agreement, Parent shall not, and shall cause its subsidiaries and its and their officers and directors not to, and shall not authorize and shall use reasonable best efforts to cause any other Representatives of Parent or any of its subsidiaries not

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to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than Buyer or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) approve, recommend, declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or requiring or having the effect of requiring Parent to abandon, terminate or breach its obligations hereunder or fail to consummate the transactions contemplated hereby (each item referred to in this clause (iii), a “Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Parent shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of Parent and its subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Buyer or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.

(b)          Notwithstanding anything herein to the contrary, but subject to Parent’s compliance with this Section 14.2, if, at any time following the Effective Date and prior to obtaining the Shareholder Approval, (i) Parent receives an unsolicited written Acquisition Proposal that the Parent Board believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a violation of Section 14.2(a), and (iii) the Parent Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then Parent may (and may authorize its Representatives to) (x) furnish non-public information with respect to Parent and its subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided to any Person given such access shall have previously been provided to Buyer or shall be provided to Buyer as soon as reasonably practicable (and in any event within 24 hours of the time it is provided to such Person), and (y) participate in negotiations with the Person making such Acquisition Proposal (and such Person’s Representatives) regarding such Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Parent and its Representatives may correspond in writing with any Person submitting an Acquisition Proposal (that was not the result of a violation of Section 14.2(a)) to request clarification of the terms of an Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal.

(c)          Except as provided in Section 14.2(d), the Parent Board (i)(A) shall not fail to make and shall not withdraw (or modify or qualify in any manner adverse to Buyer or publicly propose to withdraw, modify or qualify in any manner adverse to Buyer) the Parent Board Recommendation, (B) shall not adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or proposal reasonably likely to lead to an Acquisition

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Proposal (or publicly propose or resolve to do any of the foregoing), (C) shall not fail to include the Parent Board Recommendation in the Proxy Statement, (D) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Parent Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Parent Board or the Parent indicates that the Parent Board has not changed the Parent Board Recommendation or (E) fail to reaffirm the Parent Board Recommendation within the earlier of three (3) Business Days prior to the Shareholders Meeting and five (5) Business Days after receiving a written request to do so from Buyer (each such action set forth in this Section 14.2(c)(i) being referred to herein as an “Adverse Recommendation Change”), and (ii) shall not authorize, cause or permit Parent or any of its subsidiaries to enter into any Alternative Acquisition Agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 14.2(a)).

(d)          Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Shareholder Approval, the Parent Board may (i) make an Adverse Recommendation Change in response to an Intervening Event if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Intervening Event would violate its duties under Applicable Law or (ii) make an Adverse Recommendation Change in response to an unsolicited written bona fide Acquisition Proposal (and Parent is not in breach of this Section 14.2) that, in the good faith determination of the Parent Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so in response to such Intervening Event would violate its duties under Applicable Law; provided, that the Parent Board shall only be entitled to effect an Adverse Recommendation Change if (A) Parent has provided a prior written notice (a “Notice of Change of Recommendation”) to Buyer that Parent intends to take such action, identifying the Person or entity making the Superior Proposal and describing in reasonable detail the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action including, if applicable, copies of any written proposals or offers and any proposed agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Parent shall not constitute a Adverse Recommendation Change), (B) during the five (5) Business Day period following Buyer’s receipt of the Notice of Change of Recommendation, Parent shall, and shall cause its Representatives to, negotiate with Buyer in good faith (to the extent Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (C) following the end of such five (5) Business Day period, the Parent Board shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Buyer in response to the Notice of Change of Recommendation or otherwise, that (I) after consultation with outside legal counsel and financial advisors, the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal and the failure of the Parent Board to effect an Adverse Recommendation Change would violate the directors’ duties under Applicable Law or (II) after consultation with outside counsel, in the case of an Intervening Event, the failure of the Parent Board to effect an Adverse Recommendation Change would violate the directors’ duties under Applicable Law. Any amendment to the financial terms or any

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other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and Parent shall be required to comply again with the requirements of this Section 14.2(d); provided, however, that references to the five (5) Business Day period above shall then be deemed to be references to a four (4) Business Day period following receipt by Buyer of any such new Notice of Change of Recommendation.

(e)          Parent shall promptly (but in no event later than 24 hours) notify Buyer after receipt of any Acquisition Proposal or any request for non-public information relating to Parent or any of its subsidiaries by any third party that informs Parent that it is making, or has made, an Acquisition Proposal, or any Inquiry from any Person seeking to have discussions or negotiations with Parent relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall identify the Person making such Acquisition Proposal or Inquiry and shall indicate the material terms and conditions of any Acquisition Proposals or Inquiries to the extent known (including, if applicable, providing copies of any written Inquiries or requests and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Acquisition Proposals or Inquiries). Parent shall also promptly (and in any event within 48 hours), notify Buyer, orally arid in writing, (i) if Parent determines to begin providing non-public information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 14.2(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice and (ii) of any change to the financial and other material terms and conditions of any Acquisition Proposal and otherwise keep Buyer reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither Buyer nor any of its subsidiaries shall, after the Effective Date, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Buyer.

(f)          Nothing contained in this Section 14.2 or elsewhere in this Agreement shall prohibit Parent or the Parent Board, directly or indirectly through its Representatives, from (i) disclosing to Parent’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of Parent if the Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would violate the directors’ duties under Applicable Law (for the avoidance of doubt, it being agreed that the issuance by Parent or the Parent Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules I 4d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change) or is required by Applicable Law; provided, however, that neither Parent nor the Parent Board shall be permitted to recommend that the shareholders of Parent tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 14.2(d).

(g)         For purposes of this Agreement:

(i)          “Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the

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Exchange Act) involving any of Parent or Seller or any of their respective subsidiaries regarding (other than the transactions contemplated by this Agreement): (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or otherwise, of the assets representing 20% or more of the consolidated net income, consolidated net revenue or consolidated total assets (including equity securities of its subsidiaries) of Parent and its subsidiaries; (ii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of any class of capital stock; (iii) any tender offer or exchange offer for 20% or more of any class of capital stock, other equity security or voting power of Parent or the filing of a registration statement under the Securities Act in connection therewith; (iv) any other transaction or series of transactions pursuant to which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) proposes to acquire control of any Property or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

(ii)          “Intervening Event” shall mean a material positive event, fact, development or occurrence (other than any event, fact, development or occurrence resulting from a breach of this Agreement by Parent and its subsidiaries) with respect to the Parent and subsidiaries or the business of Parent or its subsidiaries, in each case taken as a whole, that (a) is neither known, nor reasonably foreseeable (with respect to substance or timing), by Parent Board as of or prior to the execution and delivery of this Agreement and (b) first occurs, arises or becomes known to Parent Board after the execution and delivery of this Agreement and on or prior to the date of the Shareholder Approvals; provided that (i) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (ii) any event, fact, development or occurrence that results from the announcement, pendency and consummation of this Agreement or the transactions contemplated hereby or any actions required to be taken or to be refrained from being taken pursuant to this Agreement, (iii) the fact that Parent meets or exceeds any internal or analysts’ expectations or projections, or (iv) any changes or lack thereof after the date hereof in the market price or trading volume of the Parent Common Stock, individually or in the aggregate, will not be deemed to constitute an Intervening Event.

(iii)          “Superior Proposal” means any bona fide written Acquisition Proposal made after the date hereof (with the references to “20%” replaced with “50%”) on terms that the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel and financial advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and any changes to the terms of this Agreement proposed by Buyer and any other information provided by Buyer (including pursuant to Section 14.2), that (A) if consummated, would be more favorable to Parent’s shareholders (solely in their capacity as such) from a financial point

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of view than the transactions contemplated by this Agreement, and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

(iv)          References in this Section 14.2 to (a) the Parent Board shall mean the Parent Board or a duly authorized committee thereof, and (b) Parent outside legal counsel shall mean, as applicable, outside legal counsel to Parent or a duly authorized committee thereof.

Section 14.3.     Termination.

(a)          Buyer may terminate this Agreement if, prior to obtaining the Shareholder Approval, Parent or the Parent Board or any committee thereof (A) shall have effected an Adverse Recommendation Change, (B) approves, adopts, publicly endorses or recommends, or enters into or allows Parent or any of its subsidiaries to enter into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 14.2), (C) Parent or any of its subsidiaries shall have committed a willful and material breach of Section 14.2 or (D) fails to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Parent’s shareholders) within five (5) Business Days after the commencement of such tender offer or exchange offer).

(b)          Either Buyer or Parent may terminate this Agreement if the Shareholder Approval shall not have been obtained at the Shareholder Meeting or at any adjournment, recess or postponement of the Shareholder Meeting taken in accordance with this Agreement.

(c)          In the event of termination of this Agreement as provided in this Section 14.3, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, Parent, or Seller, or their respective Affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof except for the provisions which explicitly survive such termination.

Section 14.4.     Parent Termination Fee.

(a)          In the event that this Agreement is terminated (i) by Buyer pursuant to Section 14.3(a) or (ii) (A) this Agreement is terminated (I) by either Parent or Buyer pursuant to Section 14.3(b), (II) by Buyer pursuant to Section 2.3(b) or (III) by Buyer pursuant to Section 13.2(a)(ii) and (B) (I) before receipt of the Shareholder Approval an Acquisition Proposal shall have been made known to the Parent Board, the Parent or any of its subsidiaries or shall have been publicly made or disclosed or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Parent or any of its subsidiaries and (II) within twelve months of such termination, (x) Parent or any of its subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to, or shall have consummated or shall have approved or recommended to the Parent’s shareholders or otherwise not opposed, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (ii)(B)(I)) or (y) there shall have been

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consummated an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (ii)(B)(I)) (substituting in both instances “50%” for “20%” in the definition of “Acquisition Proposal”), Parent shall pay to Buyer the Reimbursement Amount and the Parent Termination Fee. Notwithstanding the foregoing, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Payment of the Reimbursement Amount and the Parent Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Buyer as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof).

(b)          Except as provided in this Agreement, no termination fee, penalty, charge or damage is payable in connection with a termination of this Agreement.

(c)          Each of the Parent, Seller and Buyer acknowledges that the agreements contained in this Section 14.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent, Seller and Buyer would not enter into this Agreement and the damages resulting from termination of this Agreement under circumstances where the amounts payable under this Section 14.4 are payable are uncertain and incapable of accurate calculation and, therefore, the amounts payable pursuant this Section 14.4 are not a penalty but rather constitute amounts akin to liquidated damages in a reasonable amount that will compensate Buyer, for its efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement. Accordingly, if Parent fails to promptly pay the amount due by it pursuant to this Section 14.4 and, in order to obtain such payment Buyer commences a proceeding that results in a judgment against the Parent for such amount due pursuant to this Section 14.4 or any portion of such amount, the Parent shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with such proceeding, together with interest on the amount of the fee at the prime rate set forth in the Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made from the date such payment was required to be made through the date of payment.

(d)          The provisions of this Section 14.4 shall survive the termination of this Agreement.

Article XV

Employees

Section 15.1.     Employees. Effective as of no later than the Closing, Seller shall, and shall direct the applicable Affiliate of Seller to, with respect to each Employee, (a) reassign or transfer such Employee’s services or (b) terminate the employment of such Employee, such that no Employee provides services at or with respect to the Property as of and following the Closing. Neither Buyer nor any Affiliate of Buyer shall have any obligation to offer employment or engagement of services to, hire, or engage the services of any Employee, whether before, as of, or following the Closing. As of and following the Closing, Seller and its Affiliates shall retain, and Seller shall fully indemnify Buyer and Buyer-Related Entities with respect to, (i) sponsorship of all of the Employee Benefit Plans and (ii) all liabilities and

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obligations relating to any Employee (and any such Employee’s employment and termination thereof), Employee Benefit Plan (including any Incentive Compensation Agreement) or employment practice at or with respect to the Property, in each case, whether arising before, as of, or following the Closing, including, for the avoidance of doubt, any severance or other termination costs with respect to any Employee whose employment is terminated pursuant to clause (b) of the first sentence of this Section 15.1. Seller’s indemnification of Buyer and Buyer-Related Entities under this Section 15.1 shall (x) be in addition to, and not in lieu or limitation of, Seller’s indemnification of Buyer and Buyer-Related Entities under Section 11.1 and (y) survive the Closing or any termination of this Agreement indefinitely.

Article XVI

MISCELLANEOUS

Section 16.1.     Exculpation.

(a)          Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any Person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. The provisions of this Section 16.1(a) shall survive the Closing or any termination of this Agreement.

(b)          Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any Person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement. The provisions of this Section 16.1(b) shall survive the Closing or any termination of this Agreement.

Section 16.2.     Brokers.

(a)          Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby other than Broker. Seller shall be responsible for the payment of any commission or fee due to Broker in connection with the subject transaction pursuant to a separate agreement. Seller agrees to indemnify, protect, defend and hold Buyer and Buyer-Related Entities harmless from and against all Losses resulting from Seller’s breach of the foregoing representation in this Section 16.2(a). The provisions of this Section 16.2(a) shall survive the Closing or any termination of this Agreement indefinitely.

(b)          Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated

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hereby other than Broker. Buyer agrees to indemnify, protect, defend and hold Seller and Seller-Related Entities harmless from and against all Losses resulting from Buyer’s breach of the foregoing representations in this Section 16.2(b). The provisions of this Section 16.2(b) shall survive the Closing or any termination of this Agreement indefinitely.

Section 16.3.     Confidentiality; Press Release; IRS Reporting Requirements.

(a)          Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which Affiliates of Buyer are parties), (ii) to their partners, advisers, underwriters, analysts, employees, Affiliates, officers, directors, consultants, lenders, accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality or (iii) to comply with any Applicable Law or Nasdaq listing requirements. The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 16.3(a) shall survive the Closing or the termination of this Agreement for a period of one (1) year.

(b)          Neither Seller nor Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party and provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer disclose the identity of Seller’s direct or indirect beneficial owners by name or the consideration paid to Seller for the Assets.

(c)          For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.

Section 16.4.     Escrow Provisions.

(a)          The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed

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to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b)          The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

Section 16.5.     Earnest Money Escrow Account; Escrowed Funds.

(a)          The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account reasonably approved by Seller and Buyer (the “Earnest Money Escrow Account”). All investments of the Earnest Money shall be subject to the approval of Buyer.

(b)          The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 16.5(b). Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Seller. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within twenty-four (24) hours thereof give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Earnest Money with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

(c)          Following the Closing, and subject to Section 3.5 and Section 10.9, the Escrow Agent shall hold the LOC Work Holdback and/or YBR Holdback (collectively, the “Escrowed Funds”) in escrow in interest-bearing bank accounts reasonably approved by Seller and Buyer (the “Post-Closing Escrow Accounts”). All investments of the Escrowed Funds shall be subject to the approval of Buyer.

(d)          The Escrow Agent shall hold the Escrowed Funds in escrow and shall hold or apply such proceeds in accordance with the terms of Section 3.5, Section 10.9 and this Section 16.5(d). Seller and Buyer understand that no interest is earned on the Escrowed Funds during the time it takes to transfer into and out of the Post-Closing Escrow Accounts. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Escrowed Funds or as to whom the Escrowed Funds are to be delivered or the amount or timing thereof, the Escrow Agent shall not

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be required to make any delivery, but in such event the Escrow Agent may hold the Escrowed Funds until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Funds, directing the disposition of the Escrowed Funds, or in the absence of such authorization, the Escrow Agent may hold the Escrowed Funds until receipt of a certified copy of a final judgment or order of a court of competent jurisdiction, providing for the disposition of the Escrowed Funds. However, the Escrow Agent shall have the right at any time to deposit the Escrowed Funds with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. The provisions of this Section 16.5(d) shall survive the Closing.

Section 16.6.     Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 16.7.     Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Notwithstanding the foregoing, Buyer may designate one or more Affiliates that is majority owned and controlled by Buyer or under common control with Buyer to which (i) the Assets will be assigned at the Closing and (ii) the Crossroads Parking Parcel will be assigned at a separate closing.

Section 16.8.     Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 16.9.     Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16.9):

(a)          To Buyer:

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: Head, U.S. Asset Management

Email: realestatenotices@blackstone.com

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and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: General Counsel

Email: realestatenotices@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:  Sasan Mehrara

  Benjamin Schaye
Email: smehrara@stblaw.com

  ben.schaye@stblaw.com

(b)          To Seller or Parent:

FRP Holdings, Inc.

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

Attn: John D. Milton, Jr.

Email: jmilton@patriottrans.com

with copies thereof to:

Nelson Mullins Riley & Scarborough LLP

50 N. Laura Street, Suite 4100

Jacksonville, Florida 32202

Attn: Daniel B. Nunn, Jr.

Email: daniel.nunn@nelsonmullins.com

(c)          To the Title Company/Escrow Agent:

Lexington National Land Services

39 West 37th Street, Fl. 12A

New York, NY 10018

Attn: Fanny Trataros

Email: FTrataros@lexnls.com

and

Old Republic National Title Insurance Company

20 S. Clark Street Suite 2900

Chicago, IL 60603

Attn: Charles J. Vachout Jr.

Email: cvachout@oldrepublictitle.com

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A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day. Buyer and Seller acknowledge that Parent shall be the representative Seller (the “Representative Seller”) for the purpose of giving notice under this Agreement, and that any notice given by Representative Seller pursuant to this Section 16.9 shall be deemed to have been given by each Seller hereunder.

Section 16.10.     Entire Agreement. This Agreement and the Voting Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Voting Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Voting Agreement fully and completely express the agreement of the parties hereto.

Section 16.11.     Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by Seller and Buyer, or with respect to a termination, except as otherwise specifically provided in this Agreement. Any waiver or consent given under this Section 16.11 shall be effective only in the specific instance, and for the purpose, for which given.

Section 16.12.     No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

Section 16.13.     Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida.

Section 16.14.     Intentionally Omitted.

Section 16.15.     Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

Section 16.16.     Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

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Section 16.17.     Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

Section 16.18.     Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter.

Section 16.19.     Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto, other than in connection with an action for specific performance by Buyer.

Section 16.20.     Time is of the Essence. Seller and Buyer agree that time is of the essence with respect to the obligations of Seller and Buyer under this Agreement.

Section 16.21.     Schedules. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

Section 16.22.     Waiver of Jury Trial. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

Section 16.23.     Joint and Several Liability. Notwithstanding anything to the contrary contained in this Agreement, the liabilities and obligations of Seller shall be joint and several in all respects.

Section 16.24.     State Specific Provisions. Seller and Buyer agree that, notwithstanding anything to the contrary contained herein, the provisions of this Section 16.24 shall apply with respect to the transactions contemplated herein to the extent an individual Property is located in the state as set forth below and any provision of this Agreement shall be deemed modified by the provisions contained in this Section 16.24 solely with respect to such Property to the extent required to effect each of the applicable state requirements herein.

(a)          Delaware.

(i)          Notwithstanding Section 2.3, the parties will cooperate and effectuate Closing and funding of the transaction to the extent required by Applicable Law.

(ii)         In addition to the items set forth in Section 6.2(b) of the Agreement, Seller shall deliver all forms required under 30 Del. C. § 1126(b), 30 Del. C. § 1606(b), or 30 Del. C. § 1909(b), as applicable, including the form commonly known as Delaware Form

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5403 (Real Estate Tax Return Declaration of Estimated Income Tax (“Withholding Form”)); and, if withholding tax is due, Seller shall deliver to the Title Company at Closing the estimated tax reported due on the Withholding Form in the correct form for payment as provided in the Withholding Form.

Section 16.25.     1031 Exchange. Subject to this Section 16.25, Seller may require Buyer, pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, pay the Purchase Price to a trust or intermediary party designated by Seller, so Seller may participate in a tax-deferred exchange of like-kind property. Such election will be made, if at all, by notice to Buyer at least ten (10) days before the Closing Date. Seller and Buyer agree to execute any reasonably necessary agreements and/or other documents to effectuate Seller’s tax-deferred exchange, provided (a) the consummation or accomplishment of any such like-kind exchange shall not be a condition to Seller’s obligations under this Agreement; (b) such exchange shall not result in any delay of the Closing; (c) Buyer’s obligations under the Agreement will not be increased; (d) such documents will not modify Buyer’s or Seller’s representations, warranties or obligations under this Agreement; (e) the Purchase Price paid by Buyer will not be different from what Buyer would have otherwise paid hereunder and Buyer shall not be required to take title to any asset other than the Assets in connection with such like-kind exchange; (f) Buyer will incur no additional cost, expense, Tax or liability as a result of its cooperation in the exchange; and (g) Seller will indemnify and hold harmless Buyer for additional expenses, including, but not limited to, Taxes, closing costs, and any cost or expense (including reasonable counsel fees) that Buyer my suffer, sustain or become subject to as a result of the Purchase Price being paid to a trust or intermediary party, rather than to Seller, and the trust’s or intermediary’s subsequent use of the Purchase Price. Notwithstanding anything to the contrary, this Section 16.25 shall survive the Closing.

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A-66

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PARENT:

FRP HOLDINGS, INC.,
a Florida corporation

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

SELLERS:

OZ LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

1502 QUARRY LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

[signatures continue onto following page]

[Signature Page to Agreement]

FRP LAKESIDE LLC #1,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP LAKESIDE LLC #2,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP LAKESIDE LLC #3,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

[signatures continue onto following page]

[Signature Page to Agreement]

FRP LAKESIDE LLC #4,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP LAKESIDE LLC #5,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

HOLLANDER 95 LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

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[Signature Page to Agreement]

FRP TRANSIT BUSINESS PARK LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP BIRD RIVER LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP MANASSAS LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

[signatures continue onto following page]

[Signature Page to Agreement]

FRP HILLSIDE LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP HILLSIDE LLC #2,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP HILLSIDE LLC #3,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

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[Signature Page to Agreement]

FRP OREGON AVENUE LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP PRESTON COURT LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP 10820 GILROY LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

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[Signature Page to Agreement]

FRP KELSO LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP PORT CAPITAL HOLDINGS LLC,
a Maryland limited liability company

By: FRP DEVELOPMENT CORP.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP AZALEA LLC,
a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC.,
a Florida corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

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[Signature Page to Agreement]

FRP DORSEY LLC,
a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC.,
a Florida corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

FRP INTERCHANGE LLC,
a Maryland limited liability company

By: FLORIDA ROCK PROPERTIES, INC.,
a Maryland corporation, its sole member

By:	/s/ John D. Baker II
Name:	John D. Baker II
Title:	Chief Executive Officer

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[Signature Page to Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BUYER:

BRE FOXTROT PARENT LLC,
a Delaware limited liability company

By:	/s/ Tyler Henritze
Name: Tyler Henritze
Title: Senior Managing Director and Vice President

[Signature Page to Agreement]

JOINDER BY ESCROW AGENT

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of March 22, 2018, and accepts the obligations of the Escrow Agent as set forth herein.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:	/s/ Gregory J. Chaparro
Name: Gregory J. Chaparro
Title: Senior Vice President

[Signature Page to Escrow Agent Joinder]

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF EARNEST MONEY

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Earnest Money on March ___, 2018. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:
Name:
Title:

[Signature Page to Escrow Agent Acknowledgement of Earnest Money]

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF ESCROWED FUNDS1

Old Republic National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Escrowed Funds on _________________ ___, 2018. The Escrow Agent hereby agrees to hold and distribute the Escrowed Funds in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:
Old Republic National Title Insurance Company

By:
Name:
Title:

1 Note: To be executed by Escrow Agent at Closing upon receipt of Escrowed Funds.

[Signature Page to Escrow Agent Acknowledgement of Escrowed Funds]

JOINDER

1.       In consideration of Buyer’s execution of that certain Agreement of Purchase and Sale (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned (“Seller Parent”), hereby agrees, if the Closing occurs, to fulfill the post-Closing payment obligations of Seller under Section 11.1 of the Agreement (the “Obligations”) in accordance with the terms of the Agreement and to the extent such Obligations are not timely fulfilled by Seller, in each case subject to the limitations set forth in the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.       Seller Parent acknowledges that Seller Parent is an affiliate of Seller and that Seller Parent will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Seller Parent’s execution of this Joinder is a material inducement and condition to Buyer’s execution of the Agreement.

3.       Notwithstanding anything to the contrary contained in this Joinder, the obligations and liabilities of Seller Parent under this Joinder are subject to all limitations applicable to Seller’s obligations and liabilities under the Agreement, including, without limitation, the terms set forth in Section 11.3 and Section 11.4 of the Agreement, and all such terms are incorporated herein by this reference as if set forth in full herein. All obligations and liabilities of Seller Parent under this Joinder (including any cause of action by reason of a breach thereof) shall survive the Closing but not beyond the expiration of the Survival Period unless a longer or shorter survival period is expressly provided for in this Agreement; provided, however, that liability for Seller’s obligations under Section 9.1, Section 15.1 and Section 16.2 shall survive indefinitely; provided, further, that no claim for indemnification and no action or proceeding with respect to such claims that are subject to the Survival Period or a longer or shorter survival period as expressly provided for in the Agreement shall be valid or enforceable, at law or in equity, unless a Claim Notice is delivered prior to the expiration of the Survival Period or the applicable longer or shorter survival period as expressly provided for in this Agreement.

4.       The following Sections of the Agreement shall apply to this Joinder as though herein set forth in full, mutatis mutandis: Section 11.3, Section 11.4, Section 16.6 through Section 16.19 (with any notice to Seller Parent to be sent to the addresses set forth for Seller in Section 16.9 of the Agreement) and Section 16.21 through Section 16.24. Additionally, Buyer’s confidentiality obligations contained in Section 16.3(a) of the Agreement shall apply to any and all information relating to Seller Parent that may be provided to Buyer.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

SELLER PARENT:

FRP HOLDINGS, INC.,
a Florida corporation

By:	/s/ John D. Baker II
Name: John D. Baker II
Title: Chief Executive Officer

[Signature Page to Seller Joinder]

Schedule A-1

Properties and Sellers

Property	Seller	State of Organization
1502 Quarry Drive, Edgewood, Maryland 21040	1502 Quarry LLC	Maryland
1504 Quarry Drive, Edgewood, Maryland 21040	FRP Lakeside LLC #2	Maryland
1506 Quarry Drive, Edgewood, Maryland 21040	FRP Lakeside LLC #2	Maryland
2201 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #5	Maryland
2202 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #4	Maryland
2203 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #5	Maryland
2204 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #4	Maryland
2206 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #1	Maryland
2208 Lakeside Boulevard, Edgewood, Maryland 21040	FRP Lakeside LLC #1	Maryland
7001 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC #2	Maryland
7010 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC	Maryland
7020 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC #3	Maryland
7021 Dorsey Road, Hanover, Maryland 21076	FRP Hillside LLC	Maryland
9104 Yellow Brick Road, Rosedale, Maryland 21237	OZ LLC	Maryland
9108 Yellow Brick Road, Rosedale, Maryland 21237	OZ LLC	Maryland
810 Oregon Avenue, Linthicum, Maryland 21090	FRP Oregon Avenue LLC	Maryland
812 Oregon Avenue, Linthicum, Maryland 21090	FRP Oregon Avenue LLC	Maryland
3031 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3041 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3051 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3101 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3121 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
3131 Washington Boulevard, Baltimore, Maryland 21230	FRP Transit Business Park LLC	Maryland
1901 62nd Street, Baltimore, Maryland 21237	FRP Hollander 95 LLC	Maryland
1921 62nd Street, Baltimore, Maryland 21237	FRP Hollander 95 LLC	Maryland
8230 Preston Court, Jessup, Maryland 20794	FRP Preston Court LLC	Maryland
8240 Preston Court, Jessup, Maryland 20794	FRP Preston Court LLC	Maryland
10820 Gilroy Road, Hunt Valley, Maryland 21031	FRP 10820 Gilroy LLC	Maryland
8515 Kelso Drive, Essex, Maryland 21221	FRP Kelso LLC	Maryland
8525 Kelso Drive, Essex, Maryland 21221	FRP Kelso LLC	Maryland
7700 Port Capital Drive, Elkridge, Maryland 21075	FRP Port Capital Holdings LLC	Maryland
8620 Dorsey Run Road, Jessup, Maryland 20794	FRP Dorsey LLC	Maryland
11500 Crossroads Circle, Middle River, Maryland 21220	FRP Bird River LLC	Maryland
6920 Tudsbury Road, Windsor Mill, Maryland 21244	FRP Windsor LLC	Maryland
7600 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
7780 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
7760 Doane Drive, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
11800 Brewer’s Spring Road, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
11801 Brewer’s Spring Road, Manassas, Virginia 20109	FRP Manassas LLC	Maryland
100 Interchange Boulevard, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
200 Interchange Boulevard, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
Parcel C-1 Interchange Business Park, Newark, Delaware 19711	FRP Interchange, LLC	Maryland
1187 Azalea Garden Road, Norfolk, Virginia 23502	FRP Azalea LLC	Maryland

ANNEX B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 22, 2018, is entered into by and among BRE Foxtrot Parent LLC, a Delaware limited liability company (“Buyer”), and those parties listed on Schedule A hereto (each a “Shareholder” and collectively the “Shareholders”).

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.10 per share (“Common Stock”), of FRP Holdings, Inc., a Florida corporation (the “Parent”) set forth opposite such Shareholder’s name on Schedule A (all such shares set forth on Schedule A, together with any additional shares of Common Stock of the Parent that are hereafter issued to, or otherwise acquired or owned, beneficially or of record, by, the Shareholders prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Buyer, Parent and certain seller entities (collectively, the “Seller”) are entering into an Agreement of Purchase and Sale, dated as of the date hereof and as it may be amended, supplemented or waived from time to time in accordance with its terms (the “Purchase Agreement”), which provides, among other things, for Buyer to purchase from Seller, Seller’s right, title and interest in the Assets, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Buyer has required that each Shareholder, and as an inducement and in consideration therefor, each Shareholder (solely in such Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE

1.1          Agreement to Vote. Subject to the terms of this Agreement, each Shareholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at every annual or special meeting of the shareholders of the Parent held with respect to the matters specified in Section 1.1(b), however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Parent, the Shareholders shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a)          cause the Subject Shares to be counted as present thereat for purposes of determining a quorum; and

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(b)          be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, the Subject Shares:

(i)          in favor of (A) adoption of the Purchase Agreement and approval of the transactions contemplated thereby and (B) each of the actions contemplated by the Purchase Agreement in respect of which approval of the Parent’s shareholders is requested; and

(ii)          against (A) any change in the Parent Board, (B) any Acquisition Proposal or any other any proposal made in opposition to the Purchase Agreement or the transactions contemplated by the Purchase Agreement and (C) any other proposal or action that (i) could reasonably be expected to constitute a breach of any covenant, representation or warranty or any other obligation or agreement of the Parent under the Purchase Agreement or of the Shareholders under this Agreement, (ii) is intended or could reasonably be expected to prevent, frustrate, impede, interfere with, materially delay or adversely affect the transactions contemplated by the Purchase Agreement or (iii) could reasonably be expected to dilute in any material respect the benefits to Buyer of the transactions contemplated by the Purchase Agreement.

(c)          Each Shareholder agrees that the obligations specified in this Section 1.1 shall not be affected by any Adverse Recommendation Change except to the extent the Purchase Agreement is terminated as a result thereof.

(d)          During the time this Agreement is in effect, each Shareholder shall retain at all times the right to vote the Subject Shares in the Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Parent’s shareholders generally.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Shareholder represents and warrants to Buyer that:

2.1          Organization; Authority; Execution and Delivery; Enforceability. If such Shareholder is not a natural person, (i) such Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement and the compliance by such Shareholder with the terms of this Agreement have been duly authorized by all necessary action on the part of such Shareholder and its governing body, members, stockholders and trustees, as applicable, and (iii) no other proceedings on the part of such Shareholder (or such Shareholder’s governing body, members, stockholders or trustees, as applicable) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement. Such Shareholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of such Shareholder that is not a natural person has full power, authority and capacity to execute and deliver this Agreement on behalf of such Shareholder and to thereby bind such

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Shareholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. If such Shareholder is married and the Subject Shares of such Shareholder constitute community property or if spousal or other approval is required for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

2.2          Non-Contravention; Consents. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by such Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests (collectively, “Liens”) in or upon any of the properties or assets of such Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) if such Shareholder is not a natural person, any provision of any certificate of incorporation, bylaws, or trust or other organizational document of such Shareholder, (ii) any contract to or by which such Shareholder is a party or bound or to or by which any of the properties or assets of such Shareholder (including such Shareholder’s Subject Shares) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law, in each case, applicable to such Shareholder or to such Shareholder’s properties or assets (including such Shareholder’s Subject Shares) other than, in the case of clauses (ii) and (iii) of this paragraph, conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Shareholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated by this Agreement or the compliance by such Shareholder with the terms of this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

2.3          Ownership of Subject Shares; Total Shares. (i) Such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its Subject Shares set forth on Schedule A and has good, valid and marketable title to such Subject Shares free and clear of any Liens in respect of such Subject Shares, except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act (collectively, “Permitted Liens”) and (ii) the Subject Shares owned by such Shareholder are all of the equity securities of the Parent owned, either of record or beneficially, by such Shareholder as of the date hereof.

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2.4          Voting Power. Other than as provided in this Agreement or as would not reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect, the Shareholder has full voting power with respect to its Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement. The Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to its Subject Shares. Except as would not reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect, none of its Subject Shares are directly bound by any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

2.5          Reliance. The Shareholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Shareholders’ execution, delivery and performance of this Agreement.

2.6          Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of the Shareholder, threatened in writing against such Shareholder or any of such Shareholder’s properties or assets (including the Subject Shares), nor, to the knowledge of such Shareholder, is there any investigation of a Governmental Authority pending or threatened in writing with respect to the Shareholder, and the Shareholder is not subject to any outstanding order, writ, injunction or decree, that, in each case, would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect.

2.7          Brokers. No broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which the Parent, Seller or Buyer will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Shareholder, on behalf of the Shareholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Shareholders that:

3.1          Organization; Power and Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and consummation by Buyer of the transactions contemplated hereby are within Buyer’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Buyer.

3.2          Authorization; Binding Agreement. Buyer has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Buyer has duly and validly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Shareholders, this Agreement constitutes its legal,

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valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3          Non-Contravention. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby will not, (i) except as may be required by applicable U.S. Federal securities laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under any agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Buyer or (ii) violate any provision of Buyer’s organizational documents, in case of each of clauses (i) and (ii), except as would not reasonably be expected to prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement or otherwise adversely impact Buyer’s ability to perform its obligations hereunder in any material respect.

3.4          Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the knowledge of Buyer, threatened in writing against Buyer, any of its subsidiaries or any of Buyer’s or its subsidiaries’ properties or assets that would reasonably be expected to prevent or materially delay the consummation by Buyer of the transactions contemplated by this Agreement or otherwise adversely impact Buyer’s ability to perform its obligations hereunder in any material respect.

ARTICLE IV
ADDITIONAL COVENANTS OF THE SHAREHOLDERS

Each Shareholder hereby covenants and agrees that until the termination of this Agreement:

4.1          No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or pursuant to the Purchase Agreement, from and after the date hereof and until this Agreement is terminated in accordance with Section 5.2, each Shareholder shall not, directly or indirectly, (i) grant or create any Lien, other than Permitted Liens, on any or all of the Subject Shares, (ii) transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right, title or interest therein (including any right or power to vote to which the Shareholder may be entitled) (or consent to any of the foregoing), (iii) enter into (or caused to be entered into) any Contract with respect to any Transfer of the Subject Shares, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (v) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or similar arrangement, commitment or understanding with respect to any of the Subject Shares or (vi) take or permit any other action that would reasonably be expected to prevent or materially restrict, disable or delay the consummation by the Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact the Shareholder’s ability to perform its obligations hereunder in any material respect.

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Notwithstanding the foregoing, (x) direct or indirect Transfers of equity or other interests in the Shareholder by its equityholders is not prohibited by this Section 4.1 and (y) the Shareholder may make Transfers of Subject Shares as Buyer may, in its sole discretion, agree in writing. Any Transfer in violation of this Section 4.1 shall be null and void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until is terminated in accordance with Section 5.2.

4.2          No Exercise of Appraisal Rights; Actions. To the extent a Shareholder is found to have a right to demand appraisal of any of its Subject Shares or a right to dissent from the transactions contemplated by the Purchase Agreement (collectively, “Appraisal Rights”), such Shareholder (i) waives and agrees not to exercise any such Appraisal Rights (including, without limitation, under Section 607.1302 of the Florida Business Corporation Act); (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the transactions contemplated by the Purchase Agreement; and (iii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Buyer or any of its successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Purchase Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, nothing in this Section 4.2 shall constitute, or be deemed to constitute, a waiver or release by the Shareholder of any claim or cause of action against Buyer to the extent arising out of a breach of this Agreement by Buyer.

4.3          Documentation and Information. Except as required by applicable law, each Shareholder shall not make any public announcement regarding this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole discretion). Each Shareholder consents to and hereby authorizes Buyer and Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Buyer or Parent reasonably determines to be necessary in connection with the Purchase Agreement and any transactions contemplated by the Purchase Agreement, the Shareholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Shareholder’s commitments and obligations under this Agreement, and the Shareholder acknowledges that Buyer and Parent may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority. Each Shareholder agrees to promptly give Buyer and Parent any information that is in its possession that Buyer and Parent may reasonably request for the preparation of any such disclosure documents, and each Shareholder agrees to promptly notify Buyer and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that the Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

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4.4          No Solicitation. Subject to Section 5.18, each Shareholder shall not, and shall cause its directors and officers in their capacities as such not to, and shall direct its other Representatives not to directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Buyer or its Representatives any non-public information or data in furtherance of, any Acquisition Proposal or Inquiry, (iii) approve, recommend, declare advisable or enter into an Alternative Acquisition Agreement, (iv) agree to or propose publicly to do any of the foregoing. Each Shareholder shall, and shall cause each of its subsidiaries to, and shall direct the Representatives of such Shareholder and its subsidiaries to (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Buyer or any of its Representatives) conducted heretofore with respect to any Acquisition Proposal and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party. Nothing in this Section 4.4 shall prohibit each Shareholder or its Representatives from informing any Person of the existence of the provisions contained in this Section 4.4.

4.5          Adjustments. In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Parent that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.6          Further Assurances.

(a)          Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)          Each Shareholder agrees, while this Agreement is in effect, to notify Buyer promptly in writing of the number and description of any Subject Shares acquired by the Shareholder after the date hereof which are not set forth on Schedule A hereto.

ARTICLE V
MISCELLANEOUS

5.1          Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.1):

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(a)          if to Buyer, to

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: Head, U.S. Asset Management

Email: realestatenotices@blackstone.com

and

c/o Blackstone Real Estate Advisors L.P.

345 Park Avenue

New York, New York 10154

Attn: General Counsel

Email: realestatenotices@blackstone.com

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

Attn:	Sasan Mehrara
Benjamin Schaye
Email:	smehrara@stblaw.com
ben.schaye@stblaw.com

(b)          if to the Shareholders, to

John D. Baker II

200 W. Forsyth Street, 7th Floor

Jacksonville, Florida 32202

with copies thereof to:

Nelson Mullins Riley & Scarborough LLP

Attn: Daniel B. Nunn, Jr.

50 N. Laura Street, 41st Floor

Jacksonville, Florida 32202

Ropes & Gray

Attn: Geoffrey M. Mason

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of

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email, upon the sender’s receipt of confirmation (which may be in the form of an automated electronic response) of delivery or upon the first attempted delivery on a Business Day.

5.2          Termination. This Agreement shall terminate automatically and be of no further force or effect, without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Purchase Agreement in accordance with its terms, (ii) the Closing, and (iii) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that solely in the event of a termination of this Agreement pursuant to clause (i) above, (x) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof and (y) the provisions of this Article V shall survive any termination of this Agreement.

5.3          Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the parties hereto be waived, except by written agreement executed by the parties hereto.

5.4          No Waiver. No waiver by a party of any failure or refusal by another party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

5.5          Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by the Purchase Agreement are consummated.

5.6          Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

5.7          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1.

5.8          Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida.

5.9          Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

5.10        Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In

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making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

5.11        Entire Agreement. This Agreement and the Purchase Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Purchase Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Voting Agreement fully and completely express the agreement of the parties hereto.

5.12        Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law

5.13        Specific Performance. The parties agree that irreparable damage may occur to the Buyer if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which the Buyer is entitled at law or in equity. In any proceeding for specific performance, the Shareholders will waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 5.13.

5.14        Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

5.15        Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

5.16        Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

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5.17        Capacity as Shareholder. Notwithstanding anything herein to the contrary, (i) each Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of the Parent, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Shareholder or any affiliate, employee or designee of the Shareholder or any of its affiliates in its capacity, if applicable, as an officer or director of the Parent or any other Person, and (ii) nothing herein shall in any way restrict a director or officer of the Parent in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Parent, or in the exercise of his or her fiduciary duties as a director or officer of the Parent, or prevent or be construed to create any obligation on the part of any director or officer of the Parent from taking any action in his or her capacity as such director or officer.

5.18        No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholders, and Buyer shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Parent or exercise any power or authority to direct the Shareholders in the voting of any of the Subject Shares, except as otherwise provided herein.

[Signature Page Follows]

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The parties are executing this Agreement on the date set forth in the introductory clause.

BUYER:

BRE FOXTROT PARENT LLC

By:	/s/ David Levine
Name: David Levine
Title: Managing Director and Vice President

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

/s/ John D. Baker II
JOHN D. BAKER II, in his individual capacity

JOHN D. BAKER II LIVING TRUST

By:	/s/ John D. Baker II
JOHN D. BAKER II, as trustee

TRUST FOR JOHN D. BAKER II

By:	/s/ John D. Baker II
JOHN D. BAKER II, as trustee

TRUST FBO JOHN D. BAKER II U/A CYNTHIA L. BAKER TRUST DATED 4/30/1965

By:	/s/ John D. Baker II
JOHN D. BAKER II, as trustee

By:	/s/ Edward L. Baker II
EDWARD L. BAKER II, as trustee

ANNE D. BAKER REVOCABLE LIVING TRUST

By:	/s/ Anne D. Baker
ANNE D. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

/s/ Edward L. Baker II
EDWARD L. BAKER II, in his individual capacity

EDWARD L’ENGLE BAKER II REVOCABLE LIVING TRUST

By:	/s/ Edward L. Baker II
EDWARD L. BAKER II, as trustee

JOHN D. BAKER III REVOCABLE LIVING TRUST

By:	/s/ John D. Baker III
JOHN D. BAKER III, as trustee

SUSAN A. BAKER REVOCABLE LIVING TRUST

By:	/s/ Susan A. Baker
SUSAN A. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

/s/ Edward L. Baker
EDWARD L. BAKER, in his individual capacity

EDWARD L. BAKER LIVING TRUST

By:	/s/ Edward L. Baker
EDWARD L. BAKER, as trustee

By:	/s/ John D. Baker II
JOHN D. BAKER II, as trustee

TRUST FBO JOHN D. BAKER II U/A CYNTHIA L. BAKER TRUST DATED 4/30/1965

By:	/s/ Edward L. Baker
EDWARD L. BAKER, as trustee

By:	/s/ Thompson S. Baker II
THOMPSON S. BAKER II, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS:

THOMPSON S. BAKER II REVOCABLE LIVING TRUST

By:	/s/ Thompson S. Baker II
THOMPSON S. BAKER II, as trustee

MARTHA F. BAKER REVOCABLE LIVING TRUST

By:	/s/ Martha F. Baker
MARTHA F. BAKER, as trustee

JULIA ELIZABETH BAKER TRUST

By:	/s/ Thompson S. Baker II
THOMPSON S. BAKER II, as trustee

By:	/s/ Martha F. Baker
MARTHA F. BAKER, as trustee

MARY CAMERON BAKER TRUST

By:	/s/ Thompson S. Baker II
THOMPSON S. BAKER II, as trustee

By:	/s/ Martha F. Baker
MARTHA F. BAKER, as trustee

SAMUEL MCDONALD BAKER TRUST

By:	/s/ Thompson S. Baker II
THOMPSON S. BAKER II, as trustee

By:	/s/ Martha F. Baker
MARTHA F. BAKER, as trustee

SIGNATURES CONTINUE ON THE NEXT PAGE

[Signature Page to Voting and Support Agreement]

Schedule A

Name of Shareholder	Subject Shares[1]
Edward L. Baker	4,121
Edward L. Baker Living Trust[2]	69,220
Edward L. Baker & Thompson S. Baker II Trust FBO Edward L. Baker U/A Cynthia L. Baker Trust dated 4/30/1965[3]	423,474
John D. Baker II	22,025
John D. Baker II Living Trust[4]	236,449
John D. Baker II and Edward L. Baker II Trust FBO John D. Baker II U/A Cynthia L. Baker Trust dated 4/30/1965[5]	1,113,474
Anne D. Baker Revocable Living Trust[6]	3,789
Edward L. Baker II	97,299
Susan A. Baker Revocable Living Trust[7]	97,297
John D. Baker III	97,300
Thompson S. Baker II	39
Thompson S. Baker II Revocable Living Trust[8]	155,600
Martha F. Baker Revocable Living Trust[9]	2,199
Julia Elizabeth Baker Trust[10]	2,199
Mary Cameron Baker Trust[11]	2,199
Samuel McDonald Baker Trust[12]	2,199
Trust FBO Sarah B. Porter U/A Cynthia L. Baker Trust dated 4/30/1965[13]	913,911
TOTAL	3,242,794

1 With respect to the individuals listed on Schedule A, beneficial ownership excludes those shares of Common Stock that are otherwise accounted for on this Schedule A by virtue of being held by a trust or another individual listed herein.

2 Edward L. Baker is the sole trustee and beneficiary and has sole voting power.

3 Edward L. Baker and Thompson S. Baker II serve as co-trustees and have shared voting power.

4 John D. Baker II is the sole trustee and beneficiary and has sole voting power.

5 John D. Baker II and Edward L. Baker II serve as co-trustees and have shared voting power.

6 Anne D. Baker is the sole trustee and beneficiary and has sole voting power.

7 Susan A. Baker is the sole trustee and beneficiary and has sole voting power.

8 Thompson S. Baker II is the sole trustee and beneficiary and has sole voting power.

9 Martha F. Baker is the sole trustee and beneficiary and has sole voting power.

10 Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

11 Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

12 Thompson S. Baker II and Martha F. Baker serve as co-trustees and have shared voting power.

13 Cynthia P. Ogden serves as sole trustee and has sole voting power.

ANNEX C

C-1

March 20, 2018

The Board of Directors

FRP Holdings, Inc.

200 West Forsyth Street, 7th Floor

Jacksonville, FL 32202

Dear Board of Directors:

We understand that FRP Holdings, Inc. (the “Company”), certain selling entities which are wholly owned by the Company (collectively, “Seller”), and BRE Foxtrot Parent LLC (“Buyer”), which is affiliated with The Blackstone Group L.P. (“Blackstone”), propose to enter into the Agreement (defined below) pursuant to which, among other things, Seller will sell to Buyer specified “flex” industrial real estate properties, which are identified by the street addresses listed on Schedule A-1 attached to the Agreement (the “Company Properties”), and certain related assets (such sale, the “Transaction”), for aggregate consideration of $358,900,000 in cash (the “Aggregate Consideration”), subject to certain adjustments and an escrow arrangement as provided for in the Agreement (as to which adjustments and escrow arrangement we express no opinion).

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Aggregate Consideration to be received for the Company Properties in the Transaction pursuant to the Agreement is fair to the Company from a financial point of view. At the direction of the Company, we have evaluated the foregoing as if the Aggregate Consideration will be directly received by the Company in the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft dated March 18, 2018 of the Agreement of Purchase and Sale to be entered into by the Company, Seller and Buyer (the “Agreement”);

2.	reviewed certain information relating to the Company Properties made available to us by the Company, including financial projections (and adjustments thereto) prepared by or discussed with the management of the Company relating to the Company Properties;

3.	spoken with certain members of the management of the Company and certain representatives and advisors of the Company regarding the Company Properties, the Transaction and related matters;

4.	considered the publicly available financial terms of certain real estate transactions that we deemed to be relevant in evaluating the land holdings of certain of the Company Properties; and

5.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

3455 Peachtree Road NE, Ste 2000, 20th Floor ● Atlanta, GA 30326 ● 404.495.7000 ● fax.404.495.9545 ● www.HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc.

The Board of Directors FRP Holdings, Inc. March 20, 2018	C-2

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company Properties, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in any of the Company Properties or the financial condition, results of operations, cash flows or prospects thereof since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, that the financial projections reviewed by us reflect all assets to be sold in the Transaction and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. This Opinion is based on analyses of the Company Properties in their entirety as a portfolio.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and suchother related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Company, Seller or the Company Properties that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Aggregate Consideration pursuant to the Agreement (including, without limitation, adjustments for prorations or the elimination (if any) of certain Company Properties from the Transaction) will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal of any of the Company Properties or the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, Seller (with respect to the Company Properties or otherwise) or any other party, nor were we provided with any such appraisal. We express no opinion as to the price at which any of the Company Properties may be transferable at any time. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Seller or any of the Company Properties is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, Seller or any of the Company Properties is or may be a party or is or may be subject.

The Board of Directors FRP Holdings, Inc. March 20, 2018	C-3

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the Company Properties, the securities, assets, businesses or operations of the Company, Seller or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board, the Company, Seller or any other party with respect to alternatives to the Transaction. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, one or more affiliates of Blackstone or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Blackstone or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Blackstone (collectively, with Blackstone, the “Blackstone Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to Seneca Mortgage Servicing LLC (“Seneca”), a member of the Blackstone Group, in connection with its sale of mortgage servicing rights, which transaction closed in September 2017, (ii) having acted as financial advisor to a member of the Blackstone Group in connection with the sale by Seneca of certain mortgage servicing rights in June 2016, and (iii) having acted as financial advisor to a member of the Blackstone Group, in connection with its sale of its German real estate portfolio, which occurred in 2016. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the Blackstone Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Blackstone, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the Blackstone Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation,

The Board of Directors FRP Holdings, Inc. March 20, 2018	C-4

formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the Blackstone Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction or the conclusion contained in this Opinion. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction (other than the Aggregate Consideration to the extent expressly specified herein) or otherwise, including, without limitation, the allocation of the Aggregate Consideration among the Company Properties to be sold in the Transaction or the terms or any aspect of any indemnification, escrow or other agreements or arrangements to be entered into in connection with the Transaction, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except to the Company if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders, Seller, Buyer or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, Seller, Buyer or any other participant in the Transaction, or any of their respective assets (including, without limitation, any of the Company Properties), under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise, or (ix) the tax consequences and financial or other implications and effects of the Transaction on the Company, any security holders, creditors or other constituencies of the Company, or any other party, or the use or distribution of proceeds from the Transaction. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Company and its advisors as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company Properties, the Company, Seller and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

The Board of Directors FRP Holdings, Inc. March 20, 2018	C-5

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be received for the Company Properties in the Transaction pursuant to the Agreement is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

ANNUAL MEETING OF SHAREHOLDERS OF

FRP HOLDINGS, INC.

May 14, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.frpholdings.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20530003003030300000 2	052118

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSALS 1, 2, 3, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

4. Election of the five director nominees listed below for a one-year term (the “Director Election Proposal”) (the Board recommends a vote “FOR” each nominee)

☐		NOMINEES:
	FOR ALL NOMINEES	John D. Baker II
Charles E. Commander III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	H. W. Shad III
Martin E. Stein, Jr.
William H. Walton III
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
1.

Approval of the agreement of purchase and sale (the “Sale Agreement”), dated as of March 22, 2018, by and among FRP Holdings, Inc. (“FRP”), certain of its subsidiaries (collectively, “Seller”) and BRE Foxtrot Parent LLC, a Delaware limited liability company (“Purchaser”), pursuant to which FRP and Seller agreed to sell to Purchaser its portfolio of 41 warehouse properties and three additional land parcels to Purchaser, subject to the terms and conditions of the Sale Agreement (the “Asset Sale Proposal”) (The Board recommends a vote “FOR” this proposal).

		☐	☐	☐

2.

Approval of, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of FRP’s named executive officers, in connection with the transactions contemplated by the Sale Agreement, including the agreements and understandings pursuant to which such compensation may be paid or become payable (the “Sale-Related Compensation Proposal”) (The Board recommends a vote “FOR” this proposal).

		☐	☐	☐

3.

Approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Asset Sale Proposal (the “Adjournment Proposal”) (The Board recommends a vote “FOR” this proposal).

		☐	☐	☐

5.

Ratification of the audit committee’s selection of FRP’s independent registered public accounting firm, Hancock Askew & Co., LLP (the “Auditor Proposal”) (The Board recommends a vote “FOR” this proposal).

		☐	☐	☐

6.	Approval of, on an advisory basis, the compensation of FRP’s named executive officers (the “Compensation Proposal”) (The Board recommends a vote “FOR” this proposal).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FRP HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR MAY 14, 2018.

The undersigned hereby appoints John D. Baker II the attorney, agent and proxy of the undersigned with full power of substitution to vote all the shares of common stock of FRP Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida on May 14, 2018, at 10 o’clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned’s directions or, if no directions are indicated, will be voted for approval of the Asset Sale Proposal, the Sale-Related Compensation Proposal, the Adjournment Proposal, the Director Election Proposal, the Auditor Proposal and the Compensation Proposal, and if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated April 12, 2018, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

(Continued and to be signed on the reverse side.)

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